As filed with the Securities and Exchange Commission on July 21, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

DRAGANFLY INC.

(Exact name of Registrant as specified in its charter)

Not applicable
(Translation of Registrant’s name into English (if applicable))

British Columbia	3721	N/A
(Province or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))

2108 St. George Avenue

Saskatoon, Saskatchewan, S7M 0K7, Canada

Telephone: (800) 979 9794

(Address and telephone number of Registrant’s principal executive offices)

C T Corporation System

1015 15th Street N.W., Suite 1000

Washington, D.C., 20005

Telephone: (202) 572-3133

(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

Copies to:

Denis Silva DLA Piper (Canada) LLP Suite 2800, Park Place 666 Burrard St. Vancouver, British Columbia V6C 2Z7 Canada Telephone: (604) 643-2950	Thomas M. Rose Shona C Smith Troutman Pepper Hamilton Sanders LLP 401 9th Street, N.W., Suite 1000 Washington, DC 20004 United States Telephone: (757) 687-7715	Paul Sun Draganfly Inc. 2108 St. George Avenue Saskatoon, Saskatchewan, S7M 0K7 Canada Telephone: (800) 979-9794	Andrew Stewart Clark Wilson LLP 900-885 West Georgia Street Vancouver, British Columbia, V6C 3H1 Canada Telephone: (604) 891-7700

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after the effective date of this Registration Statement.

Province of Saskatchewan, Canada

(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box)

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check appropriate box below)

	1.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

	2.	☐	pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum aggregate offering price(2)	Amount of registration Fee
Common Shares
Total	US$157,109,191	US$157,109,191	$17,141

(1)	There are being registered under this Registration Statement such indeterminate number of common shares (“Common Shares”) in the capital of the Registrant in one or more series or issuances up to an aggregate total offering price of up to CDN$200,000,000 (US$157,109,191, based on the average exchange rate of the Bank of Canada on July 20, 2021 of U.S.$1.00 = CDN$1.273). If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement. The proposed maximum offering price per Common Share will be determined, from time to time, by the Registrant in connection with the sale of the Common Shares under this Registration Statement. Prices, when determined, may be in U.S. dollars or the equivalent thereof in Canadian dollars.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the United States Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the U.S. Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This prospectus supplement, together with the short form base shelf prospectus dated July 14, 2021, to which it relates, as amended or supplemented, and each document incorporated or deemed to be incorporated by reference in this prospectus supplement and in the short form base shelf prospectus dated July 14, 2021 to which it relates, constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. See ”Underwriting.”

Information has been incorporated by reference in this prospectus supplement and in the short form base shelf prospectus dated July 14, 2021 to which it relates, from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Draganfly Inc. at 2108 St. George Avenue, Saskatoon, Saskatchewan, S7M 0K7, telephone 1-800-979-9794, and are also available electronically at www.sedar.com.

The information contained in this preliminary prospectus supplement is not complete and may be changed. A registration statement related to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	SUBJECT TO COMPLETION	DATED JULY 21, 2021

(To the Short Form Base Shelf Prospectus Dated July 14, 2021)

US$
     Common Shares

Draganfly Inc.

This firm commitment offering (the “Offering”) is the initial public offering of common shares (the “Common Shares”) of Draganfly Inc. (the “Company”, “Draganfly”, “we”, “us” or “our”) in the United States. This prospectus supplement (this “Prospectus Supplement”), together with the accompanying short form base shelf prospectus dated July 14, 2021 (the “Shelf Prospectus”), qualifies the distribution of ♦ Common Shares (the “Offered Shares”) at a public offering price of US$ ♦per Offered Share (the “Offering Price”).

Currently, the issued and outstanding Common Shares are listed and posted for trading on the Canadian Securities Exchange (the “CSE”) under the symbol “DFLY”, on the Frankfurt Stock Exchange (the “FSE”) under the trading Symbol “3UB” and on the OTCQB Venture Market of the OTC Markets (the “OTCQB”) under the symbol “DFLYF”. We have applied to list our Common Shares (including the Offered Shares being distributed hereunder) on the Nasdaq Capital Market (the “NASDAQ”) under the symbol “DPRO”. Listing on the NASDAQ is subject to the fulfillment of all of the listing requirements of the NASDAQ. In order to meet NASDAQ’s minimum stock price requirement, we must effect a consolidation (or reverse split) of our Common Shares (the “Consolidation”) on a one-for-five basis. Unless otherwise noted and other than in our financial statements in this registration statement and the notes thereto, the share and per share information in this Prospectus Supplement reflects a proposed Consolidation of the outstanding Common Shares at an assumed one (1)-for-five (5) basis, which is anticipated to occur prior to or concurrent with the pricing of the Offering.

On July 20, 2021, the last trading day prior to the date of this Prospectus Supplement, the closing price of the Common Shares on the CSE was C$1.42, or US$1.12 (based on the daily exchange rate for the U.S. dollar in terms of Canadian dollars, as quoted by the Bank of Canada, of $1.00 = C$1.2730). In connection with the listing of the Common Shares on the NASDAQ, we have applied to change our symbol on the CSE to “DPRO” to align with our symbol on the NASDAQ. The change of our symbol on the CSE is subject to our fulfillment of all of the relevant listing requirements of the CSE.

We are an “emerging growth company” as defined in the U.S. Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and as such, we have elected to comply with certain reduced U.S. public company reporting requirements.

An investment in the Offered Shares is highly speculative and involves significant risks that should be considered before purchasing any Offered Shares. Prospective investors should carefully review and consider the “Risk Factors” section beginning on page S-11 of this Prospectus Supplement and the ”Cautionary Note Regarding Forward-Looking Statements” section beginning on page S-25 of this Prospectus Supplement, as well as the similarly titled sections included in the Shelf Prospectus and in the documents incorporated by reference herein and therein.

	Per Share	Total
Public offering price(1)	US$♦	US$♦
Underwriting discounts and commissions(2)(3)	US$♦	US$♦
Proceeds to Draganfly before expenses	US$♦	US$♦

(1)	The Offering Price was determined by arm’s length negotiations between us and the Underwriter (as defined below).
(2)	Pursuant to the Underwriting Agreement (as defined below) by and between us and the Underwriter (as defined below), we have agreed to pay underwriting discounts and commissions in cash to the Underwriter equal to 7% of the aggregate gross proceeds of the Offering. In addition, the Underwriter will receive such number of compensation warrants (the “Underwriter’s Warrants”) as is equal to 5% of the aggregate number of Offered Shares sold in in this Offering (including an over-allotment option to purchase additional Common Shares representing up to 15% of the Offered Shares sold in the Offering (the “Over-Allotment Option”). The Underwriter’s Warrants will be exercisable at price equal to 125% of the Offering Price per Offered Share sold in this Offering. The Underwriter’s Warrants are exercisable at any time and from time to time, in whole or in part, during the two and one-half year period commencing six months following the effective date of the Registration Statement (as defined below) related to this Offering.
(3)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1% of the initial public offering price per Common Share payable to the Underwriter (as defined below). See “Underwriting” for a description of the compensation payable to the Underwriter.

We have granted a 45-day option to the Underwriter to purchase up to 15% additional common shares to cover over-allotments, if any.

The Offering is expected to close on or about , 2021 (the “Closing Date”), but in any event shall close no later than , 2021. The Offered Shares will be delivered through the facilities of the Depository Trust Company (“DTC”), by way of instant deposit of the Offered Shares under the book-based system of registration, to be registered to DTC or its nominee, and deposited with DTC or its nominee. No certificates evidencing the Offered Shares will be issued to purchasers of the Offered Shares. Purchasers of the Offered Shares will receive only a customer confirmation from the Underwriter or other registered dealer from or through whom a beneficial interest in the Offered Shares is purchased. See “Underwriting.”

The Underwriter expects to deliver the shares to purchasers on or about , 2021.

ThinkEquity

a division of Fordham Financial Management, Inc.

The date of this Prospectus Supplement is July 21, 2021

This Offering is being made by a Canadian issuer using disclosure documents prepared in accordance with Canadian securities laws. The Offering is being made in the United States only pursuant to the Company’s registration statement on Form F-10 (the “Registration Statement”) filed with the United States Securities and Exchange Commission (the “SEC”) of which this Prospectus Supplement and the Shelf Prospectus form a part. The Offered Shares offered hereby are not being offered for sale to the public in Canada under this Prospectus Supplement and the Shelf Prospectus.

ThinkEquity, a division of Fordham Financial Management, Inc. (the “Underwriter”), as principal, conditionally offer ♦ Offered Shares of Draganfly, subject to prior sale, if, as and when issued by us and accepted by the Underwriter in accordance with the conditions contained in the Underwriting Agreement by and among us and the Underwriter, and referred to under “Underwriting” and subject to approval of certain Canadian legal matters on our behalf by DLA Piper (Canada) LLP, certain U.S. legal matters on our behalf by Troutman Pepper Hamilton Sanders LLP, and certain Canadian and U.S. legal matters on behalf of the Underwriter by Clark Wilson LLP.

We are permitted under a multijurisdictional disclosure system (the “MJDS”) adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus Supplement and the Shelf Prospectus in accordance with Canadian disclosure requirements, which are different from those of the United States. We prepare our financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS’), and such financial statements are subject to Canadian auditing and auditor independence standards. As a result, such financial statements may not be comparable to the financial statements of U.S. companies.

Certain legal matters related to this Offering are being passed upon on the Company’s behalf by DLA Piper (Canada) LLP with respect to Canadian legal matters and by Troutman Pepper Hamilton Sanders LLP with respect to U.S. legal matters. Clark Wilson LLP is representing the Underwriter with respect to Canadian and U.S. legal matters.

Prospective investors should be aware that the acquisition, holding or disposition of the Offered Shares may have tax consequences both in Canada and the United States. Such consequences for investors who are resident in, or citizens of, the United States may not be fully described in this Prospectus Supplement or the accompanying Shelf Prospectus. You should consult and rely on your own tax advisors with respect to your own particular circumstances. See “Certain U.S. Federal Income Tax Considerations” and “Certain Canadian Federal Income Tax Considerations for United States Residents.”

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are organized under the laws of British Columbia, Canada, that most of our officers and directors are resident outside the United States, that many of the experts named in this Prospectus Supplement may be resident outside the United States, and that most of our assets and the assets of said persons are located outside of the United States. See “Risk Factors — Risks Related to this Offering and Ownership of Our Common Shares — United States investors may not be able to obtain enforcement of civil liabilities against us.”

Andrew Hill Card Jr., John M. Mitnick and John Bagocius, each a director or officer of the Company, reside outside of Canada and have appointed DLA Piper (Canada) LLP, 2800 Park Place, 666 Burrard St, Vancouver, British Columbia, V6C 2Z7, Canada for service of process in Canada. You are advised that it may not be possible to enforce judgements obtained in Canada against any person that resides outside of Canada, even if such person has appointed an agent for service of process.

NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE OFFERED SHARES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE SHELF PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company’s head office is located at 2108 St. George Avenue, Saskatoon, Saskatchewan, S7M 0K7, and the registered office is located at Suite 2800, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 2Z7.

Attached to this Prospectus Supplement is the Shelf Prospectus dated July 14, 2021. The Shelf Prospectus forms an integral part of this Prospectus Supplement.

TABLE OF CONTENTS
PROSPECTUS SUPPLEMENT

aBOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this Prospectus Supplement, which describes the terms of the Offering and adds to and updates information contained in the accompanying Shelf Prospectus and the documents incorporated by reference therein. The second part is the Shelf Prospectus, which gives more general information, some of which may not apply to the Offering. This Prospectus Supplement is deemed to be incorporated by reference into the Shelf Prospectus solely for the purpose of this Offering.

Before you invest in any Offered Shares, you should carefully read this Prospectus Supplement, the accompanying Shelf Prospectus and all information incorporated by reference herein and therein. These documents contain information you should consider when making your investment decision. This Prospectus Supplement may add, update or change information contained in the accompanying Shelf Prospectus or any of the documents incorporated by reference herein or therein. To the extent that any statement in this Prospectus Supplement is inconsistent with the statements made in the accompanying Shelf Prospectus, or any documents incorporated by reference herein or therein filed prior to the date of this Prospectus Supplement, the statements made in this Prospectus Supplement will be deemed to modify or supersede those made in the accompanying Shelf Prospectus and such documents incorporated by reference herein or therein.

Neither we nor the Underwriter for the Offering have authorized anyone to provide investors with any information other than that contained or incorporated by reference in this Prospectus Supplement, the accompanying Shelf Prospectus or any free writing prospectus prepared by us or on our behalf. Neither we nor the Underwriter take any responsibility for, or provide any assurance as to the reliability of, any other information that others may provide you. The Offered Shares are not being offered in any jurisdiction where the offer or sale is not permitted.

Readers should not assume that the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Shelf Prospectus or the respective dates of the documents incorporated by reference herein or therein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

This Prospectus Supplement should not be used by anyone for any purpose other than in connection with the Offering. We do not undertake to update the information contained or incorporated by reference herein or in the Shelf Prospectus, except as required by applicable securities laws. Information contained on, or otherwise accessible through, our website is not be deemed to be a part of this Prospectus Supplement or the accompanying Shelf Prospectus and such information is not incorporated by reference herein or therein.

The Company prepares and reports its consolidated financial statements in accordance with IFRS. However, this Prospectus Supplement and the documents incorporated by reference herein may make reference to certain non-IFRS measures including key performance indicators used by management. These measures are not recognized measures under IFRS and do not have a standardized meaning prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing further understanding of the Company’s results of operations from management’s perspective. Accordingly, these measures should not be considered in isolation nor as a substitute for analysis of the Company’s financial information reported under IFRS. The Company uses non-IFRS measures including “gross margins” and “working capital” which may be calculated differently by other companies. These non-IFRS measures and metrics are used to provide investors with supplemental measures of the Company’s operating performance and liquidity and thus highlight trends in the Company’s business that may not otherwise be apparent when relying solely on IFRS measures. For definitions and reconciliations of these non-IFRS measures to the relevant reported measures, please see the “Non-GAAP Measures and Additional GAAP Measures” section of the Company’s latest management’s discussion and analysis incorporated by reference herein.

On March 11, 2021, the Company’s Board of Directors approved the Consolidation on a ratio of one (1) post-consolidation Common Share for up to a maximum of every six (6) pre-consolidation Common Shares, with any one director or officer being authorized to determine the final ratio and effective date in connection with the Consolidation. The purpose of the Consolidation is to meet the NASDAQ’s minimum stock price requirement. Unless otherwise noted, the share and per share information in this Prospectus Supplement reflects, other than in our financial statements and the notes thereto, a proposed Consolidation of the outstanding Common Shares of the Company at an assumed one (1) for five (5) basis, which is anticipated to occur prior to or concurrent with the pricing of the Offering.

In this Prospectus Supplement and the Shelf Prospectus, and in the documents incorporated by reference herein and therein, unless otherwise indicated, all dollar amounts and references to “$” or “C$” are to the lawful currency of Canada and references to “US$” or “U.S. dollars” are to the lawful currency of the United States. This Prospectus Supplement and the Shelf Prospectus and the documents incorporated by reference herein and therein may contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience. See “Currency Presentation and Exchange Rate Information”.

This Prospectus Supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this Prospectus Supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

MARKET AND INDUSTRY DATA

Market and industry data presented throughout this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein or therein was obtained from third-party sources and industry reports, including from publications, websites and other publicly available information, as well as industry and other data prepared by us or on our behalf on the basis of our knowledge of the markets in which we operate, including information provided by suppliers, partners, customers and other industry participants.

We believe that the market and economic data presented throughout this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein or therein is accurate and, with respect to data prepared by us or on our behalf, that our estimates and assumptions are currently appropriate and reasonable, but there can be no assurance as to the accuracy or completeness thereof. The accuracy and completeness of the market and economic data presented throughout this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein or therein are not guaranteed and neither we nor the Underwriter makes any representation as to the accuracy of such data. Actual outcomes may vary materially from those forecast in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although we believe them to be reliable, neither we nor the Underwriter has independently verified any of the data from third-party sources referred to in this Prospectus Supplement, the accompanying Shelf Prospectus and/or the documents incorporated by reference herein or therein, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying market, economic and other assumptions relied upon by such sources. Market and economic data are subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey. In addition, certain of these publications, studies and reports were published before the global COVID-19 pandemic and therefore do not reflect any impact of the COVID-19 pandemic on any specific market or globally.

Prospectus Summary

This summary highlights selected information contained elsewhere in this Prospectus Supplement. This summary does not contain all the information that you should consider before deciding to invest in the Offered Shares. You should read the entire Prospectus Supplement, the Shelf Prospectus, including the documents incorporated by reference herein and therein, carefully, including “Risk Factors” beginning on page S-10 in this Prospectus Supplement and our financial statements and notes to those financial statements before making an investment decision.

Overview

We are a product development, services and solutions company serving the unmanned aerial vehicle (“UAV”) or drone market. We sell to various market verticals including the education, agriculture, public safety, mining, construction, inspection, and mapping and surveying markets. We provide sustainable, custom and “Off-the-shelf” hardware, services, and solutions to companies and government agencies. Our mission is to deliver products that provide vital information to our customers with the hopes of saving time, money and lives.

Our business is conducted through three wholly-owned subsidiaries: (i) Draganfly Innovations, Inc.; (ii) Draganfly Innovations USA, Inc.; and (iii) Dronelogics Systems, Inc. Draganfly Innovations, Inc. and Draganfly Innovations USA, Inc. provide engineering services and manufacturing of UAV or drones, remotely piloted aircraft systems and software to the commercial and private markets. Dronelogics is a solutions integrator for custom robotics, hardware and software that provides a wide scope of services including sales, training, rentals, maintenance, flying and data processing services.

Products and Services

We provide our customers with an entire suite of products and services that include quad-copters, fixed wing aircrafts, ground based robots, hand held controllers, flight training, and software used for tracking, live streaming, and data collection. In addition, Draganfly has launched a health/telehealth platform. The initial focus of the platform is a COVID-19 screening set of technologies that remotely detects a number of key COVID-19 respiratory symptoms. The Company is also offering sanitary spraying services to indoor and outdoor public gathering spaces such as sport stadiums and fields to provide additional protection against the spread of contagious viruses such as COVID-19.

Quadcopters and Multi-rotors.

We are one of the longest-running manufacturers of quadcopters and multirotor drones in the world. Our products include:

Draganflyer Commander – a high-endurance, electric, autonomous quadcopter drone built on Draganfly’s patented carbon fiber folding airframe with interchangeable payloads for a variety of missions requiring high resolution imagery, including surveying, 3D mapping, industrial inspection, search and rescue, and high-endurance public safety applications.

Draganflyer X4-P – semi-autonomous quadcopter with 18-minute flight time ideal for medium projects.

QuantixTM Mapper – exclusive to Draganfly through its partnership with AeroVironment, it is a fully-automated drone that is designed for mapping.

Tango2 – a high endurance, dual battery, small unmanned aircraft system (“sUAS”) capable of carrying a wide array of payload systems. The aircraft utilizes the Draganfly intelligent power management system to extend flight time while increasing safety. This sUAS is ideal for agricultural monitoring and research, mapping, surveying, environmental monitoring, and search and rescue.

Universal Control System

The Draganfly Universal Control System is a complete, handheld ground control system that is built to integrate with other software and hardware systems. The Draganfly Universal Control System is designed to provide precise control over sUAS helicopters, fixed-wing, and ground-based robots. Draganfly software provides sophisticated flight planning, automated takeoff, grid following, waypoints, landing, data collection, and video downlink.

Software

The Draganfly Surveyor drone flight planning software is an intuitive, easy to use, application that enables customers to quickly plan, fly, and process meaningful data. Based on the project, camera type, optics, and altitude, the drone software determines the appropriate camera shutter interval, aircraft speed, and flight plan to capture the optimum required photo overlap to generate 2D and 3D maps and models. The Draganfly Surveyor directly integrates with Pix4Dmapper for survey-grade results and can be used alongside other third-party photogrammetry programs.

Vital Intelligence

Draganfly installs standalone, mobile and airborne health assessment systems at locations such as universities, hotels, casinos, family entertainment complexes, shopping centers, and other high-traffic locations. These systems effectively measure social distancing and visitors’ vital signs like temperature, cough, and respiratory rate to identify high-risk visitors. Vital Intelligence is a data platform that turns an existing camera into a touchless symptom detection system, measuring vital signs and social distancing. Draganfly integrates this technology into a variety of platforms and camera systems including smartphones and laptops – both on the ground and in the air – to assess people coming into and traveling throughout a facility.

Draganfly Services

Custom Engineering. We are a contract engineering partner for government agencies, enterprise organizations, academic institutions, and businesses of all sizes. The Draganfly team’s truest capabilities are actualized during the engineering process as hardware designers, software designers, engineers, project managers, and vertical-specific experts come together to build custom drone solutions for its partners. Draganfly’s end-to-end engineering services include:

•	Hardware design: Component, product, and system design.

•	Software design: Custom software and interface design.

•	Development: Including integration with third party platforms, PixX4D, Pixhawk, Ardupilot, DJI

•	Modeling: 3D design and modeling of mechanical components.

•	ITAR equipment management: Approved handling, integration of ITAR, and Controlled Goods technologies.

•	Support: Testing, training, documentation, and repairs.

Training

Draganfly offers custom-designed training packages that are tailored to specific operations and use cases. The Company also offers basic training for new UAV owners, up to advanced classes for users who understand the fundamentals and are looking for new ways to increase flight efficiency or comply with federal regulations.

Flight Services

Draganfly has a team of qualified pilots that conduct flights on behalf of its customers. The team specializes in working with emergency services including police, fire, and search and rescue personnel. Draganfly also supports industrial applications, utility and power companies, environmental and agricultural entities and others.

Varigard Spraying Services

Draganfly operates in partnership with Varigard LLC, a leader in natural and organic disinfectants, to administer a sanitization spraying service in large public venues by misting a surface spray across the entire venue in four to six hours.

Market Opportunity

Drones have rapidly evolved from their military origin to commercial and civil government applications from security to farming. The increased automation of drones provides additional value to existing workflows, triggering more widespread adoption. A global shift to sustainable and eco-friendly options has further increased demand for drone usage. Lastly, regulatory amendments are anticipated to have an ongoing impact on the drone industry. According to Drone Industry Insights, the commercial and private drone market could grow from $22.5 billion in 2020 to $42.8 billion in 2025, representing compound annual growth rate (“CAGR”) of 13.8%.

Drone application methods are being used by a variety of industries today. The most active segments are mapping, surveying, inspection, filming/photography, dispensing/spraying, warehousing, monitoring/detection, and delivery. These applications are being used today by the civil government, educational facilities, agricultural, construction, health care, real estate, energy, transportation, insurance, security, and scientific industries for public safety, data collection and profit. According to Drone Industry Insights, the fastest growing drone application method will be delivery and is forecasted at 28.6% CAGR over the next five years.1 It is widely believed over 100,000 new jobs will be created in the drone market by 2025. However, regulatory hurdles and intense industry scrutiny need to be addressed.

Our existing products are configured to meet the needs of multiple industries. We continue to add new customers in different market verticals. We are actively designing and developing new products and services to meet increased customer demands.

Growth Strategy

Draganfly markets its products and services as a drone solution platform that enables customer to do things not easily done before and to collect data not easily available before. Draganfly provides solutions to our customers utilizing drones and adjunct technologies. Sensors, software, artificial intelligence (“AI”) and more all make up this ability to provide solutions that only a company with end-to-end capabilities can provide. Draganfly grows by dealing with the decision makers in organizations who generally have budget control and/or P&L responsibility. Draganfly will continue to develop specific solutions and intellectual property (“IP”) for industry verticals by working directly with customers. Draganfly will also peruse an acquisition strategy focused on adding additional capabilities to its platform that strengthen its value proposition of being able to provide new and total solutions that other drone companies cannot. Draganfly is focused on growth through developing new products, expanding its customer base, and pursuing accretive acquisition opportunities, both within and outside North America, in new markets that complement its existing portfolio.

Sales and Marketing

Draganfly plans to expand it sales and market capabilities in three key areas. First, Draganfly intends to implement a sales force that has the ability to build relationships and sell specifically designed solutions into industry verticals. This sales force will be specialized into segments that sell either direct or into a channel dependant on the specific product or service solution being provided. Draganfly plans to expand business development personnel that can work with specific industries to envision and develop new product lines and services not yet contemplated by our customers. Second, Draganfly plans to drive greater market awareness of the Draganfly Brand via public relations as well as an expanded marketing pushing via specific sponsorships of events that complement and highlight the Draganfly technology. i.e. sporting events where Draganfly’s Vital Intelligence Technology is used to provide health screening for spectators and/or staff; or, where Draganfly’s Varigard 20hr + spraying solution via drones is used to disinfect and coat the stadium from pathogens. Third, Draganfly plans targeted marketing and advertising via tradeshows/conferences which are virtual or physical (“post COVID”) as well as target digital advertising campaigns used to generate inbound inquires for specific products, services or solution opportunities. Upon completion of this Offering, as part of implementing its growth strategy, Draganfly plans to increase its sales and marketing teams, to attend trade shows and conferences to raise brand awareness and forge business relationships, and to sponsor specific events that complement its technology.

Customers

Key customers are customers looking to gain strategic advantage in particular markets via the use of drones and drone technology. These are often large organizations with a specific problem that they are currently solving in an expensive manner which usually means the use of teams of people or expensive personnel. By designing solutions and providing everything from design to manufacturing to sensor development and even giving recognition on patents of IP development (not with commercial interest) to providing the services and housing the data, we develop customer relationships that are very “sticky”. It is estimated that a variety of fortune 5000 companies will be utilizing drone or drone related technologies over the next 10 years and beyond with the next 3 years being crucial in establishing market share of which Draganfly is ideally positioned to execute on.

Impact of COVID-19 Pandemic

The COVID-19 pandemic has unexpectedly benefited the drone industry by expanding acceptance of drones as a practical, valuable means of providing essential and socially useful services to help prevent the outbreak and escalation of pandemics, in areas such as delivery services, infrastructure support, and medical services. More specifically, Draganfly has developed Vital Intelligence technology, a data platform that transforms an existing camera, on a drone or otherwise, into a touchless symptom detection system that measures vital signs and social distance. This technology is now serving many different uses, and is being tested and considered for application in disaster recovery, vaccine delivery, military uses, and first responder situations, where a drone’s detection of vital signs or of infections conditions and pathogens could be critically beneficial.

1 See Global Drone Market Report 2020-2025

When the global COVID-19 pandemic broke out in early 2020, we responded quickly to ensure the health of our employees and to support our customers. We mobilized resources and established protocols that allowed us to adapt to the shifting environment, including:

•	putting in place measures to safeguard our employees by enabling work-from-home policies, systems, and tools, which we believe we were able to adapt to and implement quickly;

•	focusing on the operational integrity of our business, by identifying operational efficiencies and actively managing short and long-term expenses; and

•	increasing our revenue from manufacturing and accelerating the development of new product features that we believed customers would find especially useful in the shifting environment.

We continue to actively manage our preparedness plans and response activities to align with recommendations of the health and government authorities in the locations in which we operate. The COVID-19 pandemic is an unprecedented global challenge and it has placed every company and business in uncharted territory. While we are not immune to these challenging times, we believe that we can continue to provide products to our existing customers and expand our customer base given the benefits that drone technology offers in the context of COVID-19.

Draganfly’s business, financial condition, results of operations, cash flows, access to capital, cost of borrowing, and/or access to liquidity may, in particular, and without limitation, be adversely impacted as a result of the ongoing pandemic as a result of:

•	the shut-down of facilities or the delay or suspension of customer contracts due to workforce disruption or labour shortages caused by workers becoming infected with COVID-19, or government or health authority mandated restrictions on travel by workers or closure of facilities or worksites;

•	suppliers and third-party vendors experiencing similar workforce disruption or being ordered to cease operations;

•	reduced cash flows resulting in less funds from operations being available to fund research and development initiatives;

•	counterparties being unable to fulfill their contractual obligations on a timely basis or at all;

•	the inability to deliver products to customers or otherwise get products to market caused by border restrictions; and

•	the ability to obtain additional capital including, but not limited to, debt and equity financing being adversely impacted as a result of unpredictable financial markets and/or a change in market fundamentals.

Looking ahead, the full impact of the COVID-19 pandemic on our customers (potentially including cash conservation measures) and consequently on our business, are unknown and highly unpredictable and will depend on future developments in Canada, United States and globally, including the development and widespread availability of efficient and accurate testing options, and effective treatment options or vaccines. Our past results may not be indicative of our future performance and historical trends in our financial performance may differ materially from future performance. Notwithstanding the continually evolving impacts of the COVID-19 pandemic, particularly the medium and long-term economic effects, we believe that our business is well positioned given the rare opportunity that our industry has to be at the forefront of response through these unprecedented times.

Recent Developments

On December 2, 2020, the Company completed an initial closing of its Regulation A+ offering of units of the Company (the “Regulation A+ Offering”). The Company issued 2,556,496 units at price of US$0.47 per unit for gross proceeds in the amount of US$1,201,553 in the first closing.  Each unit is comprised of one Common Share and one Common Share purchase warrant, with each warrant entitling the holder to acquire one Common Share at a price of US$0.71 per Common Share for a period of two years from the date of issuance.

On January 6, 2021, the Company announced the awarding of a new patent for a vertical take-off and landing cargo delivery drone with variable center of gravity.

On January 21, 2021, the Company announced that it had been selected to provide engineering and development services for a drone-based air support defense system for Integrated Launcher Solutions Inc. (“ILS”). The Company entered into a memorandum of understanding with ILS with the objective to create the terms and conditions surrounding a project management and development agreement for the production of ILS’s multi-launching air support defence system.

On March 2, 2021, the Company announced that it will be the exclusive supplier of drones to Woz ED’s drone program across its national K-12 curriculum with the expected deployment of approximately 3000 drones in 2021. The Company entered into a memorandum of understanding with Woz ED with the objective to create the terms and conditions surrounding a business agreement. The memorandum of understanding automatically terminates after 60 days; however, the Company anticipates entering into a definitive agreement with Woz ED during the third quarter of 2021.

On March 9, 2021, the Company announced that it had completed the final closing of the Regulation A+ Offering. The Company issued 32,443,457 units at price of US$0.47 per unit for gross proceeds in the amount of approximately US$15.3 million in the final closing for total aggregate gross proceeds of US$16.45 million.

On March 9, 2021, the Company also announced that it has entered into an asset purchase agreement with Vital Intelligence Inc. (“Vital”) to purchase all the assets of Vital in consideration for: (a) a cash payment of $500,000 with $50,000 paid upon execution of the asset purchase agreement, $200,000 to be paid at closing and $250,000 to be paid on the six-month anniversary date of closing; and (b) 6,000,000 units of the Company with each unit being comprised of one common share of the Company and one common share purchase warrant. Each warrant will entitle the holder to acquire one common share for a period of 24 months following closing at an exercise price of $2.67 per common share and the Company will be able to accelerate the expiry date of the warrants after one year in the event the underlying common shares have a value of at least 30% greater than the exercise price of the warrants. The units will be held in escrow following closing with 1,500,000 units being released at closing and the remainder to be released upon the Company reaching certain revenue milestones received from the purchased assets. The Company completed the acquisition on March 25, 2021.

On March 23, 2021, the Company announced that it signed a services deal to deploy EagleEye™ AI flight services with Windfall Geotek Inc. Windfall Geotek Inc. contractually agreed to have Draganfly provide $1,000,000 in flight services over the course of the next year with $500,000 already directly funded and allocated.

On May 13, 2021, the Company announced that it entered into a definitive agreement with Coldchain Technology Services, LLC (“Coldchain”) to develop, deploy and operate solutions for the delivery of medical supplies, medicine, and vaccines. The definitive agreement provides for phase one of a planned five-phase roll-out for the comprehensive development, deployment, and operation of a medical drone delivery service as well as the development of a solution for the timely delivery of medical supplies, medicine, and vaccines. Phase one will also include working with various regulatory bodies, including the Federal Aviation Administration, to obtain licenses and approvals for initial non-commercial beta test delivery routes. Phase one has a value of US$125,000, to be executed over a maximum of ten months and the parties have agreed to negotiate an extension to the definitive agreement for phase two prior to the expiry of phase one. Under phase two, Coldchain will commit to purchasing no less than US$625,000 in equipment and services from Draganfly.

On May 19, 2021, the Company announced that it signed a contract with ILS for the development, prototyping, and eventual production of a non-lethal 40 mm multi-launching systems that can be mounted and deployed from drones, drone systems, robots, robotic systems, and other stationary platforms or similar systems. As part of the contract, Draganfly has provided ILS with strategic vendor financing of US$150,000 to assist in the development of the project and in consideration ILS has granted Draganfly a worldwide royalty equal to 8% of the gross revenue received from the project for a period of five years from earlier of the repayment date or maturity date of the loan. The loan is secured against the intellectual property related to the project.

The Offering

Common Shares offered Offering Price	Common Shares US$♦ per Offered Share
Common Shares Outstanding Immediately after the Offering	Common Shares (or ♦ Common Shares if the Underwriter exercises the Over-Allotment Option in full)
Underwriters’ Over-Allotment Option	We have granted to the Underwriter the Over-Allotment Option, exercisable for a period of 45 days after the date of this Prospectus Supplement, to purchase up to an additional ♦ Common Shares, representing fifteen percent (15%) of the Offered Shares sold in the Offering.
Use of Proceeds	We intend to use the net proceeds from the Offering, together with existing cash, for general corporate purposes, including to fund ongoing operations, to fund growth initiatives and/or for working capital requirements including the continuing development and marketing of the Company’s core products, operational excellence initiatives, potential acquisitions and research and development. See “Use of Proceeds” in this Prospectus Supplement.
Risk Factors	See “Risk Factors” beginning on page S-11 of this Prospectus Supplement and in the documents incorporated by reference in this Prospectus Supplement for a discussion of factors you should consider carefully before deciding to invest in our common shares.
Proposed NASDAQ symbol	We have applied to have our Common Shares listed on the NASDAQ under the symbol “DPRO”.
CSE symbol change Consolidation

We have applied to change our symbol on the CSE to “DPRO” to align with our proposed symbol on the NASDAQ. The change of our symbol on the CSE is subject to our fulfillment of all of the listing requirements of the CSE.

On March 11, 2021, the Company’s Board of Directors approved the Consolidation on a ratio of one (1) post-consolidation Common Share for up to a maximum of every six (6) pre-consolidation Common Shares, with any one director or officer being authorized to determine the final ratio and effective date in connection with the Consolidation. We intend to effectuate the Consolidation in a ratio of one (1) for five (5) basis prior to the closing of the Offering, and potentially prior to the pricing of the Offering. Unless otherwise stated, the share and per share information in this Prospectus Supplement reflects, other than in our financial statements and the notes thereto, a proposed Consolidation of the outstanding Common Shares of the Company at an assumed one (1)-for-five (5) basis, which is anticipated to occur prior to or concurrent with the pricing of the Offering.

The number of Common Shares to be outstanding after the Offering is ♦ and is computed on the basis of 27,045,887 Common Shares outstanding as July 20, 2021, and gives effect to our planned Consolidation at an assumed ratio of 1-to-5, but does not include, as of that date:

•	855,167 Common Shares issuable upon the exercise of outstanding 855,167 stock options as of March 31, 2021, with a weighted-average exercise price of C$3.35 per share, under our share compensation plan;

•	637,669 Common Shares issuable upon the vesting and redemption of 637,669 restricted share units as of March 31, 2021 under our share compensation plan;

•	8,702,491 Common Shares issuable on exercise of outstanding warrants as of March 31, 2021, with a weighted-average exercise price of C$4.85 per share; and

•	2,001,399 additional Common Shares reserved for future issuance under our share compensation plan.

Except as described in the AIF (as defined herein) and as outlined under “Prior Sales”, there have been no material changes in the share and loan capital of the Company, on a consolidated basis, since March 31, 2021 other than the one-for-five share Consolidation. See “Description of Capital Structure — Share Consolidation” in this Prospectus Supplement.

Unless otherwise indicated, information contained in this Prospectus Supplement assumes or reflects no exercise of the Over-Allotment Option, no exercise of outstanding stock options and no vesting and settlement of restricted share units.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION AND OTHER DATA

The following tables set forth a summary of our consolidated financial information as of December 31, 2020 and 2019 and for the fiscal years ended December 31, 2020 and 2019 and as of March 31, 2021 and for the three months ended March 31, 2021 and 2020. The summary financial information included in this section is not intended to replace the financial statements and related notes incorporated by reference into this Prospectus Supplement and the Shelf Prospectus. You should read the following summary consolidated financial information in conjunction with, and it is qualified in its entirety by reference to, our historical consolidated financial information and other information incorporated by reference in this Prospectus Supplement and the Shelf Prospectus, including our audited consolidated financial statements for the fiscal years ended 2020 and 2019, our unaudited condensed interim consolidated financial statements as of March 31, 2021 for the three months ended March 31, 2021 and our management’s discussion and analysis of the financial conditions and results of operations of the Company for the financial year ended December 31, 2020 and the interim financial period ended March 31, 2021 each incorporated by reference into this Prospectus Supplement and the Shelf Prospectus.

This summary consolidated financial information is derived from our audited consolidated financial statements as of December 31, 2020 and 2019 and for the fiscal years ended December 31, 2020 and 2019 and our unaudited condensed interim consolidated financial statements as of March 31, 2021 for the three months ended March 31, 2021, which are incorporated by reference into this Prospectus Supplement and the Shelf Prospectus and are presented in Canadian dollars. The historical results set forth below are not necessarily indicative of the results to be expected in future periods and our results for three months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2021 or any other interim periods or any future period. Our consolidated financial statements have been prepared in accordance with IFRS.

Selected Annual and Quarterly Financial Information

	Quarter Ended March 31, 2021		Quarter Ended March 31 2020		Year Ended December 31, 2020		Year Ended December 31, 2019		Year Ended December 31, 2018
Total Revenue		$1,539,736		$497,057		$4,363,511		$1,380,427		$1,387,013
Cost of sales from sales of goods		-		-		(2,460,891)		(206,783)		-
Cost of sales from services		-		-		(143,200)		(12,017)		-
Cost of Sales		(1,024,729)		(59,786)		(2,603,911)		(218,800)		(452,399)
Gross Profit		515,007		437,271		1,759,600		1,161,627		934,614
Operating Expenses	$		$		$		$		$
Amortization		13,694		882		43,518		8,386		15,534
Depreciation		35,302		14,153		109,108		41,250		22,521
Director fees		86,691		-		-		-		-
Office and miscellaneous		2,339,401		650,297		3,427,853		2,127,632		328,292
Professional fees		868,479		92,425		1,762,594		524,101		131,028
Research and development		15,048		3,969		567,999		16,883		16,158
Share-based compensation		1,049,866		519,384		2,668,464		761,559		-
Travel		28,758		7,620		25,617		30,896		17,817
Wages and salaries		402,361		366,503		1,649,329		989,083		984,179
		(4,839,600)		(1,655,233)		(10,254,482)		(4,499,790)		(1,515,529)
Other Income (Expense)	$		$		$		$		$
Change in fair value of derivative liability		(41,019,172)		-		(748,634)		-		-
Finance and other costs		(6,405)		(4,006)		(23,117)		(171,905)		(145,271)
Foreign exchange gain (loss)		145,095		50,845		(87,104)		5,803		2,971
Gain on disposal of assets		-		-		-		28,651		-
Net gains and losses on settlement of debt		-		-		(38,879)		198,976		-
Gain on forgiveness of trades payable		-				127,711		-		-
Listing expense		-				-		(7,804,859)		-
Loss on write-off loan receivable		-				-		(13,560)		-
Income from government assistance		20,706		67,493		21,090		-		-
Other income		(16,708)		(478)		1,197,465		-		8,130
Unrealized investment gain		277,143		-
Scientific research and development credit		-		-		30,537		-		113,356
Net Loss		$(44,923,934)		$(1,104,108)		$(8,015,813)		$(11,095,057)		$(601,729)
Other Comprehensive Loss
Foreign exchange translation		9,287		13,814		104		-		-
Comprehensive Loss		(44,914,647)		(1,090,294)		(8,015,709)		(11,095,057)		-
Loss per share
Basic		$(0.48)		$(0.02)		$(0.10)		$(0.23)		$(0.02)
Diluted		$(0.48)		$(0.02)		$(0.10)		$(0.23)		$(0.02)
Weighted average number of common shares outstanding - Basic		93,426,279		70,178,481		77,092,696		47,647,977		39,344,881
Weighted average number of common shares outstanding - Diluted		93,426,279		70,178,481		77,092,696		47,647,977		39,344,881

Consolidated Statement of Financial Position

	Quarter Ended March 31, 2021	Quarter Ended March 31 2020	Year Ended December 31 2020	Year Ended December 31, 2019	Year Ended December 31, 2018
Current Assets	23,693,430	2,638,186	4,361,848	2,975,263	284,173
Total assets	$45,055,832	$2,869,671	$7,100,567	$3,221,783	$504,825
Working capital	(20,834,520)	1,869,377	1,214,371	2,037,906	(4,353,261)
Current Liabilities	44,527,950	763,809	3,147,477	937,357	4,637,434
Total Liabilities	$44,674,347	$850,148	$3,252,362	$1,030,430	$4,637,434
Total Shareholder's equity (deficiency)	381,485	2,019,523	3,848,205	2,191,353	(4,132,609)
Number of shares outstanding	$134,144,435	$72,781,413	$86,093,362	$69,670,613	$21,932,454
Total Liabilities and Shareholders’ Equity	$45,055,832	$2,869,671	$7,100,567	$3,221,783	$504,825

The net loss and comprehensive loss for the three months ended March 31, 2021 include a change in fair value of derivative liability for USD warrants of C$41,019,172 and would otherwise be C$3,904,762 and C$3,895,475, respectively. The working capital deficit as at March 31, 2021 includes a derivative liability for USD warrants of C$41,019,172 and would otherwise be a working capital of C$20,184,652.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2021:

•	on an actual basis; and

•	on an as adjusted basis to reflect proposed reverse share split of the outstanding common shares of the Company at an assumed 1-to-5 ratio, and the issuance and sale by us of 4,464,285 common shares at a post split price of US$5.60 per share (based on the closing price of the Common Shares on the CSE on July 20, 2021 of C$1.42, or US$1.12 (based on the daily exchange rate for the U.S. dollar in terms of Canadian dollars, as quoted by the Bank of Canada, of $1.00 = C$1.2730)), before deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should consider this table in conjunction with "Use of Proceeds" below as well as our unaudited condensed interim consolidated financial statements as of March 31, 2021 for the three months ended March 31, 2021 and our management’s discussion and analysis of the financial conditions and results of operations of the Company for the interim financial period ended March 31, 2021 each incorporated by reference into this Prospectus Supplement and the Shelf Prospectus.

	As of March 31, 2021
	Unaudited, Actual	Unstated, Pro Forma As Adjusted(1)
Cash and cash equivalents	$21,067,923	$50,346,923
Shareholders' Equity (Deficit):
Share Capital (Common Shares, - 134,144,435 issued and outstanding pre-split shares as of March 31, 2021, and 31,293,172 issued and outstanding post-split shares and issuance of sale of 4,464,285 common shares at US$5.60 per share, as adjusted	75,459,911	104,738,911
Equity reserve	5,955,327	5,955,327
Accumulated deficit	(81,320,287)	(81,320,287)
Unrealized gain on investments available for sale	277,143	277,143
Accumulated other comprehensive loss	9,391	9,391
Total Shareholders’ Equity	$381,485	$29,660,485

Note:

(1)	After deducting the underwriting discounts and commissions of 8% but before the estimated offering expenses payable by us and assumes a US$25,000,000 offering at an exchange rate of $1.2730.

RISK FACTORS

An investment in the Offered Shares is highly speculative and involves significant risks. In addition to the other information contained in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein, you should review and carefully consider the risks described herein, in the accompanying Shelf Prospectus under the heading “Risk Factors” and in the AIF incorporated by reference under the heading “Risk Factors” before purchasing any of the Offered Shares distributed under this Prospectus Supplement. The risks described herein, in the Shelf Prospectus and the documents incorporated by reference herein and therein are not the only risk factors facing us and should not be considered exhaustive. Additional risks and uncertainties not currently known to us, or that we currently consider immaterial, may also materially and adversely affect our business, operations and condition, financial or otherwise.

Risks Related to the Company, its Business and Industry

The Company has a history of losses.

The Company has incurred net losses since its inception. The Company cannot assure that it can become profitable or avoid net losses in the future or that there will be any earnings or revenues in any future quarterly or other periods. The Company expects that its operating expenses will increase as it grows its business, including expending substantial resources for research, development and marketing. As a result, any decrease or delay in generating revenues could result in material operating losses.

A shareholder’s holding in the Company may be diluted if the Company issues additional Common Shares or other securities in the future.

The Company may issue additional Common Shares or other securities in the future, which may dilute a shareholder’s holding in the Company. The Company’s articles permit the issuance of an unlimited number of Common Shares, and shareholders have no pre-emptive rights in connection with further issuances of any securities. The directors of the Company have the discretion to determine if an issuance of Common Shares or other securities is warranted, the price at which any such securities are issued and the other terms of issue of Common Shares or securities. In addition, the Company’s may issue additional Common Shares upon the exercise of incentive stock options to acquire Common Shares under its share compensation plan, which will result in further dilution to shareholders. In addition, the issuance of Common Shares or other securities in any potential future acquisitions, if any, may also result in further dilution to shareholder interests.

The Company expects to incur substantial research and development costs and devote significant resources to identifying and commercializing new products and services, which could significantly reduce its profitability and may never result in revenue to the Company.

The Company’s future growth depends on penetrating new markets, adapting existing products to new applications, and introducing new products and services that achieve market acceptance. The Company plans to incur substantial research and development costs as part of its efforts to design, develop and commercialize new products and services and enhance its existing products. The Company believes that there are significant opportunities in a number of business areas. Because the Company accounts for research and development costs as operating expenses, these expenditures will adversely affect its earnings in the future. Further, the Company’s research and development programs may not produce successful results, and its new products and services may not achieve market acceptance, create any additional revenue or become profitable, which could materially harm the Company’s business, prospects, financial results and liquidity.

The Company’s adoption of new business models could fail to produce any financial returns.

Forecasting the Company’s revenues and profitability for new business models is inherently uncertain and volatile. The Company’s actual revenues and profits for its business models may be significantly less than the Company’s forecasts. Additionally, the new business models could fail for one or more of the Company’s products and/or services, resulting in the loss of Company’s investment in the development and infrastructure needed to support the new business models, and the opportunity cost of diverting management and financial resources away from more successful businesses.

The Company will be affected by operational risks and may not be adequately insured for certain risks.

The Company will be affected by a number of operational risks and the Company may not be adequately insured for certain risks, including: labour disputes; catastrophic accidents; fires; blockades or other acts of social activism; changes in the regulatory environment; impact of non-compliance with laws and regulations; natural phenomena, such as inclement weather conditions, floods, earthquakes and ground movements. There is no assurance that the foregoing risks and hazards will not result in damage to, or destruction of, the Company’s technologies, personal injury or death, environmental damage, adverse impacts on the Company’s operation, costs, monetary losses, potential legal liability and adverse governmental action, any of which could have an adverse impact on the Company’s future cash flows, earnings and financial condition. Also, the Company may be subject to or affected by liability or sustain loss for certain risks and hazards against which the Company cannot insure or which the Company may elect not to insure because of the cost. This lack of insurance coverage could have an adverse impact on the Company’s future cash flows, earnings, results of operations and financial condition.

The Company operates in evolving markets, which makes it difficult to evaluate the Company’s business and future prospects.

The Company’s UAVs are sold in rapidly evolving markets. The commercial UAV market is in early stages of customer adoption. Accordingly, the Company’s business and future prospects may be difficult to evaluate. The Company cannot accurately predict the extent to which demand for its products and services will increase, if at all. The challenges, risks and uncertainties frequently encountered by companies in rapidly evolving markets could impact the Company’s ability to do the following:

•	generate sufficient revenue to reach and maintain profitability;
•	acquire and maintain market share;
•	achieve or manage growth in operations;
•	develop and renew contracts;
•	attract and retain additional engineers and other highly-qualified personnel;
•	successfully develop and commercially market new products;
•	adapt to new or changing policies and spending priorities of governments and government agencies; and
•	access additional capital when required and on reasonable terms.

If the Company fails to address these and other challenges, risks and uncertainties successfully, its business, results of operations and financial condition would be materially harmed.

The Company operates in a competitive market.

The Company faces competition and new competitors will continue to emerge throughout the world. Services offered by the Company’s competitors may take a larger share of consumer spending than anticipated, which could cause revenue generated from the Company’s products and services to fall below expectations. It is expected that competition in these markets will intensify. Some of the other publicly traded companies we may compete with include Alpine 4 Tech, Inc., Aerovironment Inc., EHang Holdings Limited, AgEagle, Drone Delivery Canada, Inc., and Red Cat Holdings, Inc.

If competitors of the Company develop and market more successful products or services, offer competitive products or services at lower price points, or if the Company does not produce consistently high-quality and well-received products and services, revenues, margins, and profitability of the Company will decline.

The Company’s ability to compete effectively will depend on, among other things, the Company’s pricing of services and equipment, quality of customer service, development of new and enhanced products and services in response to customer demands and changing technology, reach and quality of sales and distribution channels and capital resources. Competition could lead to a reduction in the rate at which the Company adds new customers, a decrease in the size of the Company’s market share and a decline in its customers. Examples include but are not limited to competition from other companies in the UAV industry.

In addition, the Company could face increased competition should there be an award of additional licenses in jurisdictions in which the Company operates in.

The markets in which the Company competes are characterized by rapid technological change, which requires the Company to develop new products and product enhancements, and could render the Company’s existing products obsolete.

Continuing technological changes in the market for the Company’s products could make its products less competitive or obsolete, either generally or for particular applications. The Company’s future success will depend upon its ability to develop and introduce a variety of new capabilities and enhancements to its existing product and service offerings, as well as introduce a variety of new product offerings, to address the changing needs of the markets in which it offers products. Delays in introducing new products and enhancements, the failure to choose correctly among technical alternatives or the failure to offer innovative products or enhancements at competitive prices may cause existing and potential customers to purchase the Company’s competitors’ products.

If the Company is unable to devote adequate resources to develop new products or cannot otherwise successfully develop new products or enhancements that meet customer requirements on a timely basis, its products could lose market share, its revenue and profits could decline, and the Company could experience operating losses.

Failure to obtain necessary regulatory approvals from Transport Canada or other governmental agencies, or limitations put on the use of small UAV in response to public privacy concerns, may prevent the Company from expanding sales of its small UAV to non-military customers in Canada.

Transport Canada is responsible for establishing, managing, and developing safety and security standards and regulations for civil aviation in Canada, and includes unmanned civil aviation (drones). Civil operations include law enforcement, scientific research, or use by private sector companies for commercial purposes. The Canadian Aviation Regulations (“CARs”) govern civil aviation safety and security in Canada, and by extension govern operation of drones in Canada to an acceptable level of safety.

While Transport Canada has been a leader in the development of regulations for the commercial use of remotely piloted aircraft systems (“RPAS”), and continues to move forward rapidly with its regulatory development, it has acknowledged the challenge of regulations keeping pace with the rapid development in technology and the growing demand for commercial RPAS use, particularly in the beyond visual line-of-sight environment. In 2012, the Canadian Aviation Regulation Advisory Council UAS working group released its Phase 2 report which outlined a proposed set of revision to the CARs to permit Beyond Visual Line of Sight (“BVLOS”) operations. This report was the basis for the recently released Notice of Proposed Amendment (“NPA”) by Transport Canada on lower risk beyond visual line-of-sight.

Failure to obtain necessary regulatory approvals from Transport Canada or other governmental agencies, including the granting of certain Special Flight Operations Certificates (“SFOCs”), or limitations put on the use of RPAS in response to public safety concerns, may prevent the Company from testing or operating its aircraft and/or expanding its sales which could have an adverse impact on the Company’s business, prospects, results of operations and financial condition.

There are risks associated with the regulatory regime and permitting requirements of the Company’s business.

A significant portion of the Company’s business is based on the operation of RPAS. The operation of RPAS poses a risk or hazard to airspace users as well as personnel on the ground. As the RPAS industry is rapidly developing, the regulatory environment for RPAS is constantly evolving to keep pace. As such, whenever a policy change with respect to operating regulations occurs, there is a risk that the Company could find itself to be in non-compliance with these new regulations. While the Company endeavours to take all necessary action to reduce the risks associated with the operations of RPAS and to remain well-informed and up-to-date on any addendums and changes to the applicable regulations, there is no assurance that an incident involving an RPAS or the Company’s non-compliance would not create a significant current or future liability for the company.

The regulation of RPAS operations within the Canadian Domestic Airspace (“CDA”) is still evolving and is expected to continue to change with the proliferation of RPAS, advancements in technology, and standardization within the industry. Changes to the regulatory regime may be disruptive and result in the Company needing to adopt significant changes in its operations and policies, which may be costly and time-consuming, and may materially adversely affect the Company’s ability to manufacture and make delivery of its products and services in a timely fashion.

The Company’s business and research and development activities are subject to oversight by Transport Canada, the federal institution responsible for transportation policies and programs, including the rules in the CARs. Currently, Transport Canada requires that any non-recreational operators of RPAS have a SFOC. The Company’s ability to develop, test, demonstrate, and sell products and services depends on its ability to acquire and maintain a valid SFOC.

In addition, there exists public concern regarding the privacy implications of Canadian commercial and law enforcement use of small UAV. This concern has included calls to develop explicit written policies and procedures establishing UAV usage limitations. There is no assurance that the response from regulatory agencies, customers and privacy advocates to these concerns will not delay or restrict the adoption of small UAV by prospective non-military customers.

The Company may be subject to the risks associated with future acquisitions.

As part of the Company’s overall business strategy, the Company may pursue select strategic acquisitions that would provide additional product or service offerings, additional industry expertise, and a stronger industry presence in both existing and new jurisdictions. Any such future acquisitions, if completed, may expose the Company to additional potential risks, including risks associated with: (a) the integration of new operations, services and personnel; (b) unforeseen or hidden liabilities; (c) the diversion of resources from the Company’s existing business and technology; (d) potential inability to generate sufficient revenue to offset new costs; (e) the expenses of acquisitions; or (f) the potential loss of or harm to relationships with both employees and existing users resulting from its integration of new businesses. In addition, any proposed acquisitions may be subject to regulatory approval.

The Company’s inability to retain management and key employees could impair the future success of the Company.

The Company’s future success depends substantially on the continued services of its executive officers and its key development personnel. If one or more of its executive officers or key development personnel were unable or unwilling to continue in their present positions, the Company might not be able to replace them easily or at all. In addition, if any of its executive officers or key employees joins a competitor or forms a competing company, the Company may lose experience, know-how, key professionals and staff members as well as business partners. These executive officers and key employees could develop drone technologies that could compete with and take customers and market share away from the Company.

A significant growth in the number of personnel would place a strain upon the Company’s management and resources.

The Company may experience a period of significant growth in the number of personnel that could place a strain upon its management systems and resources. The Company’s future will depend in part on the ability of its officers and other key employees to implement and improve financial and management controls, reporting systems and procedures on a timely basis and to expand, train, motivate and manage its workforce. The Company’s current and planned personnel, systems, procedures and controls may be inadequate to support its future operations.

The Company faces uncertainty and adverse changes in the economy.

Adverse changes in the economy could negatively impact the Company’s business. Future economic distress may result in a decrease in demand for the Company’s products, which could have a material adverse impact on the Company’s operating results and financial condition. Uncertainty and adverse changes in the economy could also increase costs associated with developing and publishing products, increase the cost and decrease the availability of sources of financing, and increase the Company’s exposure to material losses from bad debts, any of which could have a material adverse impact on the financial condition and operating results of the Company.

The COVID-19 pandemic could negatively affect our business, operations and future financial performance.

At the beginning of the year 2020 the outbreak of the novel strain of coronavirus, specifically identified as COVID-19, resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and physical distancing, have caused material disruption to businesses globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions.

Due to the worldwide COVID-19 outbreak, material uncertainties may come into existence that could materially and adversely affect the business of the Company. The Company cannot accurately predict the future impact COVID-19 may have on, among others, the: (i) global oil prices, (ii) demand for drone delivery services, (iii) severity and the length of potential measures taken by governments to manage the spread of the virus and their effect on labour availability and supply lines, (iv) availability of essential supplies, (v) purchasing power of the Canadian dollar, or (vi) ability of the Company to obtain necessary financing. Despite global vaccination efforts, it is not possible to reliably estimate the length and severity of these developments and the impact on the financial results and condition of the Company in the future.

The COVID-19 outbreak or similar global health crises could affect the Company’s ability to access sources of capital.

The extent to which COVID-19 could impact the Company’s operations, financial condition, liquidity, results of operations, and cash flows is highly uncertain and cannot be predicted. Negative financial results, uncertainties in the market, and a tightening of credit markets, caused by COVID-19, or a recession, could have a material adverse effect on the Company’s liquidity and ability to obtain financing in the future.

COVID-19 or similar pandemics could adversely impact the Company’s business and/or its ability to complete reporting obligations.

If a pandemic, epidemic, or outbreak of an infectious disease including the recent outbreak off respiratory illness caused by a novel coronavirus such as COVID-19 or other public health crisis were to affect the Company’s facilities, staff, accountants or advisors, our business could be adversely and materially affected. Such a pandemic could result in mandatory social distancing, travel bans, and quarantine restrictions, and this may limit access to the Company’s employees and professional advisors. These factors may hamper the Company’s efforts to comply with it filing obligations with the CSE or as required under Canadian Securities Laws.

The Company may be subject to the risks associated with foreign operations in other countries.

The Company’s primary revenues are expected to be achieved in Canada and the US. However, the Company may expand to markets outside of North America and become subject to risks normally associated with conducting business in other countries. As a result of such expansion, the Company may be subject to the legal, political, social and regulatory requirements and economic conditions of foreign jurisdictions. The Company cannot predict government positions on such matters as foreign investment, intellectual property rights or taxation. A change in government positions on these issues could adversely affect the Company’s business.

If the Company expands its business to foreign markets, it will need to respond to rapid changes in market conditions, including differing legal, regulatory, economic, social and political conditions in these countries. If the Company is not able to develop and implement policies and strategies that are effective in each location in which it does business, then the Company’s business, prospects, results of operations and financial condition could be materially and adversely affected.

There are tax risks the Company may be subject to in carrying on business in Canada.

The Company is a resident of Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”). Since the Company is operating in a new and developing industry there is a risk that foreign governments may look to increase their tax revenues or levy additional taxes to level the playing field for perceived disadvantages to traditional brick and mortar businesses. There is no guarantee that governments will not impose such additional adverse taxes in the future.

If critical components or raw materials used to manufacture the Company’s products become scarce or unavailable, then the Company may incur delays in manufacturing and delivery of its products, which could damage its business.

The Company obtains hardware components, various subsystems and systems from a limited group of suppliers. The Company does not have long-term agreements with any of these suppliers that obligate it to continue to sell components, subsystems, systems or products to the Company. The Company’s reliance on these suppliers involves significant risks and uncertainties, including whether its suppliers will provide an adequate supply of required components, subsystems, or systems of sufficient quality, will increase prices for the components, subsystems or systems and will perform their obligations on a timely basis.

In addition, certain raw materials and components used in the manufacture of the Company’s products are periodically subject to supply shortages, and its business is subject to the risk of price increases and periodic delays in delivery. Similarly, the market for electronic components is subject to cyclical reductions in supply. If the Company is unable to obtain components from third-party suppliers in the quantities and of the quality that it requires, on a timely basis and at acceptable prices, then it may not be able to deliver its products on a timely or cost-effective basis to its customers, which could cause customers to terminate their contracts with the Company, increase the Company’s costs and seriously harm its business, results of operations and financial condition. Moreover, if any of the Company’s suppliers become financially unstable, then it may have to find new suppliers. It may take several months to locate alternative suppliers, if required, or to redesign the Company’s products to accommodate components from different suppliers. The Company may experience significant delays in manufacturing and shipping its products to customers and incur additional development, manufacturing and other costs to establish alternative sources of supply if the Company loses any of these sources or is required to redesign its products. The Company cannot predict if it will be able to obtain replacement components within the time frames that it requires at an affordable cost, if at all.

Natural outdoor elements such as wind and precipitation may have a material adverse effect on the use and effectiveness of the Company’s products.

The Company’s business will involve the operation and flying of UAVs, a technology based product used outside. As such, the business is subject to various risks inherent in a technology-based businesses operated in outdoor conditions, including faulty parts, break-downs and crashes. Although the Company anticipates the use of its UAVs in good climactic conditions and that adequate flying conditions will be monitored by trained personnel, there can be no assurance that unpredictable natural outdoor elements will not have a material adverse effect on the use and effectiveness of its products.

The Company’s products may be subject to the recall or return.

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, safety concerns, packaging issues and inadequate or inaccurate labeling disclosure. If any of the Company’s equipment were to be recalled due to an alleged product defect, safety concern or for any other reason, the Company could be required to incur unexpected expenses of the recall and any legal proceedings that might arise in connection with the recall. The Company may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management time and attention. Additionally, product recalls may lead to increased scrutiny of the Company’s operations by Transport Canada or other regulatory agencies, requiring further management time and attention and potential legal fees, costs and other expenses.

If the Company releases defective products or services, its operating results could suffer.

Products and services designed and released by the Company involve extremely complex software programs, and are difficult to develop and distribute. While the Company has quality controls in place to detect and prevent defects in its products and services before they are released, these quality controls are subject to human error, overriding, and reasonable resource constraints. Therefore, these quality controls and preventative measures may not be effective in detecting and preventing defects in the Company’s products and services before they have been released into the marketplace. In such an event, the Company could be required, or decide voluntarily, to suspend the availability of the product or services, which could significantly harm its business and operating results.

The Company’s products and services are complex and could have unknown defects or errors, which may give rise to legal claims against the Company, diminish its brand or divert its resources from other purposes.

The Company’s UAVs rely on complex avionics, sensors, user-friendly interfaces and tightly integrated, electromechanical designs to accomplish their missions. Despite testing, the Company’s products have contained defects and errors and may in the future contain defects, errors or performance problems when first introduced, when new versions or enhancements are released, or even after these products have been used by the Company’s customers for a period of time. These problems could result in expensive and time-consuming design modifications or warranty charges, delays in the introduction of new products or enhancements, significant increases in the Company’s service and maintenance costs, exposure to liability for damages, damaged customer relationships and harm to the Company’s reputation, any of which could materially harm the Company’s results of operations and ability to achieve market acceptance. In addition, increased development and warranty costs could be substantial and could significantly reduce the Company’s operating margins.

The existence of any defects, errors, or failures in the Company’s products or the misuse of the Company’s products could also lead to product liability claims or lawsuits against it. A defect, error or failure in one of the Company’s UAV could result in injury, death or property damage and significantly damage the Company’s reputation and support for its UAV in general. The Company anticipates this risk will grow as its UAV begins to be used in Canadian domestic airspace and urban areas. The Company’s UAV test systems also have the potential to cause injury, death or property damage in the event that they are misused, malfunction or fail to operate properly due to unknown defects or errors.

Although the Company maintains insurance policies, it cannot provide any assurance that this insurance will be adequate to protect the Company from all material judgments and expenses related to potential future claims or that these levels of insurance will be available in the future at economical prices or at all. A successful product liability claim could result in substantial cost to us. Even if the Company is fully insured as it relates to a particular claim, the claim could nevertheless diminish the Company’s brand and divert management’s attention and resources, which could have a negative impact on the Company’s business, financial condition and results of operations.

Shortfalls in available external research and development funding could adversely affect the Company.

The Company depends on its research and development activities to develop the core technologies used in its UAV products and for the development of the Company’s future products. A portion of the Company’s research and development activities can depend on funding by commercial companies and the Canadian government. Canadian government and commercial spending levels can be impacted by a number of variables, including general economic conditions, specific companies’ financial performance and competition for Canadian government funding with other Canadian government-sponsored programs in the budget formulation and appropriation processes. Moreover, the Canadian, federal and provincial governments provide energy rebates and incentives to commercial companies, which directly impact the amount of research and development that companies appropriate for energy systems. To the extent that these energy rebates and incentives are reduced or eliminated, company funding for research and development could be reduced. Any reductions in available research and development funding could harm the Company’s business, financial condition and operating results.

The Company could be prohibited from shipping its products to certain countries if it is unable to obtain Canadian government authorization regarding the export of its products, or if current or future export laws limit or otherwise restrict the Company’s business.

The Company must comply with Canadian federal and provincial laws regulating the export of its products. In some cases, explicit authorization from the Canadian government is needed to export its products. The export regulations and the governing policies applicable to the Company’s business are subject to change. The Company cannot provide assurance that such export authorizations will be available for its products in the future. Compliance with these laws has not significantly limited the Company’s operations or sales in the recent past, but could significantly limit them in the future. Non-compliance with applicable export regulations could potentially expose the Company to fines, penalties and sanctions. If the Company cannot obtain required government approvals under applicable regulations, the Company may not be able to sell its products in certain international jurisdictions, which could adversely affect the Company’s financial condition and results of operations.

Negative consumer perception regarding the Company’s products could have a material adverse effect on the demand for the Company’s products and the business, results of operations, financial condition and cash flows of the Company.

The Company believes the UAV industry is highly dependent upon consumer perception regarding the safety, efficacy, and quality of the UAV used. Consumer perception of these products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention, and other publicity regarding the use of UAV. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention, or other research findings or publicity will be favourable to the UAV market. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favourable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for the Company’s products and the business, results of operations, financial condition and cash flows of the Company. The dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on the Company, the demand for the Company’s products, and the business, results of operations, financial condition and cash flows of the Company. Further, adverse publicity reports or other media attention regarding the safety, the efficacy, and quality of UAV based surveys in general, or the Company’s products specifically, could have a material adverse effect.

If the Company fails to successfully promote its product brand, this could have a material adverse effect on the Company’s business, prospects, financial condition and results of operations.

The Company believes that brand recognition is an important factor to its success. If the Company fails to promote its brands successfully, or if the expenses of doing so are disproportionate to any increased net sales it achieves, it would have a material adverse effect on the Company’s business, prospects, financial condition and results of operations. This will depend largely on the Company’s ability to maintain trust, be a technology leader, and continue to provide high-quality and secure technologies, products and services. Any negative publicity about the Company or its industry, the quality and reliability of the Company’s technologies, products and services, the Company’s risk management processes, changes to the Company’s technologies, products and services, its ability to effectively manage and resolve customer complaints, its privacy and security practices, litigation, regulatory activity, and the experience of sellers and buyers with the Company’s products or services, could adversely affect the Company’s reputation and the confidence in and use of the Company’s technologies, products and services. Harm to the Company’s brand can arise from many sources, including; failure by the Company or its partners to satisfy expectations of service and quality; inadequate protection of sensitive information; compliance failures and claims; litigation and other claims; employee misconduct; and misconduct by the Company’s partners, service providers, or other counterparties. If the Company does not successfully maintain a strong and trusted brand, its business could be materially and adversely affected.

The Company may be subject to electronic communication security risks.

A significant potential vulnerability of electronic communications is the security of transmission of confidential information over public networks. Anyone who is able to circumvent the Company’s security measures could misappropriate proprietary information or cause interruptions in its operations. The Company may be required to expend capital and other resources to protect against such security breaches or to alleviate problems caused by such breaches.

The Company’s business could be adversely affected if its consumer protection and data privacy practices are not perceived as adequate or there are breaches of its security measures or unintended disclosures of its consumer data.

The rate of privacy law-making is accelerating globally and interpretation and application of consumer protection and data privacy laws in Canada, the United States, Europe and elsewhere are often uncertain, contradictory and in flux. As business practices are being challenged by regulators, private litigants, and consumer protection agencies around the world, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with the Company’s data and/or consumer protection practices. If so, this could result in increased litigation government or court-imposed fines, judgments or orders requiring that the Company change its practices, which could have an adverse effect on its business and reputation. Complying with these various laws could cause the Company to incur substantial costs or require it to change its business practices in a manner adverse to its business.

The Company relies on its business partners, and they may be given access to sensitive and proprietary information in order to provide services and support to the Company’s teams.

The Company relies on various business partners, including third-party service providers, vendors, licensing partners, development partners, and licensees, among others, in some areas of the Company’s business. In some cases, these third parties are given access to sensitive and proprietary information in order to provide services and support to the Company’s teams. These third parties may misappropriate the Company’s information and engage in unauthorized use of it. The failure of these third parties to provide adequate services and technologies, or the failure of the third parties to adequately maintain or update their services and technologies, could result in a disruption to the Company’s business operations. Further, disruptions in the financial markets and economic downturns may adversely affect the Company’s business partners and they may not be able to continue honoring their obligations to the Company. Alternative arrangements and services may not be available to the Company on commercially reasonable terms or the Company may experience business interruptions upon a transition to an alternative partner or vendor. If the Company loses one or more significant business partners, the Company’s business could be harmed.

If the Company fails to protect, or incur significant costs in defending, its intellectual property and other proprietary rights, the Company’s business, financial condition, and results of operations could be materially harmed.

The Company’s success depends, in large part, on its ability to protect its intellectual property and other proprietary rights. The Company relies primarily on patents, trademarks, copyrights, trade secrets and unfair competition laws, as well as license agreements and other contractual provisions, to protect the Company’s intellectual property and other proprietary rights. However, a portion of the Company’s technology is not patented, and the Company may be unable or may not seek to obtain patent protection for this technology. Moreover, existing Canadian legal standards relating to the validity, enforceability and scope of protection of intellectual property rights offer only limited protection, may not provide the Company with any competitive advantages, and may be challenged by third parties. The laws of countries other than Canada may be even less protective of intellectual property rights. Accordingly, despite its efforts, the Company may be unable to prevent third parties from infringing upon or misappropriating its intellectual property or otherwise gaining access to the Company’s technology. Unauthorized third parties may try to copy or reverse engineer the Company’s products or portions of its products or otherwise obtain and use the Company’s intellectual property. Moreover, many of the Company’s employees have access to the Company’s trade secrets and other intellectual property. If one or more of these employees leave to work for one of the Company’s competitors, then they may disseminate this proprietary information, which may as a result damage the Company’s competitive position. If the Company fails to protect its intellectual property and other proprietary rights, then the Company’s business, results of operations or financial condition could be materially harmed. From time to time, the Company may have to initiate lawsuits to protect its intellectual property and other proprietary rights. Pursuing these claims is time consuming and expensive and could adversely impact the Company’s results of operations.

In addition, affirmatively defending the Company’s intellectual property rights and investigating whether the Company is pursuing a product or service development that may violate the rights of others may entail significant expense. Any of the Company’s intellectual property rights may be challenged by others or invalidated through administrative processes or litigation. If the Company resorts to legal proceedings to enforce its intellectual property rights or to determine the validity and scope of the intellectual property or other proprietary rights of others, then the proceedings could result in significant expense to the Company and divert the attention and efforts of the Company’s management and technical employees, even if the Company prevails.

Obtaining and maintaining the Company’s patent protection depends on compliance with various procedural, document submission, fee payment, and other requirements imposed by governmental patent agencies, and its patent protection could be reduced or eliminated for non-compliance with these requirements.

The Canadian Intellectual Property Office (“CIPO”) and various foreign national or international patent agencies require compliance with a number of procedural, documentary, fee payment, and other similar provisions during the patent application process. Periodic maintenance fees on any issued patent are due to be paid to the CIPO and various foreign national or international patent agencies in several stages over the lifetime of the patent. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which non-compliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of patent rights include, but are not limited to, failure to timely file national and regional stage patent applications based on the Company’s international patent application, failure to respond to official actions within prescribed time limits, non-payment of fees, and failure to properly legalize and submit formal documents. If the Company fails to maintain the patents and patent applications covering its product candidates, its competitors might be able to enter the market, which would have a material adverse effect on the Company’s business.

While a patent may be granted by a national patent office, there is no guarantee that the granted patent is valid. Options exist to challenge the validity of a patent which, depending upon the jurisdiction, may include re-examination, opposition proceedings before the patent office, and/or invalidation proceedings before the relevant court. Patent validity may also be the subject of a counterclaim to an allegation of patent infringement.

Pending patent applications may be challenged by third parties in protest or similar proceedings. Third parties can typically submit prior art material to patentability for review by the patent examiner. Regarding Patent Cooperation Treaty applications, a positive opinion regarding patentability issued by the International Searching Authority does not guarantee allowance of a national application derived from the Patent Cooperation Treaty application. The coverage claimed in a patent application can be significantly reduced before the patent is issued, and the patent’s scope can be modified after issuance. It is also possible that the scope of claims granted may vary from jurisdiction to jurisdiction.

The grant of a patent does not have any bearing on whether the invention described in the patent application would infringe the rights of earlier filed patents. It is possible to both obtain patent protection for an invention and yet still infringe the rights of an earlier granted patent.

The Company may be sued by third parties for alleged infringement of their proprietary rights, which could be costly, time-consuming and limit the Company’s ability to use certain technologies in the future.

The Company may become subject to claims that its technologies infringe upon the intellectual property or other proprietary rights of third parties. Any claims, with or without merit, could be time-consuming and expensive, and could divert the Company’s management’s attention away from the execution of its business plan. Moreover, any settlement or adverse judgment resulting from these claims could require the Company to pay substantial amounts or obtain a license to continue to use the disputed technology, or otherwise restrict or prohibit the Company’s use of the technology. The Company cannot assure that it would be able to obtain a license from the third party asserting the claim on commercially reasonable terms, if at all, that the Company would be able to develop alternative technology on a timely basis, if at all, or that the Company would be able to obtain a license to use a suitable alternative technology to permit the Company to continue offering, and the Company’s customers to continue using, the Company’s affected product. An adverse determination also could prevent the Company from offering its products to others. Infringement claims asserted against the Company may have a material adverse effect on its business, results of operations or financial condition.

The Company may not be able to protect its intellectual property rights throughout the world.

Filing, prosecuting, and defending patents on all of the Company’s product candidates throughout the world would be prohibitively expensive. Therefore, the Company has filed applications and/or obtained patents only in key markets including the United States and Canada. Competitors may use the Company’s technologies in jurisdictions where it has not obtained patent protection to develop their own products and their products may compete with products of the Company.

The Company’s senior management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day to day management of its business.

The individuals who now constitute the Company’s senior management team have relatively limited experience managing a publicly traded company and limited experience complying with the increasingly complex laws pertaining to public companies compared to senior management of other publicly traded companies. The Company’s senior management team may not successfully or efficiently manage its transition as a recently listed public company subject to significant regulatory oversight and reporting obligations under Canadian Securities Laws. In particular, these new obligations will require substantial attention from the Company’s senior management and could divert their attention away from the day to day management of its business.

The Company may experience adverse effects on its reported results of operations as a result of adopting new accounting standards or interpretations.

The Company’s implementation of and compliance with changes in accounting rules, including new accounting rules and interpretations, could adversely affect its reported financial position or operating results or cause unanticipated fluctuations in our reported operating results in future periods.

Failure to adhere to the Company’s financial reporting obligations and other public company requirements could adversely affect the market price of the Common Shares.

Upon receiving a final receipt for the non-offering final prospectus dated October 23, 2019, the Company became subject to reporting and other obligations under applicable Canadian Securities Laws, including National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings, and the rules of any stock exchange on which the Common Shares are listed. These reporting and other obligations will place significant demands on the Company’s management, administrative, operational and accounting resources. If the Company is unable to meet such demands in a timely and effective manner, its ability to comply with its financial reporting obligations and other rules applicable to reporting issuers could be impaired. Moreover, any failure to maintain effective internal controls could cause the Company to fail to satisfy its reporting obligations or result in material misstatements in its financial statements. If the Company cannot provide reliable financial reports or prevent fraud, its reputation and operating results could be materially adversely affected which could also cause investors to lose confidence in its reported financial information, which could result in a reduction in the trading price of the Common Shares.

In addition, the Company does not expect that its disclosure controls and procedures and internal controls over financial reporting will prevent all errors or fraud. A control system, no matter how well designed and implemented, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues within an organization are detected. The inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple errors or mistakes. Controls can also be circumvented by individual acts of certain persons, by collusion of two or more people or by management override of the controls. Due to the inherent limitations in a control system, misstatements due to errors or fraud may occur and may not be detected in a timely manner or at all.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect the Company’s reported financial results or financial condition.

Generally accepted accounting principles and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to the Company’s business, including but not limited to revenue recognition, impairment of goodwill and intangible assets, inventory, income taxes and litigation, are highly complex and involve many subjective assumptions, estimates and judgments. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments could significantly change the Company’s reported financial performance or financial condition in accordance with generally accepted accounting principles.

If the Company is required to write down goodwill and other intangible assets, the Company’s financial condition and results could be negatively affected.

Goodwill impairment arises when there is deterioration in the capabilities of acquired assets to generate cash flows, and the fair value of the goodwill dips below its book value. The Company is required to review its goodwill for impairment at least annually. Events that may trigger goodwill impairment include deterioration in economic conditions, increased competition, loss of key personnel, and regulatory action. Should any of these occur, an impairment of goodwill relating to the acquisition of Dronelogics Systems Inc. could have a negative effect on the assets of the Company.

From time to time, the Company may become involved in legal proceedings, which could adversely affect the Company.

The Company may, from time to time in the future, become subject to legal proceedings, claims, litigation and government investigations or inquiries, which could be expensive, lengthy, and disruptive to normal business operations. In addition, the outcome of any legal proceedings, claims, litigation, investigations or inquiries may be difficult to predict and could have a material adverse effect on the Company’s business, operating results, or financial condition.

The Company’s directors and officers may have conflicts of interest in conducting their duties.

Because directors and officers of the Company are or may become directors or officers of other reporting companies or have significant shareholdings in other technology companies, the directors and officers of the Company may have conflicts of interest in conducting their duties. The Company and its directors and officers will attempt to minimize such conflicts. In the event that such a conflict of interest arises at a meeting of the directors of the Company, a director who has such a conflict will abstain from voting for or against a particular matter in which the director has the conflict. In appropriate cases, the Company will establish a special committee of independent directors to review a particular matter in which several directors, or officers, may have a conflict. In determining whether or not the Company will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to the Company, the degree of risk to which the Company may be exposed and its financial position at that time. Other than as indicated, the Company has no other procedures or mechanisms to deal with conflicts of interest.

Executive officers and directors may have rights to indemnification from the Company, including pursuant to directors’ and officers’ liability insurance policies, that will survive termination of their agreements.

We have no operating experience as a publicly traded company in the U.S.

We have no operating experience as a publicly traded company in the U.S. Although the individuals who now constitute our management team have experience managing a publicly-traded company, there is no assurance that the past experience of our management team will be sufficient to operate our company as a publicly traded company in the United States, including timely compliance with the disclosure requirements of the SEC. Following the completion of this offering, we will be required to develop and implement internal control systems and procedures in order to satisfy the periodic and current reporting requirements under applicable SEC regulations and comply with the Nasdaq listing standards. These requirements will place significant strain on our management team, infrastructure and other resources. In addition, our management team may not be able to successfully or efficiently manage our company as a U.S. public reporting company that is subject to significant regulatory oversight and reporting obligations.

Risks Related to this Offering, the Consolidation and Ownership of Our Common Shares

An investment in the Offered Shares may result in the loss of an investor’s entire investment.

An investment in the Offered Shares is speculative and may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high risk investments and who can afford to lose their entire investment should consider an investment in our Common Shares.

The market price of our Common Shares may be volatile, and you could lose all or part of your investment.

The trading price of our Common Shares has in the past been subject to wide fluctuations and may also be subject to fluctuation in the future. The COVID-19 pandemic has resulted in significant volatility in global equity markets, including to the price of our Common Shares, in recent months. This may make it more difficult for investors to resell our Common Shares when they want at prices that they find attractive. Fluctuations in our Common Share price may be caused by events unrelated to our operating performance and beyond our control. Factors that may contribute to fluctuations include, but are not limited to:

•	revenue or results of operations in any quarter failing to meet the expectations, published or otherwise, of the investment community;
•	actual or anticipated changes or fluctuations in our results of operations;
•	announcements by us or our competitors of new products or new or terminated significant contracts, commercial relationships or capital commitments;
•	rumors and market speculation involving us or other companies in our industry;
•	changes in our executive management team or the composition of our Board of Directors;
•	fluctuations in the share prices of other companies in the technology and emerging growth sectors;
•	general market conditions, for instance, as recently affected by the COVID-19 pandemic;
•	actual or anticipated developments in our business or our competitors’ businesses or the competitive landscape generally;
•	litigation involving us, our industry or both, or investigations by regulators into our operations or those of competitors;
•	announced or completed acquisitions of businesses or technologies by us or our competitors;
•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
•	shareholder activism and related publicity;
•	foreign exchange rates; and
•	other risk factors as set out in this Prospectus Supplement and in the documents incorporated by reference into this Prospectus Supplement.

If the market price of our Common Shares drops significantly, shareholders could institute securities class action lawsuits against us, regardless of the merits of such claims. Such a lawsuit could cause us to incur substantial costs and could divert the time and attention of our management and other resources from our business. This could harm our business, results of operations and financial condition.

Subsequent offerings will result in dilution to our shareholders.

We may sell additional equity securities in subsequent offerings (including through the sale of securities convertible into equity securities) and may issue additional equity securities to finance operations, acquisitions or other projects. We cannot predict the size of future issuances of equity securities or the size and terms of future issuances of debt instruments or other securities convertible into equity securities or the effect, if any, that future issuances and sales of our securities will have on the market price of our Common Shares. Any transaction involving the issuance of previously authorized but unissued Common Shares, or securities convertible into Common Shares, would result in dilution, and possibly substantial dilution, to securityholders.

Our Board of Directors has the authority to authorize certain offers and sales of additional securities without the vote of, or prior notice to, our shareholders. Such additional issuances may involve the issuance of a significant number of our Common Shares at prices less than the current market price for the Common Shares.

There is no guarantee that an active trading market for our Common Shares will be maintained on the CSE and/or the NASDAQ. Investors may not be able to sell their Common Shares quickly or at the latest market price if the trading in our Common Shares is not active.

Our Common Shares are currently listed on the CSE, but prior to this Offering were not listed on any U.S. stock exchange or quoted on any U.S. quotation system other than the OTCQB. Accordingly, prior to this Offering, there has been a limited public market in the United States for our Common Shares. The initial U.S. public offering price for the Offered Shares may bear no relationship to the price at which our Offered Shares will trade upon and following the completion of this Offering. Our shareholders may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. Although we have applied to list our Common Shares on the NASDAQ, listing will be subject to Draganfly fulfilling all of the listing requirements of the NASDAQ and an active trading market for our shares may never develop or be sustained in the United States following this Offering. There can be no assurance that there will be sufficient liquidity of our Common Shares on the trading market, and that we will continue to meet the listing requirements of the CSE, the NASDAQ or any other public listing exchange. The lack of an active market may impair your ability to sell your Offered Shares at the time you wish to sell them or at a price that you consider reasonable.

Even if the Consolidation achieves the requisite increase in the market price of our Common Shares for listing of our securities on NASDAQ, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of NASDAQ.

Even if the Consolidation achieves the requisite increase in the market price of our Common Shares to be in compliance with the minimum bid price for listing of our securities on the NASDAQ, there can be no assurance that the market price of our Common Shares following the Consolidation will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a Consolidation. If the market price of our Common Shares declines following the effectuation of the Consolidation, the percentage decline may be greater than would occur in the absence of a Consolidation. In any event, other factors unrelated to the number of shares of our Common Shares outstanding, such as negative financial or operational results, could adversely affect the market price of our Common Shares and jeopardize our ability to meet or maintain the NASDAQ’s minimum bid price requirement.

Future issuances of equity securities by us or sales by our existing shareholders may cause the price of our Common Shares to fall.

The market price of our Common Shares could decline as a result of issuances of securities or sales by our existing shareholders in the market, including by our directors, executive officers and significant shareholders, or the perception that these sales could occur. Sales of our Common Shares by shareholders might also make it more difficult for us to sell Common Shares at a time and price that we deem appropriate. We also expect to issue Common Shares in the future. Future issuances of Common Shares, or the perception that such issuances are likely to occur, could affect the prevailing trading prices of the Common Shares.

We will have broad discretion in the use of the net proceeds of this Offering and may not use them to effectively manage our business.

We will have broad discretion over the use of the net proceeds from this Offering. Because of the number and variability of factors that will determine our use of such proceeds, our ultimate use might vary substantially from our planned use. Investors may not agree with how we allocate or spend the proceeds from this Offering. We may pursue acquisitions, collaborations or other strategic transactions that do not result in an increase in the market value of the Common Shares and may result in losses.

We may never pay dividends over the foreseeable future.

Investors should not rely on an investment in Draganfly’s Common Shares to provide dividend income. The Company does not anticipate that it will pay any cash dividends to holders of its Common Shares in the foreseeable future. Instead, the Company plans to retain any earnings to maintain and expand its operations. In addition, any future debt financing arrangement may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on its Common Shares. Accordingly, investors must rely on sales of their Common Shares after price appreciation, which may never occur, as the only way to realize any return on their investment. As a result, investors seeking cash dividends should not purchase the Company’s Common Shares.

The Company may be classified as a “passive foreign investment company” for U.S. federal income tax purposes, which would subject U.S. investors that hold the Company’s Common Shares to potentially significant adverse U.S. federal income tax consequences.

If the Company is classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in any taxable year, U.S. investors holding the Company’s Common Shares generally will be subject, in that taxable year and all subsequent taxable years (whether or not the Company continued to be a PFIC), to certain adverse US federal income tax consequences. The Company will be classified as a PFIC in respect of any taxable year in which, after taking into account its income and gross assets (including the income and assets of 25% or more owned subsidiaries), either (i) 75% or more of its gross income consists of certain types of  “passive income” or (ii) 50% or more of the average quarterly value of its assets is attributable to “passive assets” (assets that produce or are held for the production of passive income). Based upon the current and expected composition of the Company’s income and assets, the Company believes that it was not a PFIC for the taxable year ended December 31, 2020 and expects that it will not be a PFIC for the current taxable year. Nevertheless, because the Company’s PFIC status must be determined annually with respect to each taxable year and will depend on the composition and character of the Company’s assets and income, including the Company’s use of proceeds from offerings pursuant to this Prospectus, and the value of the Company’s assets (which may be determined, in part, by reference to the market value of Common Shares, which may be volatile) over the course of such taxable year, the Company may be a PFIC in any taxable year. The determination of whether the Company will be or become a PFIC may also depend, in part, on how, and how quickly, the Company uses its liquid assets and the cash raised in an offering. If the Company determines not to deploy significant amounts of cash for active purposes, the Company’s risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that the Company will not be a PFIC for any future taxable year. In addition, it is possible that the U.S. Internal Revenue Service may challenge the Company’s classification of certain income and assets as non-passive, which may result in the Company being or becoming a PFIC in the current or subsequent years.

If the Company is a PFIC for any year during a U.S. holder’s holding period, then such U.S. holder generally will be required to treat any gain realized upon a disposition of Common Shares, or any “excess distribution” received on its Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution, unless the U.S. holder makes a timely and effective “qualified electing fund” election (“QEF Election”) or a “mark-to-market” election with respect to its Common Shares. A U.S. holder who makes a QEF Election generally must report on a current basis its share of the Company’s net capital gain and ordinary earnings for any year in which the Company is a PFIC, whether or not the Company distributes any amounts to its shareholders. However, U.S. holders should be aware that there can be no assurance that the Company will satisfy the record keeping requirements that apply to a QEF, or that the Company will supply U.S. holders with information that such U.S. holders require to report under the QEF Election rules, in the event that the Company is a PFIC and a U.S. holder wishes to make a QEF Election. Thus, U.S. holders may not be able to make a QEF Election with respect to their Common Shares. A U.S. holder who makes a mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein. Each U.S. holder should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

United States investors may not be able to obtain enforcement of civil liabilities against us.

The Company is incorporated under the laws of British Columbia, Canada, and its principal executive offices are located in Canada. Most of the Company’s directors and officers and most of the experts named in this Prospectus Supplement reside outside of the United States and all or a substantial portion of the Company’s assets and the assets of these persons are located outside the United States. Consequently, it may not be possible for an investor to effect service of process within the United States on the Company or those persons. Furthermore, it may not be possible for an investor to enforce judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws or other laws of the United States against those persons or the Company. There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon United States federal securities laws and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based upon the civil liability provisions of the United States federal securities laws. Therefore, it may not be possible to enforce those actions against the Company, certain of the Company’s directors and officers or the experts named in this Prospectus Supplement

We are an emerging growth company and intend to take advantage of reduced disclosure requirements applicable to emerging growth companies, which could make our Common Shares less attractive to investors.

We are an “emerging growth company” as defined in the JOBS Act. We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more; (ii) December 31, 2026 (the last day of the fiscal year ending after the fifth anniversary of the date of the completion of the first sales of its common equity pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”)); (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; or (iv) the date we qualify as a “large accelerated filer” under the rules of the SEC, which means the market value of our Common Shares held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter after we have been a reporting company in the United States for at least 12 months. For so long as we remain an emerging growth company, we are permitted to and intend to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 (“Section 404”) of the Sarbanes-Oxley Act (2002), as amended (the “Sarbanes-Oxley Act”).

We may take advantage of some, but not all, of the available exemptions available to emerging growth companies. We cannot predict whether investors will find our Common Shares less attractive if we rely on these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and the price of our Common Shares may be more volatile.

We will incur increased costs as a result of operating as a public company in the United States and our management will be required to devote substantial time to new compliance initiatives.

As a U.S. public company, particularly if or when we are no longer an “emerging growth company” as defined under the JOBS Act we will incur significant legal, accounting and other expenses, in addition to those we currently incur as a Canadian public company, that we did not incur prior to being listed in the United States. In addition, the Sarbanes-Oxley Act, and rules implemented by the SEC and the NASDAQ impose various other requirements on public companies, and we will need to spend time and resources to ensure compliance with our reporting obligations in both Canada and the United States.

For example, pursuant to Section 404, we will be required to furnish a report by our management on our internal control over financial reporting (“ICFR”), which, if or when we are no longer an emerging growth company, must be accompanied by an attestation report on ICFR issued by our independent registered public accounting firm. To achieve compliance with Section 404 within the prescribed period, we will document and evaluate our ICFR, which is both costly and challenging. In this regard, we will need to continue to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of our ICFR, continue steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for ICFR. Despite our efforts, there is a risk that neither we nor our independent registered public accounting firm will be able to conclude within the prescribed timeframe that our ICFR is effective as required by Section 404. This could result in a determination that there are one or more material weaknesses in our ICFR, which could cause an adverse reaction in the financial markets due to a loss of confidence in the reliability of our consolidated financial statements.

In addition, becoming a public company in the United States will increase legal and financial compliance as well as regulatory costs, such as additional NASDAQ fees, and will make some of our public company obligations more time consuming. We intend to invest resources to comply with evolving laws, regulations and standards in both Canada and the United States, and this investment may result in increased general and administrative expenses and increased diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with public company laws, regulations and standards in the United States are insufficient, regulatory authorities may initiate legal proceedings against us and our business may be harmed.

We also expect that being a public company in the United States and complying with applicable rules and regulations will make it more expensive for us to obtain sufficient levels of director and officer liability insurance coverage. This factor could also make it more difficult for us to attract and retain qualified executive officers and members of our Board of Directors.

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to our U.S. shareholders.

We currently qualify as a “foreign private issuer” under applicable U.S. federal securities laws and, therefore, are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell our securities as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, we are exempt from the proxy rules under the Exchange Act. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we expect to comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive in every case the same information at the same time as such information is provided by U.S. domestic issuers.

In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. federal securities laws and NASDAQ listing rules and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. We plan to rely on this exemption in part. As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic issuers that are subject to all U.S. corporate governance requirements.

At some point in the future, we may cease to qualify as a foreign private issuer. If we cease to qualify, we will be subject to the same reporting requirements and corporate governance requirements as a U.S. domestic issuer, which may increase our costs of being a public company in the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable securities legislation (collectively, “forward-looking statements”). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate” and other similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. Forward-looking statements in this Prospectus Supplement, the Shelf Prospectus and the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

•	the intentions, plans and future actions of the Company;
•	statements relating to the business and future activities of the Company;
•	anticipated developments in operations of the Company;
•	market position, ability to compete and future financial or operating performance of the Company;
•	the timing and amount of funding required to execute the Company’s business plans;
•	capital expenditures;
•	the effect on the Company of any changes to existing or new legislation or policy or government regulation;
•	the availability of labour;
•	requirements for additional capital;
•	goals, strategies and future growth;
•	the adequacy of financial resources;
•	expectations regarding revenues, expenses and anticipated cash needs; and
•	the impact of the COVID-19 pandemic on the business and operations of the Company.

Forward-looking statements are not guarantees of future performance, actions or developments and are based on expectations, assumptions and other factors that management currently believes are relevant, reasonable and appropriate in the circumstances. The material expectations, assumptions, and other factors used in developing the forward-looking statements set out in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein include or relate to the following:

•	the Company’s ability to implement its growth strategies;
•	the Company’s competitive advantages;
•	the development of new products and services;
•	the Company’s ability to obtain and maintain financing on acceptable terms;
•	the impact of competition;
•	changes in laws, rules and regulations;
•	the Company’s ability to maintain and renew required licences;
•	the Company’s ability to maintain good business relationships with its customers, distributors, suppliers and other strategic partners;
•	the Company’s ability to protect intellectual property;
•	the Company’s ability to manage and integrate acquisitions;
•	the Company’s ability to retain key personnel; and
•	the absence of material adverse changes in the industry or Canadian or global economy, including as a result of the COVID-19 pandemic.

Although our management believes that the forward-looking statements herein or incorporated herein by reference are reasonable, actual results could be substantially different due to the risks and uncertainties associated with and inherent in our business, including the following risks:

•	we have a history of losses;
•	shareholder’s holdings maybe diluted if the Company issues additional Common Shares or other securities in the future;
•	we incur substantial research and development cost and may have reduced profitability as a result;
•	new business models could fail to produce any financial returns;
•	we are affected by operational risks;
•	we operate in evolving markets and we may have difficulty in evaluating future prospects;
•	risks related to competition in the industry;
•	our markets are prone to rapid technological change and there are risks relating to the evolving nature of the market for our products;
•	risks related to regulatory approvals and permitting requirements;
•	we may fail to obtain or maintain required regulatory approvals;
•	risks associated with acquisitions;
•	we are reliant on our key personnel;
•	risks related to uncertainty and adverse changes in the economy;
•	risks related to the COVID-19 pandemic and its impact on us;
•	risks associated with foreign operations in other countries;
•	our estimates of market opportunity and market and revenue growth may be inaccurate or we may fail to grow at our estimated rates;
•	tax risks associated with carrying on business in Canada;
•	we rely on critical components and raw materials to manufacture our products and if they become unavailable or scarce, there could be delays in and manufacturing and delivery of our products;
•	risks inherent for technology-based businesses operated in outdoor conditions;
•	we may be subject to product liability claims;
•	risks related to shortfalls in available research and development funding;
•	risks related to shipping products outside of Canada and approvals required for exporting;
•	risks related to economic and political uncertainty;
•	risks related to consumer perception of our products;
•	risks associated with any failure by us to successfully promote and protect our product brands;
•	we could suffer security breaches and the other risks associated with data security and hacking;
•	our business could be adversely affected if its consumer protection and data privacy practices are breached;
•	we are reliant on business partners;
•	our business may suffer if we cannot continue to protect our intellectual property rights;
•	we may be unable to obtain patent or other proprietary or statutory protection for new or improved technologies or products;
•	we may be subject to litigation from time-to-time;
•	risks related to conflicts of interest of our directors and officers;
•	risks related to the limited experience of the management team;
•	changes in laws, regulations, and guidelines relating to the Company’s business, including tax and accounting requirements;
•	adverse impacts on the Company’s reported results of operations as a result of adopting new accounting standards or interpretations;
•	changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters;
•	investors may lose their entire investment in the Offered Shares;
•	the price of the Common Shares may be subject to wide fluctuations;
•	investors will experience immediate and substantial dilution;
•	investors will experience dilution upon subsequent offerings;
•	an active trading market for the Common Shares may not be sustained;
•	the price of our Common Shares may fall or fail to be sustained;
•	we have discretion over the net proceeds from the Offering;
•	we may decrease or not continue paying dividends;

•	we, or our non-U.S. subsidiaries, may constitute CFCs for tax purposes;
•	we may be a PFIC for tax purposes;
•	the enforcement by investors of civil liabilities under the United States federal or state securities laws against us and our directors and officers may be difficult;
•	the liquidity of the Common Shares may be limited;
•	investors may experience dilution resulting from future Common Share issuances by us, including as a result of the exercise of outstanding stock options or the settlement of our share units;
•	we will incur increased costs and obligations operating as a public company in the United States;
•	there may be more limited public information available to U.S. shareholders given our current status as a foreign private issuer; and
•	the risk factors described under “Risk Factors” in this Prospectus Supplement.

Additional material risks and uncertainties applicable to the forward-looking statements set out in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein include, without limitation, unforeseen events, developments, or factors causing any of the aforesaid expectations, assumptions, and other factors ultimately to be inaccurate or irrelevant. Many of these factors are beyond our control. All forward-looking statements set out in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein are expressly qualified in their entirety by these cautionary statements. The forward-looking statements set out in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein are made as at the date hereof or thereof, as applicable, and we undertake no obligation to update publicly or to revise any of the forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable securities laws.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The annual consolidated financial statements of the Company incorporated by reference in this Prospectus Supplement have been prepared in accordance with IFRS and are reported in Canadian dollars, and the audit of such financial statements are subject to Canadian auditing and auditor independence standards.

In this Prospectus Supplement, unless otherwise indicated, all dollar amounts and references to “C$” or “$” are to Canadian dollars, and references to “US$” are to U.S. dollars.

The following table sets out, for the period indicated, certain exchange rates based upon the average rate published by the Bank of Canada during the respective periods. The rates are set out as United States dollars per $1.00.

	Three Months Ended March 31, 2021		Fiscal Year Ended December 31, 2020		Fiscal Year Ended December 31, 2019
Low	US$	0.7917	US$	0.6869	US$	0.7353
High	US$	0.8306	US$	0.7863	US$	0.7699
Average	US$	0.8121	US$	0.6898	US$	0.7537

On July 20, 2021, the daily exchange rate for the U.S. dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was $1.00 = C$1.2730.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of Offered Shares in this Offering will be approximately US$♦, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the Offering, together with existing cash, for general corporate purposes, including to fund ongoing operations, to fund growth initiatives and/or for working capital requirements including the continuing development and marketing of the Company’s core products, potential acquisitions and research and development.

The Company incurred operating losses and negative operating cash flow for the fiscal year ended December 31, 2020 and for the three months ended March 30, 2021. To the extent that the Company has negative operating cash flows in future periods, it may need to deploy a portion of the net proceeds from the Offering and/or its existing working capital to fund such negative cash flow. See “Risk Factors” in this Prospectus Supplement. While the Company intends to utilize the net proceeds from Offering as set forth in this Prospectus Supplement, there may be circumstances where for sound business reasons a reallocation of funds may be necessary. Management will have significant discretion and flexibility in applying the net proceeds from the Offering. See “Risk Factors” in this Prospectus Supplement.

Dividend Policy

We do not anticipate that we will declare or pay dividends in the foreseeable future on our Common Shares. Instead, we anticipate that all of our earnings will be used for the operation and growth of our business. Any future determination to declare cash dividends would be subject to the discretion of our Board of Directors and would depend upon various factors, including our results of operations, financial condition and liquidity requirements, restrictions that may be imposed by applicable law and our contracts and other factors deemed relevant by our Board of Directors.

CONSOLIDATED CAPITALIZATION

Except as described in the AIF and as outlined under “Prior Sales”, there have been no material changes in the share and loan capital of the Company, on a consolidated basis, since March 31, 2021 other than the one-for-five share proposed Consolidation which is anticipated to occur prior to or concurrent with the pricing of the Offering. See “Description of Capital Structure — Share Consolidation” in this Prospectus Supplement. As a result of the Offering, the shareholder’s equity of the Company will increase by the amount of the net proceeds of the Offering and the number of issued and outstanding Common Shares will increase by the number of Offered Shares actually distributed under the Offering.

DESCRIPTION OF the Business

The following description about us is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this Prospectus Supplement or the accompanying Shelf Prospectus. This description does not contain all of the information about us and our business that you should consider before investing in the Offered Shares. You should carefully read the entire Prospectus Supplement and the Shelf Prospectus, including the section entitled “Risk Factors” herein and therein, as well as the documents incorporated by reference into this Prospectus Supplement and the Shelf Prospectus, before making an investment decision.

Overview

The Company is a manufacturer, contract engineering, and product development company within the UAVs space, serving the public safety, agriculture, industrial inspections, and mapping and surveying markets. We provide sustainable, custom and “off-the-shelf” hardware, services, and solutions to companies and government agencies. Our mission is to deliver products that provide vital information our customers with the hopes of saving time, money and lives.

Corporate Structure

Name, Address and Incorporation

The Company was incorporated as Drone Acquisition Corp. under the Business Corporations Act (British Columbia) (the “BCBCA”) on June 1, 2018 for the purpose of reorganizing and recapitalizing the business of Draganfly Innovations Inc. (“Former Draganfly”). Effective July 17, 2019, the Company amended its articles to remove various classes of authorized but unissued preferred shares and replace them with only one class of preferred shares (the “Preferred Shares”). Effective August 15, 2019, the Company changed its name to “Draganfly Inc.” On August 22, 2019, the Company amended its articles to re-designate its Class A Common Shares as Common Shares.

The Company’s head office is located at 2108 St. George Avenue, Saskatoon, Saskatchewan S7M 0K7, and the registered office is located at Suite 2800, Park Place, 666 Burrard Street, Vancouver, British Columbia V6C 2Z7.

Intercorporate Relationships

The following chart shows the Company’s subsidiaries:

General Development of the Business of the Company

Founded in 1998, we believe that Former Draganfly, is recognized as one of the first commercial multi-rotor manufacturers and has a legacy for its innovation and superior customer service. Zenon Dragan is the founder of Former Draganfly, and is a recognized leading expert on UAV.

Former Draganfly introduced its first systems in 1999 and since evolved and shaped the UAV industry. The Company's aircraft are widely used by public safety agencies worldwide and we believe that we were one of the first UAV to receive a FAA Certificate of Authorization the fall of 2009 with the Mesa County Colorado Sheriff's Office. In 2013, the Royal Canadian Mounted Police flew one of the Company's drones to locate and save the life of an accident victim. We believe that Draganfly aircraft have achieved many industry firsts, including:

•	one of the first public safety UAV to shoot aerial photos documenting a manned aircraft accident in an urban area;

•	one of the first UAV operated by a public safety organization flown at night to locate and save a life;

•	one of the first UAV helicopter to be granted a county wide U.S. FAA Certificate of Authorization;

•	named as a test platform at one of the U.S. FAA's certified test sites;

•	one of the first to have a drone included in the Smithsonian National Air and Space Museum; and

•	four of the first six compliance certifications for its products issued by Transport Canada.

Recent Developments

On December 2, 2020, the Company completed an initial closing of its Regulation A+ Offering. The Company issued 2,556,496 units at price of 0.47 per unit for gross proceeds in the amount of $1,201,553 in the first closing.  Each unit is comprised of one Common Share and one Common Share purchase warrant, with each warrant entitling the holder to acquire one Common Share at a price of US$0.71 per Common Share for a period of two years from the date of issuance.

On December 22, 2020, the Company announced that it had been selected by Coldchain to immediately develop and provide flight services of a robust vaccine delivery payload for use in critical regions for drone delivery of the COVID-19 vaccine.

On January 6, 2021, the Company announced the awarding of a new patent for a vertical take-off and landing cargo delivery drone with variable center of gravity.

On January 21, 2021, the Company announced that it had been selected to provide engineering and development services for a drone-based air support defense system for ILS. The Company entered into a memorandum of understanding with ILS with the objective to create the terms and conditions surrounding a project management and development agreement for the production of ILS’s multi-launching air support defence system.

On March 2, 2021, the Company announced that it will be the exclusive supplier of drones to Woz ED’s drone program across its national K-12 curriculum with the expected deployment of approximately 3000 drones in 2021. The Company entered into a memorandum of understanding with Woz ED with the objective to create the terms and conditions surrounding a business agreement. The memorandum of understanding automatically terminates after 60 days; however, the Company anticipates entering into a definitive agreement with Woz ED during the third quarter of 2021.

On March 9, 2021, the Company announced that it had completed the final closing of the Regulation A+ Offering. The Company issued 32,443,457 units at price of US$0.47 per unit for gross proceeds in the amount of approximately $15.3 million in the final closing for total aggregate gross proceeds of $16.45 million.

On March 9, 2021, the Company also announced that it has entered into an asset purchase agreement with Vital to purchase all the assets of Vital in consideration for: (a) a cash payment of $500,000 with $50,000 paid upon execution of the asset purchase agreement, $200,000 to be paid at closing and $250,000 to be paid on the six-month anniversary date of closing; and (b) 6,000,000 units of the Company with each unit being comprised of one common share of the Company and one common share purchase warrant. Each warrant will entitle the holder to acquire one common share for a period of 24 months following closing at an exercise price of $2.67 per common share and the Company will be able to accelerate the expiry date of the warrants after one year in the event the underlying common shares have a value of at least 30% greater than the exercise price of the warrants. The units will be held in escrow following closing with 1,500,000 units being released at closing and the remainder to be released upon the Company reaching certain revenue milestones received from the purchased assets. The Company completed the acquisition on March 25, 2021.

On March 23, 2021, the Company announced that it signed a services deal to deploy EagleEye™ AI flight services with Windfall Geotek Inc. Windfall Geotek Inc. contractually agreed to have Draganfly provide $1,000,000 in flight services over the course of the next year with $500,000 already directly funded and allocated.

On May 13, 2021, the Company announced that it entered into a definitive agreement with Coldchain to develop, deploy and operate solutions for the delivery of medical supplies, medicine, and vaccines. The definitive agreement provides for phase one of a planned five-phase roll-out for the comprehensive development, deployment, and operation of a medical drone delivery service as well as the development of a solution for the timely delivery of medical supplies, medicine, and vaccines. Phase one will also include working with various regulatory bodies, including the Federal Aviation Administration, to obtain licenses and approvals for initial non-commercial beta test delivery routes. Phase one has a value of $125,000, to be executed over a maximum of ten months and the parties have agreed to negotiate an extension to the definitive agreement for phase two prior to the expiry of phase one. Under phase two, Coldchain will commit to purchasing no less than $625,000 in equipment and services from Draganfly.

On May 19, 2021, the Company announced that it signed a contract with ILS for the development, prototyping, and eventual production of a non-lethal 40 mm multi-launching systems that can be mounted and deployed from drones, drone systems, robots, robotic systems, and other stationary platforms or similar systems. As part of the contract, Draganfly has provided ILS with strategic vendor financing of US$150,000 to assist in the development of the project and in consideration ILS has granted Draganfly a worldwide royalty equal to 8% of the gross revenue received from the project for a period of five years from earlier of the repayment date or maturity date of the loan. The loan is secured against the intellectual property related to the project.

Drone Industry Overview

Drones or UAV have rapidly evolved from a military origin to commercial and civil government applications from security to farming. The increased automation of drones provides additional value to existing workflows, triggering more widespread adoption. A global shift to sustainable and eco-friendly options has further increased demand for drone usage. Lastly, regulatory amendments are anticipated to have an ongoing impact on the drone industry. According to Drone Industry Insights, the commercial and private drone market could grow from US$22.5 billion in 2020 to US$42.8 billion in 2025, representing CAGR of 13.8%.

Drone applications are being utilized in multiple industries on a global basis. A portion of manned military aircraft (“MMA”) created the drone industry as a safe, inexpensive option. Defense will remain the largest market over the foreseeable future. However, the mobile phone industry created an affordable technology stack for drones. The ability to carry a camera enabled many people to utilize the platforms for media production and beyond. That demand initiated in the consumer market and has migrated along with technological advancements into the growth of commercial drone industry.

The major segments of the drone market are drone hardware, software and services. Drone hardware are the physical goods, including drone platforms, aerial mobility platforms and components and systems. The software segment includes flight planning, navigation and computer vision, unmanned traffic management (“UTM”), fleet operations, ecosystems, networks and software development kits (“SDKs”). The services aid the drone hardware and software manufacturers. They include drone service providers (“DSPs”), system integrators, pilot training providers, retailers and marketplaces, coalitions and organizations, drone test sites, insurance providers and university/ educational facilities.

Drone application methods are being used by a variety of industries today. There are approximately eight methods that are garnering the most attention: mapping, surveying, inspection, filming/photography, dispensing/spraying, warehousing, monitoring/detection, and delivery. These applications are being used today by the civil government, educational facilities, agricultural, construction, health care, real estate, energy, transportation, insurance, security, and scientific industries. According the Drone Industry Insights, the fastest growing drone application method will be delivery and is forecasted at 28.6% CAGR over the next five years2; however, this will not happen without intense industry scrutiny and regulation.

2 See Global Drone Market Report 2020-2025

Products and Services

The Company can provide its customers with an entire suite of products and services that include: quad-copters, fixed wing aircrafts, ground based robots, hand held controllers, flight training, and software used for tracking, live streaming, and data collection. In addition, Draganfly has launched a health/telehealth platform. The initial focus of the platform is a COVID-19 screening set of technologies that remotely detects a number of key COVID-19 respiratory symptoms. The Company is also offering sanitary spraying services to indoor and outdoor public gathering spaces such as sport stadiums and fields to provide additional protection against the spread of contagious viruses such as COVID-19.

Product sales and engineering services accounted for 71% and 29%, respectively, of revenues of Draganfly for the financial year ended December 31, 2020. The bulk of engineering service work is for one large US based customer that subcontracts to Draganfly. The customer’s clients tend to be the U.S. government and military.

Draganfly Products

Quadcopters and Multirotors

The Company is among the longest-running manufacturers of quadcopters and multirotor drones in the world. Draganfly’s quadcopters and multirotor drones include the following:

•	Draganflyer Commander – a high-endurance, electric, autonomous quadcopter drone built on Draganfly’s patented carbon fiber folding airframe with interchangeable payloads for a variety of missions requiring high resolution imagery, including surveying, 3D mapping, industrial inspection, search and rescue, and high-endurance public safety applications.

•	Draganflyer X4-P – semi-autonomous quadcopter with 18 minute flight time ideal for medium projects.

•	Quantix™ Mapper – exclusive to Draganfly through its partnership with AeroVironment, it is a fully-automated drone that is designed for mapping.

•	Tango2 – a high endurance, dual battery, sUAS capable of carrying a wide array of payload systems. The aircraft utilizes the Draganfly intelligent power management system to extend flight time while increasing safety. This sUAS is ideal for agricultural monitoring and research, mapping, surveying, environmental monitoring, and search and rescue.

Universal Control System

The Draganfly Universal Control System is a complete, handheld ground control system that is built to integrate with other software and hardware systems. The Draganfly Universal Control System is designed to provide precise control over sUAS helicopters, fixed-wing, and ground-based robots. Draganfly software provides sophisticated flight planning, automated takeoff, grid following, waypoints, landing, data collection, and video downlink.

Software

The Draganfly Surveyor drone flight planning software is an intuitive, easy to use, application that enables customers to quickly plan, fly, and process meaningful data. Based on the project, camera type, optics, and altitude, the drone software determines the appropriate camera shutter interval, aircraft speed, and flight plan to capture the optimum required photo overlap to generate 2D and 3D maps and models. The Draganfly Surveyor directly integrates with Pix4Dmapper for survey-grade results and can be used alongside other third party photogrammetry programs.

Vital Intelligence

Draganfly installs standalone and airborne health assessment systems at locations such as universities, hotels, casinos, family entertainment complexes, shopping centers, and other high-traffic locations. These systems effectively measure social distancing and visitors’ vital signs like temperature, cough, and respiratory rate to identify high-risk visitors. Vital Intelligence is a data platform that turns an existing camera into a touchless symptom detection system, measuring vital signs and social distancing. Draganfly integrates this technology into a variety of platforms and camera systems – both on the ground and in the air – to assess people coming into and traveling throughout a facility.

Draganfly Services

Custom Engineering

Draganfly is a contract engineering partner for government agencies, enterprise organizations, academic institutions, and businesses of all sizes. The Draganfly team’s truest capabilities are actualized during the engineering process as hardware designers, software designers, engineers, project managers, and vertical-specific experts come together to build custom drone solutions for its partners. Draganfly’s end-to-end engineering services include:

•	Hardware design: Component, product, and system design.

•	Software design: Custom software and interface design.

•	Development: Including integration with third party platforms, PixX4D, Pixhawk, Ardupilot, DJI and more.

•	Modeling: 3D design and modeling of mechanical components.

•	ITAR equipment management: Approved handling and integration of ITAR, and Controlled Goods technologies.

•	Support: Testing, training, documentation, and repairs.

Training

Draganfly offers custom-designed training packages that are tailored to specific operations and use cases. The Company also offers basic training for new UAV owners, up to advanced classes for users who understand the fundamentals and are looking for new ways to increase flight efficiency or comply with federal regulations.

Flight Services

Draganfly has a team of qualified pilots that conduct flights on behalf of its customers. The team specializes in working with emergency services including police, fire, and search and rescue personnel. Draganfly also supports industrial applications, utility and power companies, environmental and agricultural entities and others.

Varigard Spraying Services

Draganfly operates in partnership with Varigard LLC, a leader in natural and organic disinfectants, to administer a sanitization spraying service in large public venues by misting a surface spray across the entire venue in four to six hours.

Principal Markets

Draganfly has more than 20 years of experience designing and manufacturing professional drones for military, public safety, energy, agriculture, and insurance. Draganfly has sold products and services to a number of countries but predominantly focuses on the North American market given its geographical location.

Military and Government

Military and government contractors partner with Draganfly to improve personnel and infrastructure safety. Draganfly works with partners to design and manufacture custom airframes, design and develop payloads, and manage complex flight operations. Draganfly team members hold advanced pilot certificates and are approved to fly in controlled airspace and at airports. Since the Company’s development team is cleared by Canada’s Controlled Goods Program, the team is permitted to handle ITAR equipment and technologies, and the Company’s facilities are built to protect those technologies and ensure they are only handled by approved personnel.

Public Safety

In 2013, the Draganflyer was the first drone to save a human life. Years later, the Company is still a leader in using drone technology to keep the public safe. Draganfly works with its partners to identify unknowns, such as substances, spills, packages, and chemicals while not putting human lives at risk. Draganfly builds aerial and ground systems with custom payloads and sensors to scan scenes, survey public events, locate objects, and clear debris faster and more safely than on-the-ground manpower. The Company also empowers its partners to maximize existing infrastructures via custom API integrations that ensure Draganfly’s technology enhances their safety systems.

Environmental and Energy

Draganfly offers a suite of commercial UAV solutions for energy companies and those servicing the energy market, like surveyors and consultants. Draganfly equips energy companies with the hardware and software they need to optimize existing operations, improve safety, and respond after a natural disaster. Partners can use Draganfly hardware and 3D modeling software to remotely inspect sites that would put human lives at risk. They also conduct environmental monitoring with Draganfly’s sample collection solutions, assessing water and ground pollution, gas composition, infrastructure, and other environments.

Agriculture

Draganfly works with its partners to collect high-quality data, using multi- and hyper-spectral imaging, 3D modeling, and a suite of sophisticated sensor technology that assesses environmental factors. Seed companies use Draganfly technology to optimize growth season, measuring seed trial results throughout the research and development process. Farmers can use Draganfly flight and data collection services to monitor hectares of land year-round, assessing factors like fertilizer efficiency, weed production, and more.

Insurance

Insurance companies can use Draganfly technology for pre-damage baseline and post-event damage assessments of infrastructure to reduce risk when dealing with natural disasters and other catastrophic events. Property owners, insurers, and reinsurers can leverage Draganfly’s flight, data collection, and assessment services to increase accuracy and speed when inspecting a site.

Operations

Canadian Operations

Draganfly Innovation Inc.’s products are manufactured at its machine shop within its leased head office based in Saskatoon, Saskatchewan, Canada. Draganfly Innovations Inc. operates the fully operational facility located at 2108 St. George Avenue, Saskatoon, SK S7M 0K7. This facility is to be used only for the purposes of Draganfly Innovations Inc. operating its business of design, development, production, distribution, sale and/or licensing of drones or robots, or such other use as permitted by the landlord from time to time.

Dronelogics Services Inc.’s services are provided through its leased space located at Unit 319, 2999 Underhill Avenue, Burnaby, British Columbia.

United States Operations

The Company, through its wholly-owned subsidiary, Draganfly Innovations USA Inc., has a management office in Raleigh, North Carolina that currently conducts business in the state of North Carolina in the United States.

Competitive Conditions

Although Draganfly is acknowledged as the pioneer that we believe was the first to develop the commercial multi rotor helicopter, there are now many drone hardware companies in the world. As technology has improved and costs for hardware and software have come down, the line between consumer and commercial drones has blurred. Historically, Draganfly has serviced early adopters in the public safety industry. At this stage of the commercial drone adoption curve, the average public safety organization (local, regional, and even federal law enforcement, for example), are quite budget conscious. Hence, these organizations tend to use lower cost drones that have become quite sophisticated that can accomplish most of their use cases. The dominant company in the industry is DJI, the Chinese drone company that is reputed to own over 70% of the consumer and now commercial drone market. The majority of DJI’s drones are geared towards broad applications involving the masses. Draganfly has moved away from competing directly with DJI and has chosen to serve niche markets outside of where DJI tends to be. There are also some organizations that tend to be US based that either prefer or are mandated to not use foreign drones such as those produced by DJI. Some of these organizations are sensitive to their work being exposed to that of overseas governments which has at least for the time being, created a niche market for players such as Draganfly. The combined shift away from foreign made drones (national security issues) and regulatory improvements by the FAA (Federal Aviation Administration) in respect of drone usage is driving industry demand. As Draganfly has evolved to move with the industry trends, the Company now uses DJI drones as part of some of its customization and engineering services work. Draganfly has also moved into innovative engineering procurement which is very specialized. As the drone industry matures, this may bring more competitors to this space or the Company’s customers may choose to develop the in-house expertise to do the work that they currently outsource to Draganfly. However, it is the Company’s view that there will be a growing customer base that will require very specialized work that only a handful of companies can do.

The market remains highly competitive. Private equity continues to significantly capitalize drone start-ups at industry high valuations. The publicly-traded companies in the drone segment trade at different valuations, with a steep discount to private-equity backed ventures. Some of the other publicly traded companies we may compete with include Alpine 4 Tech, Inc., Aerovironment Inc., EHang Holdings Limited, AgEagle, Drone Delivery Canada, Inc., and Red Cat Holdings, Inc.

Regulatory Framework

A new regulatory framework relating to the use of drones in Canada was published by Transport Canada in January 2019 and came into effect on June 1, 2019. The changes, published in the Canadian Aviation Regulations (“CARs”), Part IX, introduce new rules based on the weight of the RPA and the intended operation. This framework creates three broad categories of RPAS: (i) small RPAS in limited (low risk) operations (“Small RPAS Basic”); (ii) small RPAS in advanced (complex) operations (“Small RPAS Advanced”); and (iii) all other RPA operations that fall outside (i) and (ii) above. These regulations focus on foundational issues such as aircraft marking and registration, pilot knowledge and certification, airworthiness of the aircraft, and flight rules.

Small RPAS Basic are defined as RPAS weighing between 250 grams and 25 kilograms and operated in rural and unpopulated areas. These RPAS will require identification markings, including name, address and contact information of the owner and pilot of the RPA. Pilots must be at least 14 years of age and must hold a valid Basic RPA licence that is specific to small drones. Additional restrictions are imposed that include that the RPA cannot operate: (i) within approximately 30 meters of people or open-air assemblies of people, (ii) above 400 feet, (iii) within approximately 1.85 kilometers of heliports or (iv) within approximately 5.5 kilometers of airports. These regulations require the RPA to always be operated within visual line-of-sight.

Small RPAS Advanced are defined as RPAS weighing between 250 grams and 25 kilograms and operated in urban and/or populated areas. These RPAS will require identification, marking and registration with Transport Canada as well as meeting specified design standards acceptable to Transport Canada. The RPA will be assigned a unique identification/registration number issued by Transport Canada. Pilots must be at least 16 years of age and must hold a valid Advanced RPAS licence that is specific to small drones. Approval for operation must be granted by Air Traffic Control when operating in controlled airspace or near controlled aerodromes. A set of flight rules must be followed at all times for these more complex operations. Restrictions, including distances from people, are determined based on the safety certification of the RPA being operated. The RPA must always be operated within visual line-of-sight.

The current legislation utilizes a similar Special Flight Operations Certificate (“SFOC”) application process, as the previous regulations, to approve any operations that do not fit within the regulatory regime set out above, such as operating beyond visual-line-of-sight. For those wishing to operate outside of the regulatory framework set out in CARs, part IX, there will be a variety of SFOC application processes tailored to the nature and use of the RPA. The more complex and risky the proposed operation, the more thorough and detailed the SFOC application process.

Those operators requiring an SFOC must apply to the Transport Canada Civil Aviation Regional Office at least 30 working days prior to the date of the proposed RPAS operation. Transport Canada has wide discretion in reviewing and approving SFOC applications; however, to date the Company has never been refused an SFOC for which it has applied. The purpose of the SFOC application review is to ensure that the proposed operation is safe and associated risks have been adequately mitigated by the Company.

In April 2020, Transport Canada published a Notice of Proposed Amendment (“NPA”) as the first step in the publication of new regulations for beyond visual line-of-sight operations. The NPA provided a synopsis of the high-level policies Transport Canada is proposing to support beyond visual line-of-sight operations in lower risk environments such as remote and isolated areas. These new regulations will also provide clear direction and guidance on the use of heavier aircraft (up to 650 kilograms), operations at higher altitudes than currently permitted in CARs, Part IX, and will set the foundation for an operator certification program. Once published, these regulations will permit routine beyond visual-line-of-sight operations without the need for the Company to request specific permission for each operation, as is currently required with the current SFOC process.  The first draft of these regulations were expected to be published in Canada Gazette in Spring of 2021; however, as at the date of this Prospectus Supplement, the first draft has not been published.

The Company is currently fully compliant with all current regulatory requirements and has applied for, and received Transport Canada approval for several SFOCs.

Components

The Company obtains hardware components, various subsystems and systems, and raw materials from a limited group of suppliers. The Company does not have long-term agreements with any of these suppliers that obligate such suppliers to continue to sell components, subsystems, systems or products to the Company. The Company’s reliance on these suppliers involves significant risks and uncertainties, including whether suppliers will provide an adequate supply of required raw materials, components, subsystems, or systems of sufficient quality, will increase prices for the raw materials, components, subsystems or systems, and will perform their obligations on a timely basis. See “Risk Factors”.

Intangible Properties

Intangibles such as patents, software, specific technology know-how, and applications expertise all have a significant effect on the Company’s business. The Company has been focused on developing proprietary technology which meets or exceeds anticipated Canadian government requirements relating to drone delivery. By virtue of being one of the first commercial UAV companies in the industry, the Company’s subsidiary, Draganfly Innovations Inc., holds commercial patents.

The Company has the following patents and patents pending in the application stage in its portfolio and intends to continue to expand and grow its intellectual property portfolio:

Title	Country	Application No.	Issue Date	Patent No.	Status
Multi Rotor UAV With Compact Folding Rotor Arms	Canada	2,917,434	4/23/2019	2,917,434	Issued
Unmanned Rotary Wing Aircraft With Compact Folding Rotor Arms	Canada	2,876,630	N/A	N/A	Pending
Vehicle with Aerial and Ground Mobility	Canada	2,787,279	10/22/2013	2,787,279	Issued
Vertical Takeoff and Landing Unmanned Aircraft System	Canada	2,935,793	1/15/2021	2,935,793	Issued
Wheel with Folding Segments	Canada	2,787,075	10/29/2013	2,787,075	Issued
Action Camera System for Unmanned Aerial Vehicle	United States	15/707,752	1/22/2019	10,187,580	Issued
Action Camera System for Unmanned Aerial Vehicle	United States	14/533,995	9/19/2017	9,769,387	Issued
Cascade Recognition for Personal Tracking via Unmanned Aerial Vehicle (UAV)	United States	14/642,370	7/18/2017	9,710,709	Issued
Cascade Recognition for Personal Tracking via Unmanned Aerial Vehicle (UAV)	United States	15/651,672	2/13/2018	9,892,322	Issued
Cascade Recognition for Personal Tracking via Unmanned Aerial Vehicle (UAV)	United States	15/894,292	10/8/2019	10,438,062	Issued
Dual Rotor Helicopter with Tilted Rotational Axes	United States	12/458,608	11/8/2011	8,052,081	Issued
Helicopter with Folding Rotor Arms	United States	13/200,825	10/23/2012	8,292,215	Issued
Multi Rotor UAV With Compact Folding Rotor Arms	United States	14/994,080	7/31/2018	10,035,581	Issued
Pixel Based Image Tracking System For Unmanned Aerial Vehicle (UAV) Action Camera System	United States	15/256,193	10/10/2017	9,785,147	Issued
Pixel Based Image Tracking System for Unmanned Aerial Vehicle (UAV) Action Camera System	United States	14/825,956	9/13/2016	9,442,485	Issued
Real Time Noise Reduction System for Dynamic Motor Frequencies Aboard an Unmanned Aerial Vehicle (UAV)	United States	14/642,496	11/8/2016	9,489,937	Issued
System and Method for Adaptive Y Axis Power Usage and Non Linear Battery Usage for Unmanned Aerial Vehicle Equipped with Action Camera System	United States	14/825,914	12/6/2016	9,511,878	Issued
Tandem Wing Aircraft System with Shrouded Propeller	United States	15/584,815	8/13/2019	10,377,488	Issued
Vehicle with Aerial and Ground Mobility	United States	14/641,468	3/21/2017	9,598,171	Issued
Vehicle with Aerial and Ground Mobility	United States	13/846,074	3/31/2015	8,991,740	Issued
Vertical Take Off And Landing (VTOL) Aircraft Having Variable Center Of Gravity	United States	15/706,158	10/20/2020	10,807,707	Issued
Vertical Takeoff and Landing Unmanned Aircraft System	United States	15/164,718	8/28/2018	10,059,442	Issued
Visually Intelligent Camera Device with Peripheral Control Outputs	United States	14/939,369	8/6/2019	10,375,359	Issued
Wheel with Folding Segments	United States	13/739,419	6/17/2014	8,753,155	Issued

The Company also has the following registered trademarks and pending applications:

Description	Name/Title	Official No.	Governmental Entity
Trademark Application (Status: Filed)	DRAGANFLY	1,972,336	CIPO
Registered Trademark	DRAGANFLYER EXPLORE	TMA1,025,742	CIPO
Registered Trademark	DRAGANFLYER APEX	TMA1,025,624	CIPO
Registered Trademark	DRAGANFLYER COMMANDER	TMA1,008,809	CIPO
Registered Trademark	DRAGANFUEL	TMA997,118	CIPO
Registered Trademark	DRAGANFLY INNOVATIONS	TMA908,564	CIPO
Registered Trademark	DRAGANFLYER	TMA906,939	CIPO
Registered Trademark	DRAGANFLY & DESIGN	TMA905,935	CIPO
Registered Trademark	DRAGANFLY	TMA1,071,582	CIPO
Registered Trademark	DRAGANFLY	TMA1,069,670	CIPO
Registered Trademark	DRAGANFLYER GUARDIAN	TMA904,883	CIPO
Registered Trademark	DRAGANVIEW	TMA886,217	CIPO
Registered Trademark	DRAGANFLYER APEX	6248237	USPTO
Registered Trademark	DRAGANFLY	6373176	USPTO
Registered Trademark	DRAGANFLYER COMMANDER	5760146	USPTO
Registered Trademark	DRAGANFUEL	5563360	USPTO
Registered Trademark	DRAGANFLY INNOVATIONS	5130969	USPTO
Registered Trademark	DRAGANFLYER	4920316	USPTO
Registered Trademark	DRAGANFLY & Design	5130970	USPTO
Registered Trademark	DRAGANFLYER GUARDIAN	4995725	USPTO
Registered Trademark	DRAGANVIEW	4920317	USPTO
Trademark Application[3]	DRAGANFLY	88488410	USPTO

3 The US application is suspended pending registration of the Canadian mark

Market Opportunity

Drones have rapidly evolved from their military origin to commercial and civil government applications from security to farming. The increased automation of drones provides additional value to existing workflows, triggering more widespread adoption. A global shift to sustainable and eco-friendly options has further increased demand for drone usage. Lastly, regulatory amendments are anticipated to have an ongoing impact on the drone industry. According to Drone Industry Insights, the commercial and private drone market could grow from $22.5 billion in 2020 to $42.8 billion in 2025, representing CAGR of 13.8%.

Drone application methods are being used by a variety of industries today. The most active segments are Mapping, Surveying, Inspection, Filming/photography, dispensing/spraying, warehousing, monitoring/detection, and delivery. These applications are being used today by the civil government, educational facilities, agricultural, construction, health care, real estate, energy, transportation, insurance, security, and scientific industries for public safety, data collection and profit. According the Drone Industry Insights, the fastest growing drone application method will be delivery and is forecasted at 28.6% CAGR over the next five years.3 It is widely believed over 100,000 new jobs will be created in the drone market by 2025. However, regulatory hurdles and intense industry scrutiny need to be addressed.

Our existing products are configured to meet the needs of multiple industries. We continue to add new customers in different market verticals. We are actively designing and developing new products and services to meet increased customer demands.

Growth Strategy

Draganfly markets its products and services as a drone solution platform that enables customer to do things not easily done before and to collect data not easily available before. Draganfly provides solutions to our customers utilizing drones and adjunct technologies. Sensors, software, AI and more all make up this ability to provide solutions that only a company with end-to-end capabilities can provide. Draganfly grows by dealing with the decision makers in organizations who generally have budget control and/or P&L responsibility. Draganfly will continue to develop specific solutions and IP for industry verticals by working directly with customers. Draganfly will also pursue an acquisition strategy focused on adding additional capabilities to its platform that strengthen its value proposition of being able to provide new and total solutions that other drone companies cannot. Draganfly is focused on growth through developing new products, expanding its customer base, and pursuing accretive acquisition opportunities, both within and outside North America, in new markets that complement its existing portfolio.

Sales and Marketing

Draganfly plans to expand it sales and market capabilities in three key areas. First, Draganfly intends to implement a sales force that has the ability to build relationships and sell specifically designed solutions into industry verticals. This sales force will be specialized into segments that sell either direct or into a channel dependant on the specific product or service solution being provided. Draganfly plans to expand business development personnel that can work with specific industries to envision and develop new product lines and services not yet contemplated by our customers. Second, Draganfly plans to drive greater market awareness of the Draganfly Brand via public relations as well as an expanded marketing pushing via specific sponsorships of events that complement and highlight the Draganfly technology. i.e. sporting events where Draganfly’s Vital Intelligence Technology is used to provide health screening for spectators and/or staff; or, where Draganfly’s Varigard 20hr + spraying solution via drones is used to disinfect and coat the stadium from pathogens. Third, Draganfly plans targeted marketing and advertising via tradeshows/conferences which are virtual or physical (“post COVID”) as well as target digital advertising campaigns used to generate inbound inquires for specific products, services or solution opportunities. Upon completion of this Offering, as part of implementing its growth strategy, Draganfly plans to increase its sales and marketing teams, to attend trade shows and conferences to raise brand awareness and forge business relationships, and to sponsor specific events that complement its technology.

3 See Global Drone Market Report 2020-2025

Customers

Key customers are customers looking to gain strategic advantage in particular markets via the use of drones and drone technology. These are often large organization with a specific problem that they are currently solving in an expensive manner which usually means the use of teams of people or expensive personnel. By designing solution and providing everything from design to manufacturing to sensor development and even giving recognition on patents of IP development (not with commercial interest) to providing the services and housing the data we develop customer relationships that are very “sticky”.  It is estimated that a variety of fortune 5000 companies will be utilizing drone or drone related technologies over the next 10 years and beyond with the next 3 years being crucial in establishing market share of which Draganfly is ideally positioned to execute on.

Specialized Skill and Knowledge

There is a specialized skill required for the development, operations, maintenance, sales and marketing of the Company’s technology. The Company’s current staff possesses the necessary skills and knowledge required for the Company’s business; however, additional employees may be added to staff as needed. All operational staff hold the appropriate licences and certificate as mandated by Transport Canada.

Changes to Contracts

During the year ended December 31, 2019, the Company derived 81% of its revenues from one custom engineering customer; however, as a result of the COVID-19 pandemic, this customer reduced a number of its projects and the Company ceased to receive orders after the first quarter of the year ended December 31, 2020. The Company may receive orders from this customer in the future; however, there is no assurance that any future orders will be received. No aspect of Draganfly’s business is anticipated to be affected in the current financial year by renegotiation or termination of any contract.

Employees/Consultants

As at July 21, 2021, the Company had 22 employees and three full-time and part-time consultants whose services were, and continue to be, used on a regular basis for day-to-day operations.

DIRECTORS AND OFFICERS

As at the date hereof, the Board is comprised of seven individuals. The following table sets forth the names and municipalities of residence of the current directors and executive officers of the Company, their respective positions and offices with the Company and the date first appointed or elected as a director and/or officer and their principal occupation(s) within the past five years.

Name, Occupation and Security Holding

Name and Municipality of Residence	Position Held and Date Appointed	Principal Occupation within the past five years
Cameron Chell Bowen Island, British Columbia, Canada	Chief Executive Officer, Chairman and a Director (August 14, 2019)	Chairman and Chief Executive Officer of the Company since August 2019; co-founder of Business Instincts Group Inc., a Calgary-based Venture Creation Firm, since 2009; co-founder of Cold Bore Technologies Inc. from February 2013 to present; Chairman and founder of TraxOne Inc. from September 2016 to present; a director and an advisor to KodakCoin from May 2017 to present; Chairman and co-founder of CurrencyWorks Inc. from November 2017 to present; director and co-founder of Slyce Inc. from January 2012 to January 2017. Chairman and Chief Executive Officer of the Company since August 2019; and Chief Executive Officer and co-founder at Business Instincts Group Inc., a Calgary-based Venture Creation Firm, since 2009.

Name and Municipality of Residence	Position Held and Date Appointed	Principal Occupation within the past five years
Scott Larson(1) Burnaby, British Columbia, Canada	President (July 3, 2020) and a Director (August 14, 2019)	President of the Company since July 2020; former Chief Executive Officer of Kater Technologies, a Vancouver-based mobility as a service (MaaS) company building out an integrated intermodal transportation platform incorporating public transportation, buses, taxis and ride hailing vehicles into a single service, from January 2019 to March 2020; former Chief Executive Officer of Helios Wire, a satellite company building out a space-enabled IoT/M2M network, from 2016 to 2019; and former Chief Executive Officer and founder of UrtheCast Corp. from 2010 to 2015.
Olen Aasen(1)(2) Vancouver, British Columbia, Canada	Director (August 14, 2019)	General Counsel at King & Bay West Management Corp. since February 2011.
Andrew Hill Card Jr. (2) Jaffrey, New Hampshire, United States	Director (November 7, 2019)	Interim Chief Executive Officer of the George & Barbara Bush Foundation since June 2020; Chairman of the National Endowment for Democracy (NED), a non-profit organization dedicated to the growth and strengthening of democratic institutions around the world, since January 2018; and President of Franklin Pierce University in New Hampshire from January 2015 through July 2016.
Justin Hannewyk Vancouver, British Columbia, Canada	Director (April 30, 2020)	President of Dronelogics, a wholly-owned subsidiary of the Company, since 2009; President of Candrone from January 2009 to present; and an independent consultant to enterprise clients with respect to the integration of drones for over 10 years.
John M. Mitnick(1)(2) McLean, Virginia, United States	Director (June 18, 2020)	Member of Board of Directors of Valaurum, Inc., March 2016 to February 2018 and since October 2019; General Counsel of the U.S. Department of Homeland Security from February 2018 to September 2019; and Senior Vice President, General Counsel, and Secretary of The Heritage Foundation from March 2014 to February 2018.
Denis Silva Vancouver, British Columbia, Canada	Director (August 14, 2019)	Corporate and securities partner with the law firm DLA Piper (Canada) LLP since July 2020; and partner at the law firm Gowling WLG (Canada) LLP from 2015 to 2020.
Paul Sun Oakville, Ontario, Canada	Chief Financial Officer and Corporate Secretary (August 14, 2019)	Chief Financial Officer of the Company since August 2019; Chief Financial Officer of Former Draganfly since July 2015; and Managing Director, Institutional Equity Sales at Beacon Securities Limited from January 2013 to December 2014.
John Bagocius Jupiter, Florida, United States	Senior Vice President, Sales (July 14, 2020)	Senior Vice President, Sales of the Company since July 2020; VP of Sales for the Public Safety & Commercial UAS groups for FLIR Systems from January 2019 to March 2020; VP of Sales, North America Public Safety & Commercial UAS Solutions for Aeryon Labs Inc. from June 2017 until December 2018; and various leadership positions in Sales, Product Management, and Business Development for Crossmatch Technologies from June 2000 to June 2017.

Notes:

(1)	Member of the Audit Committee effective following the Nasdaq listing.
(2)	Member of the Nominating and Corporate Governance Committee effective following the Nasdaq listing.

As at the date hereof, prior to the Consolidation the directors and senior officers of Draganfly, as a group, beneficially own or control, directly or indirectly, 7,725,810 Common Shares or 5.7% of the issued and outstanding Common Shares.

The directors listed above will hold office until the next annual meeting of the Company or until their successors are elected or appointed.

Corporate Cease Trade Orders, Bankruptcies, Penalties or Sanctions

To the knowledge of management, no director or executive officer as at the date hereof, is or was within 10 years before the date hereof, a director, chief executive officer or chief financial officer of any company (including Draganfly), that (a) was subject to an order that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer, or (b) was subject to an order that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer. For the purposes hereof, “order” means (a) a cease trade order, (b) an order similar to a cease trade order, or (c) an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days.

To the knowledge of management, other than as disclosed herein, no director or executive officer of Draganfly, or a shareholder holding a sufficient number of securities of Draganfly to affect materially the control of the company (a) is, as at the date hereof, or has been within the 10 years before the date hereof, a director or executive officer of any company (including Draganfly) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets, or (b) has, within the 10 years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

By Order of the Supreme Court of Newfoundland and Labrador dated June 17, 2020, Deloitte Restructuring Inc. was appointed as the receiver and manager of all current and future assets, undertakings, and properties of the Kami Mine Limited Partnership, Kami General Partner Limited, and Alderon Iron Ore Corp. The receivership was initiated by a secured creditor of the Kami Mine Limited Partnership after its failure to refinance the secured debt due to the COVID-19 pandemic. Mr. Aasen was Corporate Secretary of Alderon Iron Ore Corp. and Secretary and Director of Kami General Partner Limited until April 28, 2020.

Penalties or Sanctions

No director, executive officer or shareholder holding a sufficient number of securities of Draganfly to materially affect the control of the Company has been subject to: (i) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or (ii) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Conflicts of Interest

There are potential conflicts of interest to which the directors and officers of Draganfly will be subject to in connection with the operations of Draganfly. In particular, certain of the directors and officers of Draganfly are involved in managerial or director positions with other companies whose operations may, from time to time, be in direct competition with those of Draganfly or with entities which may, from time to time, provide financing to, or make equity investments in, competitors of Draganfly.

In accordance with the applicable corporate and securities legislation, directors who have a material interest or any person who is a party to a material contract or a proposed material contract with Draganfly are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the contract. In addition, the directors are required to act honestly and in good faith with a view to the best interests of Draganfly. Certain of the directors and each of the executive officers of Draganfly have either other employment or other business or time restrictions placed on them and accordingly, these directors of Draganfly will only be able to devote part of their time to the affairs of Draganfly. To the extent that conflicts of interest arise, such conflicts will be resolved in accordance with the provisions of the applicable corporate law.

UNDERWRITING

ThinkEquity, a division of Fordham Financial Management, Inc. is acting as the Underwriter of this Offering. We have entered into an underwriting agreement dated ♦, 2021 (the “Underwriting Agreement”) with the Underwriter. Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell to the Underwriter, on the Closing Date, the number of Offered Shares listed next to its name below at the Offering Price, less the underwriting discounts and commissions set forth on the cover page of this Prospectus Supplement and below in the section entitled “Discounts”, Commissions and Expenses”, against delivery of the Offered Shares.

Underwriter	Number of Offered Shares
ThinkEquity, a division of Fordham Financial Management, Inc.	♦
Total	♦

The Underwriter is offering the Offered Shares subject to its acceptance of the Offered Shares from us and subject to prior sale. The Underwriting Agreement provides that the obligations of the Underwriter to pay for and accept delivery of the Offered Shares offered by this Prospectus Supplement are subject to the approval of certain legal matters by their legal counsel and to certain other conditions. The Underwriter is obligated to take and pay for all of the Offered Shares offered by this Prospectus Supplement if any Offered Shares are taken, other than the Offered Shares covered by the Over-Allotment Option to purchase additional Common Shares described below.

The Underwriter proposes to offer the Offered Shares to the public at the Offering Price set forth on the cover page of this Prospectus Supplement. In addition, the Underwriter may offer some of the Offered Shares to other securities dealers at the Offering Price less a concession not in excess of US$♦ per Offered Share.

Over-Allotment Option to Purchase Additional Common Shares

We have granted to the Underwriter the Over-Allotment Option, exercisable in whole or in part in the sole discretion of the Underwriter, for up to 45 days after the date of this Prospectus Supplement, to purchase up to an additional ♦ Common Shares (the “Over-Allotment Shares”), representing fifteen percent (15%) of the Offered Shares sold in the Offering. The purchase price to be paid per Over-Allotment Share shall be equal to the Offering Price of one Offered Share, less the underwriting discounts. If this Over-Allotment Option is exercised in full, the total price to the public will be US$♦ and the total net proceeds, before expenses, to us will be US$♦.

This Prospectus Supplement and the Shelf Prospectus also qualify the grant of the Over-Allotment Option and the distribution of the Over-Allotment Shares upon exercise of the Over-Allotment Option. Any purchaser who acquires Over-Allotment Shares forming part of the over-allotment position of the Underwriter pursuant to the Over-Allotment Option acquires such securities under this Prospectus Supplement and the Shelf Prospectus, regardless of whether the over-allotment position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

The Offered Shares will be offered in the United States pursuant to the MJDS, and subject to applicable law, certain jurisdictions outside of the United States through the Underwriter either directly or through its broker-dealer affiliates or agents, as applicable, in accordance with the Underwriting Agreement. The Underwriter is acting as Underwriter to us only in respect of the offer, sale and distribution of the Offered Shares in the United States.

Discounts, Commissions and Expenses

The following table shows the Offering Price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Underwriter of the Over-Allotment Option.

	Per Common Share	Total with no Over-Allotment	Total with Over-Allotment
Public Offering price	US$ ♦	US$ ♦	US$ ♦

Underwriting discounts and commissions (7.0%)	US$ ♦	US$ ♦	US$ ♦

Proceeds, before expenses, to us	US$ ♦	US$ ♦	US$ ♦

We have agreed to pay a non-accountable expense allowance equal to 1.0% of the Offering Price to the Underwriter. We have also agreed to pay certain expenses of the Underwriter in connection with this Offering, including: (a) all filing fees and communication expenses associated with the review of this Offering by the Financial Industry Regulatory Authority, Inc. (“FINRA”); (b) fees, expenses and disbursements relating to background checks of our officers and directors, in an amount not to exceed US$15,000; (c) fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of such states and foreign jurisdictions designated by the Underwriter to a maximum of US$♦; (d) fees and expenses of the Underwriter’s legal counsel, not to exceed US$125,000 (e) US$29,500 for fees and expenses for the Underwriter’s use of book-building, prospectus tracking and compliance software for this Offering; (g) fees and expenses for data services and communications expenses; (f) the costs associated with bound volumes of the public Offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the closing in such quantities as the Underwriter may reasonably request, in an amount not to exceed US$3,000; and (g) up to US$15,000 of the Underwriter’s actual accountable road show expenses for the Offering. We have paid a $50,000 advance (the “Advance”) to the Underwriter which shall be applied against actual out-of-pocket accountable expenses and such advance shall be reimbursed to us to the extent any portion is not actually incurred in compliance with FINRA Rule 5110(f)(2)(C) in the event of the termination of the Offering. We estimate that the total expenses of the Offering payable by us, not including underwriting discounts and commissions and non-accountable expense allowance, will be approximately US$♦.

Underwriter’s Warrants

Upon closing of this Offering, we have agreed to issue to the Underwriter or its designees Underwriter’s Warrants to purchase such number of Common Shares equal to 5% of the aggregate number of Offered Shares sold in this Offering (including the Over-Allotment Option). The Underwriter’s Warrants will be exercisable at price equal to 125% of the Offering Price per Offered Share sold in this Offering. The Underwriter’s Warrants are exercisable at any time and from time to time, in whole or in part, during the two and one-half year period commencing six months following the effective date of the Registration Statement related to this Offering. This Prospectus Supplement and the Shelf Prospectus also qualify the grant of the Underwriter’s Warrants and the distribution of the Common Shares upon exercise of the Underwriter’s Warrants.

The Underwriter’s Warrants and Common Shares issuable upon the exercise of the Underwriter’s Warrants, have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Underwriter, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Underwriter’s Warrants or the Common Shares underlying the Underwriter’s Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter’s Warrants or the underlying Common Shares for a period of 180 days from the effective date of the Registration Statement.

Right of First Refusal

Until twelve months from the Closing Date of this Offering, the Underwriter will have, subject to certain exceptions, an irrevocable right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the Underwriter’s discretion, for each and every future U.S. public and private equity and debt offering, including all equity linked financings, during such twelve month period for us, or any successor to or any subsidiary of us, on terms customary for the Underwriter. The Underwriter will have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation. We also granted the Underwriter a right of first refusal, for a period of twelve months from the consummation of this Offering, to act as the Company’s exclusive financial advisor (other than in connection with an M&A transaction where such engagement does not include an offering component), if the Company retains a financial advisor.

Lock-Up Agreements

Each of our directors and officers have agreed for a period of six months after the date of the Underwriting Agreement, and we have agreed for a period of at least six-months after the date of the Underwriting Agreement, without the prior written consent of the Underwriter, not to directly or indirectly (subject to limited exceptions):

•	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock, including, but not limited to our common shares and warrants, or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or

•	file or cause the filing of any registration statement under the Securities Act with respect to any shares of our capital stock, including, but not limited to our common shares and warrants, or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or

•	in the case of us, complete any Offering of our debt securities, other than entering into a line of credit with a traditional bank; or

•	enter into any swap or other agreement, arrangement, hedge or derivatives transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common shares or warrants or other capital stock or any securities convertible into or exercisable or exchangeable for our common shares or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common shares, warrants or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

Stabilization

In connection with this Offering, the Underwriter may purchase and sell our Common Shares in the open market. These transactions may include short sales in accordance with Regulation M under the Exchange Act, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriter of a greater number of Common Shares than they are required to purchase in this Offering. “Covered” short sales are sales made in an amount not greater than the Underwriter’s option to purchase additional Common Shares in this Offering.

The Underwriter may close out any covered short position by either exercising their Over-Allotment Option to purchase additional Common Shares or purchasing Common Shares in the open market. In determining the source of Common Shares to close out the covered short position, the Underwriter will consider, among other things, the price of Common Shares available for purchase in the open market as compared to the price at which they may purchase additional Common Shares pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The Underwriter must close out any naked short position by purchasing Common Shares in the open market. A naked short position is more likely to be created if the Underwriter are concerned that there may be downward pressure on the price of the Common Shares in the open market after pricing that could adversely affect investors who purchase in this Offering. Stabilizing transactions consist of various bids for, or purchases of, Common Shares made by the Underwriter in the open market prior to the completion of this Offering.

The Underwriter may also impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriter a portion of the underwriting discount received by it because the Underwriter have repurchased Common Shares sold by, or for the account of, such Underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the Underwriter for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Common Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Common Shares. As a result, the price of the Common Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they are required to be conducted in accordance with applicable laws and regulations, and they may be discontinued at any time. These transactions may be effected on the Nasdaq, the over-the-counter market or otherwise.

Passive Market Making

In connection with this Offering, the Underwriter and selling group members may engage in passive market making transactions in our Common Shares on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the Common Shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Indemnification

We have agreed to indemnify the Underwriter against liabilities relating to this Offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the Underwriter may be required to make for these liabilities.

Discretionary Accounts

The Underwriter does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Electronic Offer, Sale and Distribution of Securities

A Prospectus Supplement in electronic format may be made available on the websites maintained by the Underwriter or selling group members. The Underwriter may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the Underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the Prospectus Supplement in electronic format, the information on these websites is not part of, nor incorporated by reference into, this Prospectus Supplement or the Registration Statement of which this Prospectus Supplement forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Other Relationships

From time to time, the Underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the Underwriter and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the Underwriter and its affiliates may at any time hold long or short positions in such securities or loans.

Listing

Our Common Shares are currently listed and posted for trading on the CSE under the symbol “DFLY”. Our Common Shares have been approved for listing on the NASDAQ under the symbol “DPRO.” In connection with the listing of the Common Shares on the NASDAQ, we have applied to change our symbol on the CSE to “DPRO” to align with our symbol on the NASDAQ. The change of our symbol on the CSE is subject to our fulfillment all of the relevant requirements of the CSE.

Offer restrictions outside the United States

The Common Shares offered by this Prospectus Supplement may not be offered or sold, directly or indirectly, nor may this Prospectus Supplement or any other offering material or advertisements in connection with the offer and sale of any such Common Shares be distributed or published in any jurisdiction other than the United States, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Prospectus Supplement comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this Prospectus Supplement. This Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy any Common Shares offered by this Prospectus Supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This Prospectus Supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the Common Shares under this Prospectus Supplement is only made to persons to whom it is lawful to offer the Common Shares without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this Prospectus Supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the Common Shares sold to the offeree within 12 months after its transfer to the offeree under this Prospectus Supplement.

China

The information in this document does not constitute a public offer of the Common Shares, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The Common Shares may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors”.

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of Common Shares will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of Common Shares.

An offer to the public of Common Shares has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the Company or any underwriter for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The Common Shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the Common Shares have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the Common Shares cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The Common Shares have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The Common Shares offered by this Prospectus Supplement have not been approved or disapproved by the Israeli Securities Authority (the ISA), nor have such Common Shares been registered for sale in Israel. The Common Shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the Offering or publishing the Prospectus Supplement; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the Common Shares being offered. Any resale in Israel, directly or indirectly, to the public of the Common Shares offered by this Prospectus Supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the Common Shares in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the Common Shares may be distributed in Italy and such Common Shares may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the Common Shares or distribution of any offer document relating to the Common Shares in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the Common Shares in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such Common Shares being declared null and void and in the liability of the entity transferring the Common Shares for any damages suffered by the investors.

Japan

The Common Shares have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the Common Shares may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires Common Shares may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of Common Shares is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The Common Shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the Common Shares have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of the Common Shares in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the Common Shares be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The Common Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the Common Shares may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the Common Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Common Shares will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the Common Shares have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the Company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the Common Shares within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the Common Shares, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the Company.

No offer or invitation to subscribe for Common Shares is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the Common Shares. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the Common Shares may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the Common Shares has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

DESCRIPTION OF SECURITIES

The following describes the material terms of the Company’s share capital. See “Description of the Share Capital of the Corporation” in the Shelf Prospectus and the documents incorporated by reference in this Prospectus Supplement, including in the AIF in the section entitled “Description of Capital Structure”.

Our authorized share capital consists of an unlimited number of Common Shares of which 135,229,434 were issued and outstanding as of July 20, 2021 and an unlimited number of Preferred Shares, issuable in series, none of which were issued and outstanding as of July 20, 2021.

Share Consolidation

On March 11, 2021, the Company’s Board of Directors approved the Consolidation on a ratio of one (1) post-consolidation Common Share for up to a maximum of every six (6) pre-consolidation Common Shares, with any one director or officer being authorized to determine the final ratio and effective date in connection with the Consolidation. We intend to effectuate the Consolidation in a ratio of one (1) for five (5) basis prior to or concurrent with the pricing of the Offering.

Common Shares

Each Common Share entitles the holder to receive notice of and attend all meetings of the shareholders. Each Common Share carries the right to one vote. The holders of Common Shares are entitled to receive any dividends declared by the Company in respect of the Common Shares at such time and in such amount as may be determined by the Board, in its discretion. In the event of the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, holders of Common Shares are also entitled to participate, rateably, in the distribution of the assets of the Company, subject to the rights of the holders of any other class of shares ranking in priority to the Common Shares.

Preferred Shares

The Preferred Shares may be issuable in series and the directors may, from time to time before the issue of any Preferred Shares of any particular series, define and attach special rights, privileges, restrictions, and conditions to the Preferred Shares of any series, including voting rights, entitlement to dividends, and redemption, conversion, and exchange rights. In the event of the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, holders of Preferred Shares will rank on a parity with holders of the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares of the Company ranking junior to the Preferred Shares.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of Common Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase Common Shares pursuant to this Offering and hold such Common Shares as capital assets (generally, property held for investment). This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, banks, insurance companies, broker-dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities or government organizations, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold Common Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or integrated investment, persons required to accelerate the recognition of any item of gross income with respect to the Common Shares as a result of such income being recognized on an applicable financial statement, persons that have a “functional currency” other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities (or arrangements treated as a partnership for U.S. federal income tax purposes), and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of Common Shares that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences relating to an investment in the Common Shares will depend in part upon the status and activities of such entity or arrangement and the particular partner. Any such entity or arrangement should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of Common Shares.

Persons considering an investment in Common Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of Common Shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

In general, a corporation organized outside the United States will be treated as a PFIC, for any taxable year in which either (1) at least 75% of its gross income is “passive income”, or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Based upon the current and expected composition of our income and assets, we believe that we were not a PFIC for the taxable year ended December 31, 2020 and expect that we will not be a PFIC for the current taxable year. Nevertheless, because our PFIC status must be determined annually with respect to each taxable year and will depend on the composition and character of our assets and income, including our use of proceeds from the Offering pursuant to this Prospectus Supplement, and the value of our assets (which may be determined, in part, by reference to the market value of Common Shares, which may be volatile) over the course of such taxable year, we may be a PFIC in any taxable year. The determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use our liquid assets and the cash raised in the Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for any future taxable year. In addition, it is possible that the U.S. Internal Revenue Service may challenge our classification of certain income and assets as non-passive, which may result in us being or becoming a PFIC in the current or subsequent years.

If we are a PFIC in any taxable year during which a U.S. Holder owns Common Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the Common Shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the Common Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for Common Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds Common Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the Common Shares, unless (i) we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to the Common Shares or for the period immediately preceding our cessation in meeting the tests described above the Common Shares were subject to a mark-to-market election or (ii) the U.S. Holder makes a timely and effective “qualified electing fund” election (“QEF Election”) with respect to all taxable years during such U.S. Holder’s holding period in which the we are a PFIC. If the election is made, the U.S. Holder will be deemed to sell the Common Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Common Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds Common Shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on Common Shares if such U.S. Holder makes a valid “mark-to-market” election for our Common Shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock”. Our Common Shares will be marketable stock as long as they remain listed on the OTCQB or become listed on the NASDAQ and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of Common Shares held at the end of such taxable year over the adjusted tax basis of such Common Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Common Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in Common Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of Common Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to Common Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for the Common Shares.

A U.S. Holder who makes a QEF Election generally must report on a current basis its share of our net capital gain and ordinary earnings for any year in which were are a PFIC, whether or not we distribute any amounts to our shareholders. However, U.S. holders should be aware that there can be no assurance that we will satisfy the record keeping requirements that apply to a QEF, or that we will supply U.S. holders with information that such U.S. holders require to report under the QEF election rules, in the event that the Company is a PFIC and a U.S. holder wishes to make a QEF election.

Each U.S. person that is an investor of a PFIC is generally required to file an annual information return on IRS Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of Common Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Common Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of Common Shares of a PFIC.

Distributions

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder that receives a distribution with respect to Common Shares generally will be required to include the gross amount of such distribution (before reduction for any Canadian withholding taxes withheld therefrom) in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Common Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Common Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Distributions on Common Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends paid by a “qualified foreign corporation” are eligible for taxation in the case of non-corporate U.S. Holders at a reduced long-term capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met. Each non-corporate U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on Common Shares that are readily tradable on an established securities market in the United States. We believe that we qualify as a resident of Canada for purposes of, and are eligible for the benefits of, the U.S.-Canada Treaty, which the IRS has determined is satisfactory for purposes of the qualified dividend rules and that it includes an exchange of information provision, although there can be no assurance in this regard. Further, our Common Shares will generally be considered to be readily tradable on an established securities market in the United States if they remain listed on the OTCQB, or become listed on the NASDAQ, as we intend the Common Shares to be. Therefore, subject to the discussion above under ”— Passive Foreign Investment Company Consequences”, if the U.S. Treaty is applicable, or if the Common Shares are readily tradable on an established securities market in the United States, dividends paid on Common Shares will generally be “qualified dividend income” in the hands of non-corporate U.S. Holders, provided that certain conditions are met, including conditions relating to holding period and the absence of certain risk reduction transactions.

Sale, Exchange or Other Disposition of Common Shares

Subject to the discussion above under “— Passive Foreign Investment Company Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of Common Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the Common Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Common Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder from the sale or other disposition of Common Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% Medicare tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of Common Shares. If you are a U.S. person that is an individual, estate or trust, you are encouraged to consult your tax advisors regarding the applicability of this Medicare tax to your income and gains in respect of your investment in Common Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in Common Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “Passive Foreign Investment Company Consequences”, each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than US$100,000 for Common Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of Common Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (1) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (2) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN COMMON SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Certain Canadian Federal Income Tax Considerations For United States Residents

The following is, at the date of this Prospectus Supplement, a summary of certain Canadian federal income tax considerations generally applicable to the holding and disposition of Common Shares acquired by a holder who, at all relevant times, (a) for the purposes of the Tax Act (i) is not resident, or deemed to be resident, in Canada, (ii) deals at “arm’s length” with the Company and the Underwriter, and is not “affiliated” with either the Company or the Underwriter (each as defined in the Tax Act), (iii) holds Common Shares as capital property, (iv) does not use or hold Common Shares in the course of carrying on, or otherwise in connection with, a business carried on or deemed to be carried on in Canada and (v) is not an insurer that carries on an insurance business in Canada and elsewhere  or “authorized foreign bank” (as defined in the Tax Act), or other holder of special status, and (b) for the purposes of the Canada-U.S. Tax Convention (1980) (the ”Tax Treaty”), is a resident of the United States, has never been a resident of Canada, does not have and has not had, at any time, a “permanent establishment” (as defined in the Tax Treaty) of any kind in Canada, and otherwise qualifies for the full benefits of the Tax Treaty. Holders who meet all the criteria in clauses (a) and (b) above are referred to herein as “United States Holders”, and this summary only addresses such United States Holders.

This summary does not deal with special situations, such as the particular circumstances of traders or dealers, tax exempt entities, insurers or financial institutions, or other holders of special status or in special circumstances. Such holders, and all other holders who do not meet the criteria in clauses (a) and (b) above, should consult their own tax advisors.

This summary is based on the current provisions of the Tax Act, the regulations thereunder (the “Regulations”), the current provisions of the Tax Treaty (each as in force as of the date of this Prospectus Supplement) and the Company’s understanding of the administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof  (the “Proposed Amendments”) and assumes that such Proposed Amendments will be enacted in the form proposed. However, such Proposed Amendments might not be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policies or assessing practices, whether by legislative, governmental or judicial decision or action, nor does it take into account tax laws of any province or territory of Canada or of any other jurisdiction outside Canada, which may differ significantly from those discussed in this summary.

For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Common Shares must generally be expressed in Canadian dollars. Amounts denominated in United States currency generally must be converted into Canadian dollars using a rate of exchange that is acceptable to the CRA.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular United States Holder, and no representation with respect to the Canadian federal income tax consequences to any particular United States Holder or prospective United States Holder is made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, all prospective purchasers (including United States Holders as defined above) should consult with their own tax advisors for advice with respect to their own particular circumstances.

Withholding Tax on Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment of, or in satisfaction of, dividends on Common Shares to a United States Holder will be subject to Canadian withholding tax. Under the Tax Act, the rate of withholding is 25% of the gross amount of the dividend. Under the Tax Treaty, the rate of withholding on any such dividend beneficially owned by a United States Holder is generally reduced to 15%, or 5% if the United States Holder is a company that owns, directly or indirectly, at least 10% of the voting stock of the Company.

Dispositions of Common Shares

A United States Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of a Common Share, nor will a capital loss arising therefrom be recognized under the Tax Act, unless such Common Share constitutes “taxable Canadian property” (as defined in the Tax Act) of the United States Holder and the gain is not exempt from tax pursuant to the terms of the Tax Treaty.

Provided the Common Shares are listed on a “designated stock exchange” (as defined in the Tax Act) (which currently includes the NASDAQ and CSE) and are so listed at the time of disposition, the Common Shares generally will not constitute “taxable Canadian property” of a United States Holder at that time unless, at any time during the 60-month period immediately preceding the disposition, the following two conditions are met concurrently: (i) 25% or more of the issued shares of any class or series of shares of the Company were owned by or belonged to one or any combination of (a) the United States Holder, (b) persons with whom the United States Holder did not deal at “arm’s length” (within the meaning of the Tax Act), and (c) partnerships in which the United States Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of (a) real or immovable property situated in Canada, (b) “Canadian resource properties” (as defined in the Tax Act), (c) “timber resource properties” (as defined in the Tax Act), or (d) options in respect of, interests in, or, for civil law purposes, a right in, the foregoing property, whether or not such property exists. Notwithstanding the foregoing, a Common Share may be deemed to be “taxable Canadian property” in certain other circumstances. United States Holders should consult their own tax advisors as to whether their Common Shares will constitute “taxable Canadian property”.

United States Holders who may hold Common Shares as “taxable Canadian property” should consult their own tax advisors with respect to the application of Canadian capital gains taxation, any potential relief under the Tax Treaty, and special compliance procedures under the Tax Act, none of which is described in this summary.

SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE CANADIAN OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY NON-U.S., STATE OR LOCAL TAXES.

PRIOR SALES

The following tables summarize the details of the Common Shares and any securities convertible or exchangeable for Common Shares issued by us during the 12-month period prior to the date of this Prospectus Supplement.

Common Shares

Date of Issuance	Issuance/ Exercise Price per Common Share(10)		Number of Common Shares(10)	Reason for Issuance
February 18, 2020	C$	0.50	120,000	Note 1
February 25, 2020	C$	0.50	100,000	Note 1
March 6, 2020	C$	0.50	1,051,600	Note 1
March 20, 2020	C$	0.50	365,000	Note 1
March 26, 2020	C$	0.50	1,474,200	Note 1
April 8, 2020	C$	0.50	609,200	Note 1
April 16, 2020	C$	0.50	630,000	Note 1
April 30, 2020	C$	0.50	3,225,438	Note 2
May 27, 2020	C$	0.50	60,000	Note 1
June 23, 2020	C$	0.50	228,000	Note 1
July 3, 2020	C$	0.52	961,538	Note 3
July 16, 2020	C$	0.55	555,409	Note 4
September 21, 2020	C$	0.50	10,000	Note 1
October 7, 2020	C$	0.50	11,000	Note 1
October 21, 2020	C$	0.50	3,189,875	Note 1
November 3, 2020		N/A	35,586	Note 5
November 30, 2020	US$	0.47	2,556,496	Note 6
December 4, 2020		N/A	10,202	Note 5
December 8, 2020		N/A	13,234	Note 5
December 15, 2020		N/A	940.970	Note 5
December 22, 2020	C$	0.50	75,000	Note 1
January 4, 2021	C$	0.50	7,500	Note 1
January 5, 2021	C$	0.50	300,000	Note 1
January 11, 2021	C$	0.50	2,260,124	Note 1
January 11, 2021	C$	0.50	200,000	Note 7
January 13, 2021	C$	0.50	250,000	Note 1
January 14, 2021	C$	0.50	1,255,000	Note 1
January 14, 2021	C$	0.50	266,666	Note 7
January 15, 2021	C$	0.43	62,500	Note 7
January 18, 2021	C$	0.50	225,000	Note 1
January 19, 2021	C$	0.50	788,331	Note 7
January 25, 2021	C$	0.50	1,987,500	Note 1
January 25, 2021	C$	0.50	41,667	Note 7
January 26, 2021	C$	0.50	710,000	Note 1
January 27, 2021	C$	0.50	5,000	Note 1
February 1, 2021	C$	0.50	83,333	Note 7
February 1, 2021	C$	0.77	50,000	Note 7
February 2, 2021	C$	0.50	166,666	Note 7
February 5, 2021	US$	0.47	6,671,992	Note 6
February 8, 2021	C$	0.50	75,000	Note 8
February 16, 2021	C$	0.50	200,000	Note 7
March 5, 2021	US$	0.47	25,771,465	Note 6
March 17, 2021	C$	0.50	15,000	Note 1
March 18, 2021		N/A	176,168	Note 5
March 23, 2021		N/A	448,830	Note 5
March 25, 2021	C$	2.67	6,000,000	Note 9
April 13, 2021	C$	0.50	8,000,000	Note 1
April 29, 2021	C$	0.50	87,500	Note 1
April 30, 2021		N/A	124,999	Note 5
May 14, 2021	C$	0.50	10,000	Note 7

Notes:

(1)	Issued pursuant to an exercise of warrants.
(2)	Issued in connection with the Company’s acquisition of Dronelogics Systems Inc.

(3)	Issued pursuant to a non-brokered private placement of Common Shares.
(4)	Issued pursuant to a shares-for-debt transaction.
(5)	Issued pursuant to the vesting of restricted share units under the Company’s share compensation plan.
(6)	Issued pursuant to the Company’s Regulation A+ Offering of units.
(7)	Issued pursuant to the exercise of stock options under the Company’s share compensation plan.
(8)	Issued in connection with an investor relations agreement.
(9)	Issued to Vital in connection with the asset purchase agreement between the Company and Vital.
(10)	The issue price/exercise price and number of Common Shares does not reflect the Consolidation.

Stock Options, Restricted Share Units and Warrants

Date of Issuance	Security	Exercise Price or Market Price per Security(4)		Number of Securities(4)
April 30, 2020	Stock Options(1)	C$	0.50	445,000
April 30, 2020	Stock Options(1)	C$	0.77	600,000
April 30, 2020	Restricted Share Units(1)		N/A	375,000
July 3, 2020	Stock Options(1)	C$	0.64	1,000,000
November 24, 2020	Stock Options(1)	C$	0.50	165,000
November 24, 2020	Restricted Share Units(1)		N/A	865,000
November 30, 2020	Warrants(2)	US$	0.71	2,556,496
December 11, 2020	Stock Options(1)	C$	0.43	250,000
February 5, 2021	Warrants(2)	US$	0.71	6,671,992
February 1, 2021	Stock Options(1)	C$	2.64	150,000
March 5, 2021	Warrants(2)	US$	0.71	25,771,465
March 11, 2021	Stock Options(1)	C$	2.78	50,000
March 11, 2021	Restricted Share Units(1)		N/A	740,000
March 25, 2021	Warrants(3)	C$	2.67	6,000,000
April 27,2021	Stock Options(1)	C$	2.03	910,000
April 27, 2021	Restricted Share Units(1)		N/A	50,000

Notes:

(1)	Issued pursuant to the share compensation plan of the Company.
(2)	Issued pursuant to the Company’s Regulation A+ Offering of units. Each warrant entitles the holder to acquire one Common Share at a price of US$0.71 per Common Share for a period of two years from the date of issuance.
(3)	Issued to Vital in connection with the asset purchase agreement between Vital and Company.
(4)	The exercise price and number of securities does not reflect the Consolidation.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the CSE under the symbol “DFLY”, on the FSE under the symbol “3UB” and on the OTCQB under the symbol “DFLYF”. In connection with this Offering, we have applied to change our symbol on the CSE to “DPRO”. The following table sets forth, for the periods indicated, the high and low sale prices per Common Share and the total monthly trading volumes during the 12 months preceding the date of this Prospectus Supplement.

Month	High (C$)(1)	Low (C$)(1)	Volume(1)
March 2020	0.94	0.51	2,211,638
April 2020	1.00	0.65	4,788,090
May 2020	0.84	0.61	3,507,431
June 2020	0.78	0.57	3,256,891
July 2020	0.69	0.58	1,877,623
August 2020	0.62	0.44	1,644,167
September 2020	1.00	0.53	3,241,425
October 2020	0.65	0.52	1,787,844
November 2020	0.59	0.46	2,430,663
December 2020	0.90	0.40	13,739,095
January 2021	4.05	0.77	57,004,303
February 2021	4.25	2.13	19,737,329
March 2021	2.99	1.80	7,126,997
April 2021	2.48	1.37	4,962,527
May 2021	2.11	1.46	4,383,044
June 2021	2.08	1.59	3,819,700
July 2021 (through and including July 15, 2021)	1.90	1.31	2,343,500

Note:

(1)	The high and low sale prices per Common Share and the total monthly trading volume is pre-Consolidation.

On July 20, 2021, the last complete trading day prior to the date of this Prospectus Supplement, the closing price of the Common Shares on the CSE was C$1.42, or US$1.12 (based on the daily exchange rate for the U.S. dollar in terms of Canadian dollars, as quoted by the Bank of Canada, of $1.00 = C$1.2730).

LEGAL MATTERS

Certain legal matters relating to the Offered Shares offered by this Prospectus Supplement will be passed upon for us by (i) DLA Piper Canada (LLP) with respect to matters of Canadian law and (ii) Troutman Pepper Hamilton Sanders LLP with respect to matters of United States law. In addition, certain legal matters in connection with the Offering will be passed upon for the Underwriter by Clark Wilson LLP with respect to matters of Canadian law and United States law. The partners, counsel and associates of each of DLA Piper Canada (LLP) and Clark Wilson LLP, respectively as a group, beneficially own directly and indirectly, less than 1% of the outstanding Common Shares.

EXPERTS

The financial statements incorporated by reference in this Prospectus Supplement have been audited by Dale Matheson Carr-Hilton Labonte LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

AUDITOR, TRANSFER AGENT AND REGISTRAR

Our auditors are Dale Matheson Carr-Hilton Labonte LLP, Chartered Professional Accountants, located at 1500-1700, 1140 W Pender Street, Vancouver, BC V6E 4G1. Dale Matheson Carr-Hilton Labonte LLP is independent with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and within the meaning of the rules of professional conduct of the Chartered Professional Accountants of British Columbia.

Our transfer agent and registrar for our Common Shares in Canada and the United States is Endeavour Trust Corporation at its principal offices in Vancouver, British Columbia, and Albany, New York, respectively.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendments thereto. In several of the provinces, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendments thereto contain a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a corporation existing under the BCBCA, most of our directors and officers are residents of Canada or other jurisdictions outside the United States, many of the experts named in this Prospectus Supplement are resident outside the United States, and most or all of our assets and the assets of such persons are located outside the United States. We have appointed an agent for service of process in the United States (as set forth below), but it may be difficult for holders of our Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of our Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws.

We filed with the SEC concurrently with our Registration Statement of which this Prospectus Supplement and the Shelf Prospectus form a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, we appointed CT Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of the Offered Shares under this Prospectus Supplement.

DOCUMENTS INCORPORATED BY REFERENCE

This Prospectus Supplement is deemed to be incorporated by reference into the accompanying Shelf Prospectus solely for the purposes of the Offering. Other documents are also incorporated, or are deemed to be incorporated, by reference into the accompanying Shelf Prospectus and reference should be made to the accompanying Shelf Prospectus for full particulars thereof.

Information has been incorporated by reference in this Prospectus Supplement from documents filed with the securities commissions or similar authorities in British Columbia, Saskatchewan and Ontario. Copies of the documents incorporated herein by reference may be obtained on request without charge from our Corporate Secretary at, 2108 St. George Avenue, Saskatoon, Saskatchewan S7M 0K7, telephone (Telephone 1-800-979-9794) or by accessing the disclosure documents through the Internet on SEDAR at www.sedar.com. Documents filed with, or furnished to, the SEC are available through EDGAR, at www.sec.gov. Our filings through SEDAR and EDGAR are not incorporated by reference in this Prospectus Supplement except as specifically set out herein.

The following documents, filed by us with securities commissions or similar regulatory authorities in each of the provinces of British Columbia, Saskatchewan and Ontario, which have also been filed with, or furnished to, the SEC are specifically incorporated by reference into, and form an integral part of, this Prospectus Supplement and the accompanying Shelf Prospectus:

•	the annual information form (the “AIF”) of the Company for the financial year ended December 31, 2020, dated June 28, 2021;

•	the audited consolidated financial statements of the Company for the years ended December 31, 2020 and December 31, 2019, together with the notes thereto and the auditor’s report thereon;

•	management’s discussion and analysis of the financial condition and results of operations of the Company for the financial year ended December 31, 2020;

•	the condensed consolidated interim financial statements of the Company for the three months ended March 31, 2021;

•	management’s discussion and analysis of the financial condition and results of operations of the Company for the three months ended March 31, 2021; and

•	the management information circular of the Company dated May 10, 2021 with respect to the annual general meeting of shareholders held on June 23, 2021.

Any documents of the type described in Section 11.1 of Form 44-101F1 Short Form Prospectuses filed by us with a securities commission or similar authority in any province or territory of Canada, subsequent to the date of this Prospectus Supplement and prior to the termination of this Offering, will be deemed to be incorporated by reference into this Prospectus Supplement and the accompanying Shelf Prospectus for the purposes of the Offering.

In addition, to the extent that any document or information incorporated by reference into this Prospectus Supplement is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus Supplement, such document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus Supplement and the Shelf Prospectus form a part. In addition, the Company may incorporate by reference into the Registration Statement of which this Prospectus Supplement and the Shelf Prospectus form a part, other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, if and to the extent expressly provided therein.

Any statement contained in this Prospectus Supplement, in the accompanying Shelf Prospectus or in any document incorporated or deemed to be incorporated by reference herein or therein will be deemed to be modified or superseded for purposes of this Prospectus Supplement or the accompanying Shelf Prospectus to the extent that a statement contained herein, in the accompanying Shelf Prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference herein or in the accompanying Shelf Prospectus modifies or supersedes such prior statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement or the accompanying Shelf Prospectus.

References to our website in any documents that are incorporated by reference into this Prospectus Supplement and the Shelf Prospectus do not incorporate by reference the information on such website into this Prospectus Supplement or the Shelf Prospectus, and we disclaim any such incorporation by reference.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus Supplement and the Shelf Prospectus form a part: (i) the documents listed under “Documents Incorporated by Reference” in this Prospectus Supplement; (ii) the form of the Underwriting Agreement; (iii) the consent of Dale Matheson Carr-Hilton Labonte LLP; (iv) the consent of DLA Piper (Canada) LL; and (v) the powers of attorney from our directors and officers, as applicable, pursuant to which amendments to the Registration Statement may be signed.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the Securities Act the Registration Statement relating to the Offered Shares being offered hereby and of which this Prospectus Supplement and the Shelf Prospectus form a part. This Prospectus Supplement and the Shelf Prospectus do not contain all of the information set forth in such Registration Statement, as to which reference is made for further information. Upon effectiveness of such Registration Statement, we will become subject to the informational requirements of the Exchange Act and in accordance therewith will be required to file reports and other information with the SEC. Under the MJDS adopted by the United States and Canada, we may prepare such reports and other information in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Prospective investors may read any document we file or furnish to the SEC, including those documents that are incorporated by reference in this Prospectus Supplement, which are filed as exhibits to the Registration Statement, at the SEC’s website at http://www.sec.gov.

We are not currently subject to the informational requirements of the Exchange Act. Upon completion of this Offering, we will be subject to the information reporting requirements of the Exchange Act, and under those requirements will file reports with or furnish reports to the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

We will provide, to each person to whom this Prospectus Supplement is delivered, without charge, upon request to our Corporate Secretary at 2108 St. George Avenue, Saskatoon, Saskatchewan S7M 0K7, telephone (Telephone 1-800-979-9794), copies of the documents incorporated by reference into this Prospectus Supplement and the Shelf Prospectus.

 ♦ COMMON SHARES

PROSPECTUS SUPPLEMENT

ThinkEquity

a division of Fordham Financial Management, Inc.

July 21, 2021

Through and including             , 2021 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

This short form prospectus is a base shelf prospectus. This preliminary short form base shelf prospectus has been filed under legislation in each of the provinces of British Columbia, Ontario and Saskatchewan that permits certain information about these securities to be determined after this short form base shelf prospectus has become final and that permits the omission from this short form base shelf prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Draganfly Inc. at 2108 St. George Avenue, Saskatoon, Saskatchewan, S7M 0K7, telephone 1-800-979-9794, and are also available electronically at www.sedar.com.

New Issue	July 14, 2021

SHORT FORM BASE SHELF PROSPECTUS

DRAGANFLY INC.

$200,000,000

COMMON SHARES

PREFERRED SHARES

WARRANTS

SUBSCRIPTION RECEIPTS

UNITS

This short form base shelf prospectus (the “Prospectus”) relates to the offering for sale by Draganfly Inc. (the “Company” or “Draganfly”) from time to time, during the 25-month period that this Prospectus, including any amendments hereto, remains valid, of up to $200,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in the aggregate of: (i) common shares (“Common Shares”) in the capital of the Company; (ii) preferred shares of the Company of any series (“Preferred Shares”); (iii) warrants (“Warrants”) to purchase other Securities (as defined below); (iv) subscription receipts (“Subscription Receipts”) convertible into other Securities; and (v) units (“Units”) comprised of one or more of any of the other Securities, or any combination of such Securities (the Common Shares, Warrants, Subscription Receipts and Units are collectively referred to herein as the ”Securities”). The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement (each, a ”Prospectus Supplement”). In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

All shelf information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus except in cases where an exemption from such delivery has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The specific terms of any Securities offered will be described in the applicable Prospectus Supplement including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares offered; (ii) in the case of Preferred Shares, the designation of the particular class and, if applicable, series, the number of shares offered, the offering price, the currency, dividend rate, if any, and any other terms specific to the Preferred Shares being offered; (iii) in the case of Warrants, the number of Warrants being offered, the offering price, the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, whether the Warrants are being offered for cash, and any other terms specific to the Warrants offered; (iv) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, whether the Subscription Receipts are being offered for cash, and any other terms specific to the Subscription Receipts offered; and (v) in the case of Units, the number of Units being offered, the offering price, the number and terms of the Securities comprising the Units, whether the Units are being offered for cash, and any other terms specific to the Units offered. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

Prospective investors should be aware that the purchase of any Securities may have tax consequences that may not be fully described in this Prospectus or in any Prospectus Supplement, and should carefully review the tax discussion, if any, in the applicable Prospectus Supplement and in any event consult with their own tax advisers before purchasing any of the Securities.

No underwriter or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. See “Plan of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that the Company will, or expects to receive and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with any offering of Securities, other than an “at-the-market distribution” (as defined under applicable Canadian securities legislation), unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters’, dealers’ or agents’ over-allocation position acquires those Securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See ”Plan of Distribution”. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The issued and outstanding Common Shares are listed and posted for trading on the Canadian Securities Exchange (the “CSE”) under the symbol “DFLY”, on the Frankfurt Stock Exchange (the “FSE”) under the trading Symbol “3UB” and on the OTCQB Venture Market of the OTC Markets (the “OTCQB”) under the symbol “DFLYF”.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will not be listed on any securities exchange. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

An investment in the Securities of the Company is highly speculative and involves a high degree of risk. Readers should carefully review and evaluate the risk factors contained in this Prospectus, the applicable Prospectus Supplement and in the documents incorporated by reference herein before purchasing any Securities. See “Forward-Looking Information” and “Risk Factors”.

The Company is not making an offer of the Securities in any jurisdiction where such offer is not permitted.

Andrew Hill Card Jr., John M. Mitnick and John Bagocius, each a director or officer of the Company, reside outside of Canada and have appointed DLA Piper (Canada) LLP, 2800 Park Place, 666 Burrard St, Vancouver, British Columbia, V6C 2Z7, Canada for service of process in Canada. See “Agent for Service of Process”.

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters in connection with the offering of Securities may be passed upon on behalf of Draganfly by DLA Piper (Canada) LLP as to legal matters relating to Canadian law and, if governed by United States law, by Troutman Pepper Hamilton Sanders LLP as to matters relating to United States law.

The Company’s head office is located at 2108 St. George Avenue, Saskatoon, Saskatchewan, S7M 0K7, and the registered office is located at Suite 2800, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6C 2Z7.

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement of which this Prospectus will form a part. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this Prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this Prospectus and any applicable Prospectus Supplement is accurate only as of the date on the front of such document and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this Prospectus or any applicable Prospectus Supplement or of any sale of our Securities pursuant thereto. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this Prospectus and any applicable Prospectus Supplement, and the documents incorporated by reference in this Prospectus and any applicable Prospectus Supplement, were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

The Company prepares and reports its consolidated financial statements in accordance with International Financial Reporting Standards (“IFRS”). However, this Prospectus and the documents incorporated by reference herein may make reference to certain non-IFRS measures including key performance indicators used by management. These measures are not recognized measures under IFRS and do not have a standardized meaning prescribed by IFRS and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing further understanding of the Company’s results of operations from management’s perspective. Accordingly, these measures should not be considered in isolation nor as a substitute for analysis of the Company’s financial information reported under IFRS. The Company uses non-IFRS measures including “gross margins” and “working capital” which may be calculated differently by other companies. These non-IFRS measures and metrics are used to provide investors with supplemental measures of the Company’s operating performance and liquidity and thus highlight trends in the Company’s business that may not otherwise be apparent when relying solely on IFRS measures. For definitions and reconciliations of these non-IFRS measures to the relevant reported measures, please see the “Non-GAAP Measures and Additional GAAP Measures” section of the Company’s latest management’s discussion and analysis incorporated by reference herein.

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to ”we”, “us”, ”our” or similar terms, as well as references to the “Company” or “Draganfly”, refer to Draganfly Inc. together, where context requires, with our subsidiaries.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless otherwise noted herein and in the documents incorporated by reference, all dollar amounts refer to lawful currency of Canada. All references to “US$” or “U.S. dollars” are to the currency of the United States. On July 13, 2021, the Bank of Canada daily average rate of exchange was US$1.00 = C$0.7991 or C$1.00 = US$1.2514.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” and “forward-looking information” within the meaning of applicable Canadian securities legislation (collectively, “forward-looking statements”). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by words such as “anticipate,” “believe,” ”envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” ”could,” “should,” “continue,” “contemplate” and other similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. Forward-looking statements in this Prospectus, any Prospectus Supplement or the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

•	the intentions, plans and future actions of the Company;
•	statements relating to the business and future activities of the Company;
•	anticipated developments in operations of the Company;
•	market position, ability to compete and future financial or operating performance of the Company;

•	the timing and amount of funding required to execute the Company’s business plans;
•	capital expenditures;
•	the effect on the Company of any changes to existing or new legislation or policy or government regulation;
•	the availability of labour;
•	requirements for additional capital;
•	goals, strategies and future growth;
•	the adequacy of financial resources;
•	expectations regarding revenues, expenses and anticipated cash needs; and
•	the impact of the COVID-19 pandemic on the business and operations of the Company.

Although we base the forward-looking statements contained in this Prospectus on assumptions that we believe are reasonable, we caution you that actual results and developments (including our results of operations, financial condition and liquidity, and the development of the industry in which we operate) may differ materially from those made in or suggested by the forward-looking statements contained in this Prospectus. In addition, even if results and developments are consistent with the forward-looking statements contained in this Prospectus, those results and developments may not be indicative of results or developments in subsequent periods. Certain assumptions made in preparing the forward-looking statements contained in this Prospectus include:

•	the Company’s ability to implement its growth strategies;
•	the Company’s competitive advantages;
•	the development of new products and services;
•	the Company’s ability to obtain and maintain financing on acceptable terms;
•	the impact of competition;
•	changes in laws, rules and regulations;
•	the Company’s ability to maintain and renew required licences;
•	the Company’s ability to maintain good business relationships with its customers, distributors, suppliers and other strategic partners;
•	the Company’s ability to protect intellectual property;
•	the Company’s ability to manage and integrate acquisitions;
•	the Company’s ability to retain key personnel; and
•	the absence of material adverse changes in the industry or Canadian or global economy, including as a result of the COVID-19 pandemic.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, those described or referenced in the “Risk Factors” section and elsewhere in this Prospectus and the documents incorporated by reference herein. These factors should not be construed as exhaustive and should be read with the other cautionary statements in this Prospectus. Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this Prospectus. If any of the these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this Prospectus.

Given these risks and uncertainties, you are cautioned not to place substantial weight or undue reliance on these forward-looking statements when making an investment decision. Any forward-looking statement that we make in this Prospectus speaks only as of the date of this Prospectus, and, except as required by law, we undertake no obligation to update any forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar authorities in Canada.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company, at 2108 St. George Avenue, Saskatoon, Saskatchewan S7M 0K7, telephone (Telephone 1-800-979-9794) or by accessing the disclosure documents through the Internet on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com.

The following documents, filed with the securities commissions or similar regulatory authorities in certain provinces and territories of Canada are specifically incorporated by reference into, and form an integral part of, this Prospectus:

•	the annual information form (the “AIF”) of the Company for the financial year ended December 31, 2020, dated June 28, 2021;

•	the audited consolidated financial statements of the Company for the years ended December 31, 2020 and December 31, 2019, together with the notes thereto and the auditor’s report thereon;

•	management’s discussion and analysis of the financial condition and results of operations of the Company for the financial year ended December 31, 2020;

•	the condensed consolidated interim financial statements of the Company for the three months ended March 31, 2021;

•	management’s discussion and analysis of the financial condition and results of operations of the Company for the three months ended March 31, 2021; and

•	the management information circular of the Company dated May 10, 2021 with respect to the annual general meeting of shareholders held on June 23, 2021.

Any documents of the type described in Section 11.1 of Form 44-101F1 - Short Form Prospectuses filed by the Company with a securities commission or similar authority in any province or territory of Canada subsequent to the date of this Prospectus and prior to the expiry of this Prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this Prospectus.

A Prospectus Supplement containing the specific terms of any offering of our Securities will be delivered to purchasers of our Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of our Securities to which that Prospectus Supplement pertains.

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Any template version of any “marketing materials” (as such term is defined in National Instrument 44-101 - Short Form Prospectus Distributions) filed after the date of a Prospectus Supplement and before the termination of the distribution of the Securities offered pursuant to such Prospectus Supplement (together with this Prospectus) is deemed to be incorporated by reference in such Prospectus Supplement.

Upon our filing of a new annual information form and the related annual financial statements and management’s discussion and analysis with applicable securities regulatory authorities during the currency of this Prospectus, the previous annual information form, the previous annual financial statements and management’s discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of our financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of our securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this Prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of future offers and sales of securities under this Prospectus.

References to our website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.

The Company has not provided or otherwise authorized any other person to provide investors with information other than as contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If an investor is provided with different or inconsistent information, such investor should not rely on it.

THE COMPANY

The Company is a manufacturer, contract engineering, and product development company within the unmanned aerial vehicles space, serving the public safety, agriculture, industrial inspections, and mapping and surveying markets. The Company is driven by passion, ingenuity, and the need to provide efficient solutions and first-class services to its customers around the world with the goal of saving time, money, and lives.  Further information regarding the business of the Company or its operations can be found in the AIF and the materials incorporated by reference into this Prospectus. See “Documents Incorporated by Reference”.

USE OF PROCEEDS

Unless we otherwise indicate in a Prospectus Supplement relating to a particular offering, we currently intend to use the net proceeds from the sale of any Securities pursuant to this Prospectus for general corporate and working capital requirements, including to fund ongoing operations, growth initiatives and/or working capital requirements, to repay indebtedness outstanding from time to time (if any), to complete one or more future acquisitions of companies, businesses, technologies, intellectual property and/or other assets or for other corporate purposes, all as set forth in the Prospectus Supplement relating to the offering of the Securities.

More detailed information regarding the use of proceeds from the sale of Securities, including any determinable milestones at the applicable time, will be described in a Prospectus Supplement. Management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities by the Company under this Prospectus and the Company’s actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement, provided that certain expenses in any secondary offering may be paid by the Company. See “Risk Factors - Discretion in the Use of Proceeds”.

The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus.

CONSOLIDATED CAPITALIZATION

Since March 31, 2021, the date of the Company’s most recently filed financial statements, and other than as disclosed in the AIF, there have been no material changes to the Company’s share and loan capitalization on a consolidated basis. The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

PRIOR SALES

Information in respect of prior sales of the Common Shares or other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into the Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of the Common Shares or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

The Common Shares are listed and posted for trading on the CSE under the symbol “DFLY”, on the FSE under the symbol “3UB” and on the OTCQB under the symbol “DFLYF”. Draganfly has applied to list the Common Shares on the Nasdaq Capital Market (the ”Nasdaq”) under the symbol “DPRO”. Listing will be subject to Draganfly fulfilling all the listing requirements of the Nasdaq, and there can be no assurance that the Common Shares will be accepted for listing on the Nasdaq.

Trading price and volume information for the Company’s securities will be provided as required for all of our Common Shares, as applicable, in each Prospectus Supplement to this Prospectus.

DESCRIPTION OF THE SHARE CAPITAL OF THE COMPANY

The following describes the material terms of the Company’s share capital. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our notice of articles and articles, as amended.

Our authorized share capital consists of an unlimited number of Common Shares of which 135,229,434 were issued and outstanding as of July 13, 2021 and an unlimited number of Preferred Shares, issuable in series, none of which were issued and outstanding as of July 13, 2021.

Common Shares

Each Common Share entitles the holder to receive notice of and attend all meetings of the shareholders. Each Common Share carries the right to one vote. The holders of Common Shares are entitled to receive any dividends declared by the Company in respect of the Common Shares at such time and in such amount as may be determined by the Board, in its discretion. In the event of the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, holders of Common Shares are also entitled to participate, rateably, in the distribution of the assets of the Company, subject to the rights of the holders of any other class of shares ranking in priority to the Common Shares.

Dividend Policy

We have not paid any dividends to date on the Common Shares. While the Company is not restricted from paying dividends other than pursuant to certain solvency tests prescribed under the Business Corporations Act (British Columbia), we intend to retain our earnings, if any, to finance the growth and development of our business. Accordingly, we do not currently expect to pay any dividends on our Common Shares in the near future.

Preferred Shares

The Preferred Shares may be issuable in series and the directors may, from time to time before the issue of any Preferred Shares of any particular series, define and attach special rights, privileges, restrictions, and conditions to the Preferred Shares of any series, including voting rights, entitlement to dividends, and redemption, conversion, and exchange rights. In the event of the liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, holders of Preferred Shares will rank on a parity with holders of the Preferred Shares of every other series and be entitled to preference over the Common Shares and over any other shares of the Company ranking junior to the Preferred Shares.

DESCRIPTION OF WARRANTS

The Company may issue additional Warrants, separately or together, with Common Shares, Preferred Shares, Subscription Receipts or Units or any combination thereof, as the case may be. The Warrants would be issued under a separate warrant agreement or indenture. The specific terms and provisions that will apply to any Warrants that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the aggregate number of Warrants offered;
•	the price or prices, if any, at which the Warrants will be issued;
•	the currency at which the Warrants will be offered and in which the exercise price under the Warrants may be payable;
•	upon exercise of the Warrant, the events or conditions under which the amount of Securities may be subject to adjustment;
•	the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;
•	if applicable, the identity of the Warrant agent;
•	whether the Warrants will be listed on any securities exchange;
•	certain material United States and Canadian federal income tax consequences of owning the Warrants;
•	whether the Warrants will be issued with any other Securities and, if so, the amount and terms of these Securities;
•	any minimum or maximum subscription amount;
•	whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
•	any material risk factors relating to such Warrants and the Securities to be issued upon exercise of the Warrants;
•	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and
•	any other material terms or conditions of the Warrants and the Securities to be issued upon exercise of the Warrants.

The terms and provisions of any Warrants offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exercise of any Warrants, holders of such Warrants will not have any of the rights of holders of the Securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

As of the date of this Prospectus, the Company has no Subscription Receipts outstanding. The Company may issue Subscription Receipts, separately or together, with Common Shares, Preferred Shares, Warrants or Units or any combination thereof, as the case may be. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement.

The Subscription Receipts may be issued under a subscription receipt agreement. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of the subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

The specific terms and provisions that will apply to any Subscription Receipts that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the aggregate number of Subscription Receipts offered;
•	the price or prices, if any, at which the Subscription Receipts will be issued;
•	the manner of determining the offering price(s);
•	the currency at which the Subscription Receipts will be offered and whether the price is payable in installments;
•	the Securities into which the Subscription Receipts may be exchanged;
•	conditions to the exchange of Subscription Receipts into other Securities and the consequences of such conditions not being satisfied;
•	the number of Securities that may be issued upon the exchange of each Subscription Receipt and the price per Security or the aggregate principal amount and the events or conditions under which the amount of Securities may be subject to adjustment;
•	the dates or periods during which the Subscription Receipts may be exchanged;
•	the circumstances, if any, which will cause the Subscription Receipts to be deemed to be automatically exchanged;
•	provisions applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest or income earned thereon, and for the release of such proceeds from such escrow;
•	if applicable, the identity of the Subscription Receipt agent;
•	whether the Subscription Receipts will be listed on any securities exchange;
•	certain material United States and Canadian federal income tax consequences of owning the Subscription Receipts;
•	whether the Subscription Receipts will be issued with any other Securities and, if so, the amount and terms of these Securities;
•	any minimum or maximum subscription amount;
•	whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, noncertificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
•	any material risk factors relating to such Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts;
•	any other rights, privileges, restrictions and conditions attaching to the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts; and
•	any other material terms or conditions of the Subscription Receipts and the Securities to be issued upon exchange of the Subscription Receipts.

The terms and provisions of any Subscription Receipts offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

Prior to the exchange of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities for which the Subscription Receipts may be exchanged, including the right to receive payments of dividends or the right to vote such underlying securities.

DESCRIPTION OF UNITS

As of the date of this Prospectus, the Company has no Units outstanding. The Company may issue Units, separately or together, with Common Shares, Preferred Shares, Warrants or Subscription Receipts or any combination thereof, as the case may be. Each Unit would be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each applicable Security. The specific terms and provisions that will apply to any Units that may be offered by us pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement. This description will include, where applicable:

•	the aggregate number of Units offered;
•	the price or prices, if any, at which the Units will be issued;
•	the manner of determining the offering price(s);
•	the currency at which the Units will be offered;
•	the Securities comprising the Units;
•	whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;
•	any minimum or maximum subscription amount;
•	whether the Units and the Securities comprising the Units are to be issued in registered form, ”book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
•	any material risk factors relating to such Units or the Securities comprising the Units;
•	certain material United States and Canadian federal income tax consequences of owning the Units;
•	any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and
•	any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described above, and may not be subject to or contain any or all of the terms described above.

PLAN OF DISTRIBUTION

The Company may from time to time during the 25-month period that this Prospectus, including any amendments hereto, remains valid, offer for sale and issue up to an aggregate of $200,000,000 in Securities hereunder.

The Company may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price, the proceeds that the Company will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.

In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be “at-the-market distributions” as defined in National Instrument 44-102 - Shelf Distributions of the Canadian Securities Administrators, including sales made directly on the CSE or other existing trading markets for the Common Shares. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting commissions.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in relation to an “at-the-market” distribution, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under Canadian securities legislation and the United States Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

CERTAIN CANADIAN AND UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an initial investor who is a resident of Canada or a non-resident of Canada of acquiring, owning and disposing of any of the Securities offered thereunder. The applicable Prospectus Supplement may also describe certain United States federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. Person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended). Prospective investors should consult their own tax advisers prior to deciding to purchase any of the Securities.

RISK FACTORS

Before deciding to invest in any Securities, prospective investors of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities, including those risks identified and discussed under the heading “Risk Factors” in the AIF, which is incorporated by reference herein. See “Documents Incorporated by Reference”.

An investment in the Securities offered hereunder is highly speculative and involves a high degree of risk. The risks and uncertainties described or incorporated by reference herein are not the only ones the Company may face. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also become important factors that affect the Company and its business. If any such risks actually occur, the Company’s business, financial condition and results of operations could be materially adversely affected.

Prospective investors should carefully consider the risks below and in the AIF and the other information elsewhere in this Prospectus and the applicable Prospectus Supplement and consult with their professional advisers to assess any investment in the Company.

The Company has a history of losses.

The Company’s business has incurred losses since its inception. Although the Company expects to become profitable, there is no guarantee that will happen, and the Company may never become profitable. The Company currently has a negative operating cash flow and may continue to have a negative operating cash flow for the foreseeable future. To date, the Company has not generated any revenues and a large portion of the Company’s expenses are fixed, including expenses related to facilities, equipment, contractual commitments and personnel. As a result, the Company expects for its net losses from operations to improve. The Company’s ability to generate additional revenues and potential to become profitable will depend largely on its ability to manufacture and market its products and services. There can be no assurance that any such events will occur or that the Company will ever become profitable. Even if the Company does achieve profitability, the Company cannot predict the level of such profitability. If the Company sustains losses over an extended period of time, the Company may be unable to continue its business.

Subsequent offerings will result in dilution to our shareholders.

The Company may sell additional Common Shares or other securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares or other securities to finance future acquisitions. The Company cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other securities that are convertible or exchangeable into Common Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent that holders of the Company’s stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares may decrease due to the additional amount of Common Shares available in the market.

An investment in the Securities is not guaranteed and may result in the loss of an investor’s entire investment.

There is no guarantee that any investment in the Securities will earn any positive return in the short term or long term. Any investment in the Securities is highly speculative and involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the Securities is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.

We will have broad discretion in the use of the net proceeds from the sale of Securities and may not use them to effectively manage our business.

Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve the Company’s results of operations or enhance the value of the Common Shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price of the issued and outstanding securities of the Company to decline.

The market price of our Common Shares may be volatile, and you could lose all or part of your investment.

The market price of the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control. This volatility may affect the ability of holders of Common Shares to sell their securities at an advantageous price. Market price fluctuations in the Common Shares may be due to the Company’s operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts’ estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by the Company or its competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Common Shares.

Financial markets have historically at times experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Common Shares may decline even if the Company’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company’s operations could be adversely impacted and the trading price of the Common Shares may be materially adversely affected.

There is no guarantee that an active trading market for our Common Shares will be maintained on the CSE, OTCQB and/or the NASDAQ. Investors may not be able to sell their Common Shares quickly or at the latest market price if the trading in our Common Shares is not active.

There is currently no market through which the Securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Warrants, Subscription Receipts or Units will be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell Warrants, Subscription Receipts or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will ever develop or, if developed, that any such market, including for the Common Shares, will be sustained.

The Common Shares are currently listed in Canada on the CSE, but are not currently listed on any United States securities exchange other than the OTCQB, so there has been a limited public market in the United States for the Common Shares. While Draganfly has applied to list the Common Shares on the Nasdaq, listing will be subject to Draganfly fulfilling all the listing requirements of the Nasdaq. Moreover, as liquidity and trading patterns of securities listed on the CSE may be substantially different from those of securities listed on a securities exchange in the United States, historical trading prices may not be indicative of the prices at which the Common Shares may trade in the future if and when they are listed on the Nasdaq. There is no assurance that the Common Shares will be listed on the Nasdaq or, if such a listing is obtained, that an active trading market for the Common Shares will develop or be sustained in the United States following the listing. If an active market for the Common Shares does not develop, it may be difficult for United States shareholders to sell their Common Shares without depressing the market price for such shares, or at all.

Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, or that the Company will continue to meet the listing requirements of the CSE or achieve or maintain listing on the Nasdaq or any other public listing exchange.

United States investors may not be able to obtain enforcement of civil liabilities against us.

The Company is incorporated under the laws of British Columbia, Canada, and its principal executive offices are located in Canada. Most of the Company’s directors and officers and most of the experts named in this prospectus reside outside of the United States and all or a substantial portion of the Company’s assets and the assets of these persons are located outside the United States. Consequently, it may not be possible for an investor to effect service of process within the United States on the Company or those persons. Furthermore, it may not be possible for an investor to enforce judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws or other laws of the United States against those persons or the Company. There is doubt as to the enforceability, in original actions in Canadian courts, of liabilities based upon United States federal securities laws and as to the enforceability in Canadian courts of judgments of United States courts obtained in actions based upon the civil liability provisions of the United States federal securities laws. Therefore, it may not be possible to enforce those actions against the Company, certain of the Company’s directors and officers or the experts named in this prospectus.

The Company may be classified as a “passive foreign investment company” for U.S. federal income tax purposes, which would subject U.S. investors that hold the Company’s Common Shares to potentially significant adverse U.S. federal income tax consequences.

If the Company is classified as a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in any taxable year, U.S. investors holding the Company’s Common Shares generally will be subject, in that taxable year and all subsequent taxable years (whether or not the Company continued to be a PFIC), to certain adverse US federal income tax consequences. The Company will be classified as a PFIC in respect of any taxable year in which, after taking into account its income and gross assets (including the income and assets of 25% or more owned subsidiaries), either (i) 75% or more of its gross income consists of certain types of  “passive income” or (ii) 50% or more of the average quarterly value of its assets is attributable to “passive assets” (assets that produce or are held for the production of passive income). Based upon the current and expected composition of the Company’s income and assets, the Company believes that it was not a PFIC for the taxable year ended December 31, 2020 and expects that it will not be a PFIC for the current taxable year. Nevertheless, because the Company’s PFIC status must be determined annually with respect to each taxable year and will depend on the composition and character of the Company’s assets and income, including the Company’s use of proceeds from offerings pursuant to this Prospectus, and the value of the Company’s assets (which may be determined, in part, by reference to the market value of Common Shares, which may be volatile) over the course of such taxable year, the Company may be a PFIC in any taxable year. The determination of whether the Company will be or become a PFIC may also depend, in part, on how, and how quickly, the Company uses its liquid assets and the cash raised in an offering. If the Company determines not to deploy significant amounts of cash for active purposes, the Company’s risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that the Company will not be a PFIC for any future taxable year. In addition, it is possible that the U.S. Internal Revenue Service may challenge the Company’s classification of certain income and assets as non-passive, which may result in the Company being or becoming a PFIC in the current or subsequent years.

If the Company is a PFIC for any year during a U.S. holder’s holding period, then such U.S. holder generally will be required to treat any gain realized upon a disposition of Common Shares, or any “excess distribution” received on its Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution, unless the U.S. holder makes a timely and effective “qualified electing fund” election (“QEF Election”) or a “mark-to-market” election with respect to its Common Shares. A U.S. holder who makes a QEF Election generally must report on a current basis its share of the Company’s net capital gain and ordinary earnings for any year in which the Company is a PFIC, whether or not the Company distributes any amounts to its shareholders. However, U.S. holders should be aware that there can be no assurance that the Company will satisfy the record keeping requirements that apply to a QEF, or that the Company will supply U.S. holders with information that such U.S. holders require to report under the QEF Election rules, in the event that the Company is a PFIC and a U.S. holder wishes to make a QEF Election. Thus, U.S. holders may not be able to make a QEF Election with respect to their Common Shares. A U.S. holder who makes a mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein. Each U.S. holder should consult its own tax advisors regarding the PFIC rules and the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

INTERESTS OF EXPERTS

The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

Dale Matheson Carr-Hilton Labonte LLP is the auditor of the Company and has confirmed that they are independent of the Company within the meaning of the Rules of Professional Conduct of the Institute of Chartered Professional Accountants.

LEGAL MATTERS

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters in connection with the offering of Securities may be passed upon on behalf of Draganfly by DLA Piper (Canada) LLP as to legal matters relating to Canadian law and, if governed by United States law, by Troutman Pepper Hamilton Sanders LLP as to matters relating to United States law. As at the date hereof, the partners and associates of DLA Piper (Canada) LLP, beneficially own, directly or indirectly, less than 1% of the outstanding Shares.

In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

AUDITORS, REGISTRAR AND TRANSFER AGENT

Our auditors are Dale Matheson Carr-Hilton Labonte LLP, Chartered Professional Accountants, located at 1500-1700, 1140 W Pender Street, Vancouver, BC V6E 4G1. Dale Matheson Carr-Hilton Labonte LLP is independent with respect to the Company within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants.

The transfer agent and registrar for our Common Shares is Endeavour Trust Corporation at its principal office in Vancouver, British Columbia.

AGENT FOR SERVICE OF PROCESS

Certain directors and officers of the Company reside outside of Canada. As a result of the persons named below residing outside of Canada, each of them has appointed the following agent for service of process:

Name of Person or Company	Name and Address of Agent
Andrew Hill Card Jr., John M. Mitnick and John Bagocius	DLA Piper (Canada) LLP, 2800 Park Place, 666 Burrard St, Vancouver, British Columbia, Canada V6C 2Z7

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any such person, even though they have each appointed an agent for service of process.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may only be exercised within two business days after receipt or deemed receipt of a prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendments thereto. In several of the provinces, the securities legislation further provides the purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus or a prospectus supplement relating to the securities purchased by a purchaser and any amendments thereto contain a misrepresentation or is not delivered to the purchaser, provided that such remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. A purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal advisor.

In addition, original purchasers of convertible, exchangeable or exercisable Securities (unless the Securities are reasonably regarded by the Company as incidental to the applicable offering as a whole) will have a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of the convertible, exchangeable or exercisable Security. The contractual right of rescission will be further described in any applicable Prospectus Supplement, but will, in general, entitle such original purchasers to receive the amount paid for the applicable convertible, exchangeable or exercisable Security (and any additional amount paid upon conversion, exchange or exercise) upon surrender of the underlying Securities acquired thereby, in the event that this Prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this Prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable Security under this Prospectus.

In an offering of convertible, exchangeable or exercisable Preferred Shares, Subscription Receipts or Warrants, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the Prospectus is limited, in certain provincial securities legislation, to the price at which convertible, exchangeable or exercisable Preferred Shares, Subscription Receipts or Warrants are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon the conversion, exchange or exercise of the Security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of this right of action for damages or consult with a legal advisor.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

Under the Business Corporations Act (British Columbia) (the “BCBCA”), the Registrant may indemnify a present or former director or officer of the Registrant or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Registrant or other entity. The Registrant may not indemnify such an individual unless the individual acted honestly and in good faith with a view to the best interests of the Registrant, or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Registrant’s request and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. With approval of a court and subject to the sentence above, the Registrant may indemnify such individuals in respect of an action by or on behalf of the Registrant or other entity to procure a judgment in its favor, to which the individual is made a party because of the individual’s association with the Registrant or other entity as described above. The Registrant may advance moneys to an individual described above for the costs, charges and expenses of a proceeding described above; however, the individual shall repay the moneys if the individual does not fulfill the conditions set out above in the second sentence under this heading. The aforementioned individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual’s association with the Registrant or other entity as described above if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual described above ought to have done provided the individual fulfills the conditions set out above in the second sentence under this heading.

The articles of the Registrant provide that, subject to the BCBCA, the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of this indemnity. In addition, the articles of the Registrant provide that, subject to any restrictions in the BCBCA, the Registrant may indemnify any person. Furthermore, The Registrant may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (1) is or was a director, alternate director, officer, employee or agent of the Registrant; (2) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Registrant; (3) at the request of the Registrant, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; (4) at the request of the Registrant, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity; against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

EXHIBITS

Exhibit Number	Description
4.1*	The Annual Information Form of the Company for the financial year ended December 31, 2020, dated June 28, 2021.

4.2*	The audited consolidated financial statements of the Company for the years ended December 31, 2020 and December 31, 2019, together with the notes thereto and the auditor’s report thereon.

4.3*	Management’s discussion and analysis of the financial condition and results of operations of the Company for the financial year ended December 31, 2020.

4.4*	The condensed consolidated interim financial statements of the Company for the three months ended March 31, 2021.

4.5*	Management’s discussion and analysis of the financial condition and results of operations of the Company for the three months ended March 31, 2021.

4.6*	The management information circular of the Company dated May 10, 2021 with respect to the annual general meeting of shareholders held on June 23, 2021.

5.1*	Consent of Dale Matheson Carr-Hilton Labonte LLP.

6.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*       Filed herewith.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process

(a) At the time of filing this Form F-10, the Registrant shall file with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant or the trustee shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of the relevant registration statement.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bowen Island, Country of Canada on July 21, 2021.

DRAGANFLY INC.

By:	/s/ Cameron Chell
Name: Cameron Chell
Title: Chief Executive Officer

POWER OF ATTORNEY

 Each person whose signature appears below constitutes and appoints Cameron Chell and Paul Sun, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments to this Registration Statement, and any related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

 This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cameron Chell	Chief Executive Officer and Director	July 21, 2021
Cameron Chell	(principal executive officer)

/s/ Paul Sun	Chief Financial Officer	July 21, 2021
Paul Sun	(principal financial and accounting officer)

/s/ Olen Aasen	Director	July 21, 2021
Olen Aasen

/s/ Andrew Hill Card, Jr.	Director	July 21, 2021
Andrew Hill Card, Jr.

/s/ Justin Hannewyk	Director	July 21, 2021
Justin Hannewyk

/s/ Scott Larson	Director	July 21, 2021
Scott Larson

/s/ John M. Mitnick	Director	July 21, 2021
John M. Mitnick

/s/ Denis Silva	Director	July 21, 2021
Denis Silva

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Draganfly Inc. in the United States, on July 21, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director